Form 10-K, Exhibit 13
period 2010-12-31
MORGAN STANLEY SMITH BARNEY SPECTRUM GLOBAL BALANCED LP
filed 2011-03-28
CIK 925266

                                   MORGAN STANLEY SMITH BARNEY
                                   SPECTRUM SERIES


                                   December 31, 2010
                                   Annual Report

    [LOGO]

TO THE LIMITED PARTNERS OF:

MORGAN STANLEY SMITH BARNEY SPECTRUM CURRENCY L.P.
MORGAN STANLEY SMITH BARNEY SPECTRUM GLOBAL BALANCED L.P.
MORGAN STANLEY SMITH BARNEY SPECTRUM SELECT L.P.
MORGAN STANLEY SMITH BARNEY SPECTRUM STRATEGIC L.P.
MORGAN STANLEY SMITH BARNEY SPECTRUM TECHNICAL L.P.

  To the best of the knowledge and belief of the undersigned, the information contained herein is accurate and complete.

By: /s/ Walter Davis

Walter Davis
President and Director
Ceres Managed Futures LLC,
General Partner of
Morgan Stanley Smith Barney Spectrum Currency L.P.
Morgan Stanley Smith Barney Spectrum Global Balanced L.P.
Morgan Stanley Smith Barney Spectrum Select L.P.
Morgan Stanley Smith Barney Spectrum Strategic L.P.
Morgan Stanley Smith Barney Spectrum Technical L.P.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

MANAGEMENT'S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

  Ceres Managed Futures LLC ("Ceres"), formerly Demeter Management LLC, the general partner of Morgan Stanley Smith Barney Spectrum Currency L.P., Morgan Stanley Smith Barney Spectrum Global Balanced L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P., and Morgan Stanley Smith Barney Spectrum Technical L.P. (individually, a "Partnership", or collectively, the "Partnerships"), is responsible for the management of the Partnerships.

  Management of Ceres ("Management") is responsible for establishing and maintaining adequate internal control over financial reporting. The internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

  The Partnerships' internal control over financial reporting includes those policies and procedures that:

.. Pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Partnerships;

.. Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that the Partnerships' transactions are being made only in accordance with authorizations of Management and directors of Ceres; and

.. Provide reasonable assurance regarding prevention or timely detection and correction of unauthorized acquisition, use or disposition of the Partnerships' assets that could have a material effect on the financial statements.

  Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

  Management assessed the effectiveness of each Partnership's internal control over financial reporting as of December 31, 2010. In making this assessment, Management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in INTERNAL CONTROL--INTEGRATED FRAMEWORK. Based on our assessment and those criteria, Management believes that each Partnership maintained effective internal control over financial reporting as of December 31, 2010.

/s/ Walter Davis
Walter Davis
President and Director
Ceres Managed Futures LLC

/s/ Jennifer Magro
Jennifer Magro
Chief Financial Officer
Ceres Managed Futures LLC

New York, New York
March 28, 2011

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Limited Partners and the General Partner of Morgan Stanley Smith Barney Spectrum Currency L.P., Morgan Stanley Smith Barney Spectrum Global Balanced L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P., and Morgan Stanley Smith Barney Spectrum Technical L.P. :

  We have audited the accompanying statements of financial condition of Morgan Stanley Smith Barney Spectrum Currency L.P., Morgan Stanley Smith Barney Spectrum Global Balanced L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P., and Morgan Stanley Smith Barney Spectrum Technical L.P. (collectively, the "Partnerships"), including the condensed schedules of investments, as of December 31, 2010 and 2009, and the related statements of operations and changes in partners' capital for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnerships are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnerships' internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements present fairly, in all material respects, the financial position of Morgan Stanley Smith Barney Spectrum Currency L.P., Morgan Stanley Smith Barney Spectrum Global Balanced L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P., and Morgan Stanley Smith Barney Spectrum Technical L.P. as of December 31, 2010 and 2009, and the results of their operations and changes in their partners' capital for each of the three years in the period ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
New York, New York
March 28, 2011

MORGAN STANLEY SMITH BARNEY SPECTRUM CURRENCY L.P.

STATEMENTS OF FINANCIAL CONDITION

                                                                               DECEMBER 31,
                                                                        -------------------------
                                                                            2010            2009
                                                                        ------------    ------------
                                                                             $               $
                                             ASSETS
Trading Equity:
 Unrestricted cash                                                        47,835,799      61,087,188
 Restricted cash                                                              88,858         620,523
                                                                        ------------    ------------
   Total Cash                                                             47,924,657      61,707,711
                                                                        ------------    ------------
 Net unrealized gain/(loss) on open contracts (MS&Co.)                     1,118,436        (462,626)
 Options purchased (premiums paid $2,240 and $1,442, respectively)             4,459             121
                                                                        ------------    ------------
   Total Trading Equity                                                   49,047,552      61,245,206
Interest receivable (MSSB & MS&Co.)                                            3,168             853
                                                                        ------------    ------------
   Total Assets                                                           49,050,720      61,246,059
                                                                        ============    ============

                                LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                                          765,167         491,924
Accrued brokerage fees (MS&Co.)                                              183,824         239,572
Accrued management fees                                                       79,923         104,162
                                                                        ------------    ------------
   Total Liabilities                                                       1,028,914         835,658
                                                                        ------------    ------------
PARTNERS' CAPITAL
Limited Partners (4,966,477.604 and 5,963,360.859 Units, respectively)    47,504,374      59,798,213
General Partner (54,096.343 and 61,050.343 Units, respectively)              517,432         612,188
                                                                        ------------    ------------
   Total Partners' Capital                                                48,021,806      60,410,401
                                                                        ------------    ------------
   Total Liabilities and Partners' Capital                                49,050,720      61,246,059
                                                                        ============    ============
NET ASSET VALUE PER UNIT                                                        9.57           10.03
                                                                        ============    ============

STATEMENTS OF OPERATIONS

                                                    FOR THE YEARS ENDED DECEMBER 31,
                                              -------------------------------------------
                                                  2010             2009             2008
                                              -------------    -------------    -------------
                                                    $                $                $
INVESTMENT INCOME
 Interest income (MSSB & MS&Co.)                     48,130           59,638        1,120,873
                                              -------------    -------------    -------------

EXPENSES
 Brokerage fees (MS&Co.)                          2,485,116        3,288,790        4,550,496
 Management fees                                  1,080,486        1,429,909        1,978,477
 Incentive fee                                      --               --               355,472
                                              -------------    -------------    -------------
   Total Expenses                                 3,565,602        4,718,699        6,884,445
                                              -------------    -------------    -------------

NET INVESTMENT LOSS                              (3,517,472)      (4,659,061)      (5,763,572)
                                              -------------    -------------    -------------

TRADING RESULTS
Trading profit (loss):
 Realized                                          (745,965)      (2,992,672)      17,155,471
 Net change in unrealized                         1,584,602          (39,091)       1,139,401
                                              -------------    -------------    -------------
   Total Trading Results                            838,637       (3,031,763)      18,294,872
                                              -------------    -------------    -------------

NET INCOME (LOSS)                                (2,678,835)      (7,690,824)      12,531,300
                                              =============    =============    =============

NET INCOME (LOSS) ALLOCATION
Limited Partners                                 (2,651,894)      (7,613,304)      12,396,509
General Partner                                     (26,941)         (77,520)         134,791

NET INCOME (LOSS) PER UNIT*
Limited Partners                                      (0.46)           (1.13)            1.32
General Partner                                       (0.46)           (1.13)            1.32

                                                  UNITS            UNITS            UNITS
                                              -------------    -------------    -------------
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING  5,569,769.759    6,709,462.987    9,457,649.181

* Based on change in Net Asset Value per Unit.

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM GLOBAL BALANCED L.P.

STATEMENTS OF FINANCIAL CONDITION

                                                                              DECEMBER 31,
                                                                        ------------------------
                                                                            2010          2009
                                                                        -----------    -----------
                                                                             $             $
                                            ASSETS
Trading Equity:
 Unrestricted cash                                                       16,507,962     17,741,979
 Restricted cash                                                          1,670,616        950,387
                                                                        -----------    -----------
   Total Cash                                                            18,178,578     18,692,366
                                                                        -----------    -----------
 Net unrealized gain on open contracts (MS&Co.)                           1,625,744      1,347,276
 Net unrealized gain (loss) on open contracts (MSIP)                        (68,187)        23,422
                                                                        -----------    -----------
   Total net unrealized gain on open contracts                            1,557,557      1,370,698
                                                                        -----------    -----------
 Options purchased (premiums paid $1,356 and $1,034, respectively)            2,701             87
                                                                        -----------    -----------
   Total Trading Equity                                                  19,738,836     20,063,151
Interest receivable (MSSB & MS&Co.)                                           1,592            351
                                                                        -----------    -----------
   Total Assets                                                          19,740,428     20,063,502
                                                                        ===========    ===========

                               LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                                         202,690        149,623
Accrued brokerage fees (MS&Co.)                                              73,533         78,937
Accrued management fees                                                      23,698         25,592
                                                                        -----------    -----------
   Total Liabilities                                                        299,921        254,152
                                                                        -----------    -----------
PARTNERS' CAPITAL
Limited Partners (1,123,253.035 and 1,287,159.251 Units, respectively)   19,232,434     19,608,456
General Partner (12,152.331 and 13,187.331 Units, respectively)             208,073        200,894
                                                                        -----------    -----------
   Total Partners' Capital                                               19,440,507     19,809,350
                                                                        -----------    -----------
   Total Liabilities and Partners' Capital                               19,740,428     20,063,502
                                                                        ===========    ===========
NET ASSET VALUE PER UNIT                                                      17.12          15.23
                                                                        ===========    ===========

STATEMENTS OF OPERATIONS

                                                    FOR THE YEARS ENDED DECEMBER 31,
                                              -------------------------------------------
                                                  2010           2009           2008
                                              -------------  -------------  -------------
                                                    $              $              $
INVESTMENT INCOME
 Interest income (MSSB & MS&Co.)                     22,423         25,062        445,255
                                              -------------  -------------  -------------

EXPENSES
 Brokerage fees (MS&Co.)                            905,997      1,104,183      1,449,871
 Management fees                                    295,068        360,248        497,142
 Incentive fee                                      --             --             789,211
                                              -------------  -------------  -------------
   Total Expenses                                 1,201,065      1,464,431      2,736,224
                                              -------------  -------------  -------------

NET INVESTMENT LOSS                              (1,178,642)    (1,439,369)    (2,290,969)
                                              -------------  -------------  -------------

TRADING RESULTS
Trading profit (loss):
 Realized                                         3,283,491       (451,631)     3,668,920
 Net change in unrealized                           189,151     (1,539,636)     1,960,397
 Proceeds from Litigation                            29,602        --             --
                                              -------------  -------------  -------------
   Total Trading Results                          3,502,244     (1,991,267)     5,629,317
                                              -------------  -------------  -------------

NET INCOME (LOSS)                                 2,323,602     (3,430,636)     3,338,348
                                              =============  =============  =============

NET INCOME (LOSS) ALLOCATION
Limited Partners                                  2,299,999     (3,396,166)     3,300,034
General Partner                                      23,603        (34,470)        38,314

NET INCOME (LOSS) PER UNIT*
Limited Partners                                       1.89          (2.27)          1.87
General Partner                                        1.89          (2.27)          1.87

                                                  UNITS          UNITS          UNITS
                                              -------------  -------------  -------------
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING  1,234,612.751  1,465,622.529  2,018,745.064

* Based on change in Net Asset Value per Unit.

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM SELECT L.P.

STATEMENTS OF FINANCIAL CONDITION

                                                                               DECEMBER 31,
                                                                          -----------------------
                                                                             2010        2009
                                                                          ----------- -----------
                                                                              $           $
                                             ASSETS
Trading Equity:
 Unrestricted cash                                                        362,360,920 422,998,843
 Restricted cash                                                           39,088,853  36,820,470
                                                                          ----------- -----------
   Total Cash                                                             401,449,773 459,819,313
                                                                          ----------- -----------
 Net unrealized gain on open contracts (MS&Co.)                            19,046,952   6,347,652
 Net unrealized gain on open contracts (MSIP)                                 756,215   5,667,649
                                                                          ----------- -----------
   Total net unrealized gain on open contracts                             19,803,167  12,015,301
                                                                          ----------- -----------
   Total Trading Equity                                                   421,252,940 471,834,614
Interest receivable (MSSB & MS&Co.)                                            26,871       6,511
                                                                          ----------- -----------
   Total Assets                                                           421,279,811 471,841,125
                                                                          =========== ===========
                               LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                                         7,999,594   3,843,227
Accrued brokerage fees (MS&Co.)                                             1,972,489   2,423,620
Accrued incentive fee                                                       1,305,062     --
Accrued management fees                                                       751,806     929,231
                                                                          ----------- -----------
   Total Liabilities                                                       12,028,951   7,196,078
                                                                          ----------- -----------
PARTNERS' CAPITAL
Limited Partners (10,646,418.942 and 12,116,838.706 Units, respectively)  404,921,242 459,902,047
General Partner (113,836.769 and 124,961.769 Units, respectively)           4,329,618   4,743,000
                                                                          ----------- -----------
   Total Partners' Capital                                                409,250,860 464,645,047
                                                                          ----------- -----------
   Total Liabilities and Partners' Capital                                421,279,811 471,841,125
                                                                          =========== ===========
NET ASSET VALUE PER UNIT                                                        38.03       37.96
                                                                          =========== ===========

STATEMENTS OF OPERATIONS

                                                     FOR THE YEARS ENDED DECEMBER 31,
                                              ----------------------------------------------
                                                   2010            2009            2008
                                              --------------  --------------  --------------
                                                     $               $               $
INVESTMENT INCOME
 Interest income (MSSB & MS&Co.)                     371,072         416,522       6,206,206
                                              --------------  --------------  --------------

EXPENSES
 Brokerage fees (MS&Co.)                          24,726,203      30,514,021      34,013,929
 Management fees                                   9,509,245      11,648,733      13,376,153
 Incentive fees                                    2,487,064         822,023      17,391,827
                                              --------------  --------------  --------------
   Total Expenses                                 36,722,512      42,984,777      64,781,909
                                              --------------  --------------  --------------

NET INVESTMENT LOSS                              (36,351,440)    (42,568,255)    (58,575,703)
                                              --------------  --------------  --------------

TRADING RESULTS
Trading profit (loss):
 Realized                                         25,513,507      16,042,877     195,783,856
 Net change in unrealized                          7,787,866     (14,030,463)     16,436,714
 Proceeds from Litigation                            337,120        --              --
                                              --------------  --------------  --------------
   Total Trading Results                          33,638,493       2,012,414     212,220,570
                                              --------------  --------------  --------------

NET INCOME (LOSS)                                 (2,712,947)    (40,555,841)    153,644,867
                                              ==============  ==============  ==============

NET INCOME (LOSS) ALLOCATION
Limited Partners                                  (2,687,785)    (40,147,610)    151,981,698
General Partner                                      (25,162)       (408,231)      1,663,169

NET INCOME (LOSS) PER UNIT*
Limited Partners                                        0.07           (2.84)           9.56
General Partner                                         0.07           (2.84)           9.56

                                                   UNITS           UNITS           UNITS
                                              --------------  --------------  --------------
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING  11,625,750.592  13,212,818.036  15,802,082.028

* Based on change in Net Asset Value per Unit.

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM STRATEGIC L.P.

STATEMENTS OF FINANCIAL CONDITION

                                                                                 DECEMBER 31,
                                                                           -----------------------
                                                                              2010         2009
                                                                           ----------- -----------
                                                                               $            $
                                              ASSETS
Investment in BHM I, LLC (cost $22,166,858 and $58,545,568, respectively)   89,755,278 109,611,896
                                                                           ----------- -----------
Trading Equity:
 Unrestricted cash                                                          77,030,039  71,151,586
 Restricted cash                                                             9,784,572   1,546,618
                                                                           ----------- -----------
   Total Cash                                                               86,814,611  72,698,204
                                                                           ----------- -----------
 Net unrealized gain (loss) on open contracts (MS&Co.)                       5,754,543    (651,964)
 Net unrealized gain on open contracts (MSIP)                                1,223,220     415,967
                                                                           ----------- -----------
   Total net unrealized gain (loss) on open contracts                        6,977,763    (235,997)
                                                                           ----------- -----------
 Options purchased (premiums paid $0 and $4,010,926, respectively)             --        3,483,054
                                                                           ----------- -----------
   Total Trading Equity                                                    183,547,652 185,557,157
Receivable from Investment in BHM I, LLC                                     1,828,119   2,950,173
Interest receivable (MSSB & MS&Co.)                                             11,589       2,470
                                                                           ----------- -----------
   Total Assets                                                            185,387,360 188,509,800
                                                                           =========== ===========

                                LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                                          3,309,081   1,547,780
Accrued incentive fees                                                       1,386,865   1,411,766
Accrued brokerage fees (MS&Co.)                                                814,385     880,164
Accrued management fees                                                        366,473     421,690
Options written (premiums received $0 and $4,597,583, respectively)            --        3,985,295
                                                                           ----------- -----------
   Total Liabilities                                                         5,876,804   8,246,695
                                                                           ----------- -----------
PARTNERS' CAPITAL
Limited Partners (8,263,198.237 and 9,328,321.804 Units, respectively)     177,594,148 178,420,459
General Partner (89,167.692 and 96,338.692 Units, respectively)              1,916,408   1,842,646
                                                                           ----------- -----------
   Total Partners' Capital                                                 179,510,556 180,263,105
                                                                           ----------- -----------
   Total Liabilities and Partners' Capital                                 185,387,360 188,509,800
                                                                           =========== ===========
NET ASSET VALUE PER UNIT                                                         21.49       19.13
                                                                           =========== ===========

STATEMENTS OF OPERATIONS

                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                      ---------------------------------------------
                                                          2010            2009              2008
                                                      -------------  --------------    --------------
                                                            $               $                 $
INVESTMENT INCOME
 Interest income (MSSB & MS&Co.)                            147,814         149,472         2,333,858
                                                      -------------  --------------    --------------

EXPENSES
 Brokerage fees (MS&Co.)                                  9,956,090      11,170,576        12,935,032
 Management fees                                          4,589,666       5,321,165         5,908,748
 Incentive fees                                           3,117,691       1,783,508         3,578,609
                                                      -------------  --------------    --------------
   Total Expenses                                        17,663,447      18,275,249        22,422,389
                                                      -------------  --------------    --------------

NET INVESTMENT LOSS                                     (17,515,633)    (18,125,777)      (20,088,531)
                                                      -------------  --------------    --------------
TRADING RESULTS
Trading profit (loss):
 Realized                                                11,512,792     (15,530,111)       10,690,368
 Net change in unrealized                                 7,129,344      (1,945,071)        3,575,155
 Realized gain on investment in BHM I, LLC                1,679,125       1,148,140           966,654
 Unrealized appreciation on investment in BHM I, LLC     16,522,092      36,225,357        14,840,971
 Proceeds from Litigation                                   220,755        --                --
                                                      -------------  --------------    --------------
   Total Trading Results                                 37,064,108      19,898,315        30,073,148
                                                      -------------  --------------    --------------
NET INCOME                                               19,548,475       1,772,538         9,984,617
                                                      =============  ==============    ==============
NET INCOME ALLOCATION
Limited Partners                                         19,344,514       1,752,399         9,880,297
General Partner                                             203,961          20,139           104,320
NET INCOME PER UNIT*
Limited Partners                                               2.36            0.31              0.81
General Partner                                                2.36            0.31              0.81

                                                          UNITS           UNITS             UNITS
                                                      -------------  --------------    --------------
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING          8,988,248.355  10,166,429.664    11,773,848.462

* Based on change in Net Asset Value per Unit.

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM TECHNICAL L.P.

STATEMENTS OF FINANCIAL CONDITION

                                                                                DECEMBER 31,
                                                                          ------------------------
                                                                             2010         2009
                                                                          ----------- ------------
                                                                              $            $
                                             ASSETS
Trading Equity:
 Unrestricted cash                                                        309,023,347  337,112,125
 Restricted cash                                                           22,476,248   38,759,401
                                                                          ----------- ------------
   Total Cash                                                             331,499,595  375,871,526
                                                                          ----------- ------------
 Net unrealized gain on open contracts (MS&Co.)                            19,487,234    8,183,798
 Net unrealized gain on open contracts (MSIP)                               1,107,988    2,511,873
                                                                          ----------- ------------
   Total net unrealized gain on open contracts                             20,595,222   10,695,671
                                                                          ----------- ------------

 Options purchased (premiums paid $231,217 and $192,906, respectively)        314,450      185,397
                                                                          ----------- ------------
   Total Trading Equity                                                   352,409,267  386,752,594
Interest receivable (MSSB & MS&Co.)                                            22,413        5,334
                                                                          ----------- ------------
   Total Assets                                                           352,431,680  386,757,928
                                                                          =========== ============
                                LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                                         6,788,911    3,332,464
Accrued brokerage fees (MS&Co.)                                             1,637,276    1,955,857
Accrued management fees                                                       602,381      586,118
Options written (premiums received $56,970 and $67,908, respectively)         147,085       55,219
                                                                          ----------- ------------
   Total Liabilities                                                        9,175,653    5,929,658
                                                                          ----------- ------------
PARTNERS' CAPITAL
Limited Partners (15,924,830.135 and 18,367,153.109 Units, respectively)  339,644,475  376,999,886
General Partner (169,334.001 and 186,516.001 Units, respectively)           3,611,552    3,828,384
                                                                          ----------- ------------
   Total Partners' Capital                                                343,256,027  380,828,270
                                                                          ----------- ------------
   Total Liabilities and Partners' Capital                                352,431,680  386,757,928
                                                                          =========== ============
NET ASSET VALUE PER UNIT                                                        21.33        20.53
                                                                          =========== ============

STATEMENTS OF OPERATIONS

                                                     FOR THE YEARS ENDED DECEMBER 31,
                                              ----------------------------------------------
                                                   2010            2009              2008
                                              --------------  --------------    --------------
                                                     $               $                 $
INVESTMENT INCOME
 Interest income (MSSB & MS&Co.)                     314,509         354,698         6,519,455
                                              --------------  --------------    --------------

EXPENSES
 Brokerage fees (MS&Co.)                          20,908,735      25,764,849        34,167,890
 Management fees                                   7,663,963       9,505,272        12,727,391
 Incentive fees                                     --               184,642        11,646,915
                                              --------------  --------------    --------------
   Total Expenses                                 28,572,698      35,454,763        58,542,196
  Management fee waived                              (80,743)       (409,373)         --
                                              --------------  --------------    --------------
   Net Expenses                                   28,491,955      35,045,390        58,542,196
                                              --------------  --------------    --------------

NET INVESTMENT LOSS                              (28,177,446)    (34,690,692)      (52,022,741)
                                              --------------  --------------    --------------

TRADING RESULTS
Trading profit (loss):
 Realized                                         29,840,644      (5,718,953)      114,853,874
 Net change in unrealized                          9,887,489      (6,062,972)        5,557,697
 Proceeds from Litigation                            164,828        --                --
                                              --------------  --------------    --------------
   Total Trading Results                          39,892,961     (11,781,925)      120,411,571
                                              --------------  --------------    --------------

NET INCOME (LOSS)                                 11,715,515     (46,472,617)       68,388,830
                                              ==============  ==============    ==============

NET INCOME (LOSS) ALLOCATION
Limited Partners                                  11,593,566     (46,005,221)       67,638,716
General Partner                                      121,949        (467,396)          750,114

NET INCOME (LOSS) PER UNIT*
Limited Partners                                        0.80           (2.23)             2.54
General Partner                                         0.80           (2.23)             2.54

                                                   UNITS           UNITS             UNITS
                                              --------------  --------------    --------------
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING  17,523,345.833  20,187,874.856    26,059,402.181

* Based on change in Net Asset Value per Unit.

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM CURRENCY L.P.

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

FOR THE YEARS ENDED DECEMBER 31, 2010, 2009, AND 2008

                                         UNITS OF
                                        PARTNERSHIP     LIMITED     GENERAL
                                         INTEREST       PARTNERS    PARTNER      TOTAL
                                      --------------  -----------  ---------  -----------
                                                           $           $           $
Partners' Capital, December 31, 2007  10,912,868.181  106,178,308  1,149,436  107,327,744
Offering of Units                        442,658.625    4,701,294      --       4,701,294
Net income                                  --         12,396,509    134,791   12,531,300
Redemptions                           (3,432,372.833) (35,742,503)  (394,697) (36,137,200)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2008   7,923,153.973   87,533,608    889,530   88,423,138
Net loss                                    --         (7,613,304)   (77,520)  (7,690,824)
Redemptions                           (1,898,742.771) (20,122,091)  (199,822) (20,321,913)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2009   6,024,411.202   59,798,213    612,188   60,410,401
Net loss                                    --         (2,651,894)   (26,941)  (2,678,835)
Redemptions                           (1,003,837.255)  (9,641,945)   (67,815)  (9,709,760)
                                      --------------  -----------  ---------  -----------
Partner's Capital, December 31, 2010   5,020,573.947   47,504,374    517,432   48,021,806
                                      ==============  ===========  =========  ===========

MORGAN STANLEY SMITH BARNEY SPECTRUM GLOBAL BALANCED L.P.

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

FOR THE YEARS ENDED DECEMBER 31, 2010, 2009, AND 2008

                                        UNITS OF
                                       PARTNERSHIP    LIMITED     GENERAL
                                        INTEREST      PARTNERS    PARTNER     TOTAL
                                      -------------  ----------  --------  ----------
                                                         $           $          $
Partners' Capital, December 31, 2007  2,233,776.000  34,537,771   373,739  34,911,510
Offering of Units                       130,955.133   2,053,979     --      2,053,979
Net income                                  --        3,300,034    38,314   3,338,348
Redemptions                            (629,179.627) (9,819,883) (106,479) (9,926,362)
                                      -------------  ----------  --------  ----------
Partners' Capital, December 31, 2008  1,735,551.506  30,071,901   305,574  30,377,475
Net loss                                    --       (3,396,166)  (34,470) (3,430,636)
Redemptions                            (435,204.924) (7,067,279)  (70,210) (7,137,489)
                                      -------------  ----------  --------  ----------
Partners' Capital, December 31, 2009  1,300,346.582  19,608,456   200,894  19,809,350
Net income                                  --        2,299,999    23,603   2,323,602
Redemptions                            (164,941.216) (2,676,021)  (16,424) (2,692,445)
                                      -------------  ----------  --------  ----------
Partner's Capital, December 31, 2010  1,135,405.366  19,232,434   208,073  19,440,507
                                      =============  ==========  ========  ==========

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM SELECT L.P.

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

FOR THE YEARS ENDED DECEMBER 31, 2010, 2009, AND 2008

                                         UNITS OF
                                        PARTNERSHIP     LIMITED       GENERAL
                                         INTEREST       PARTNERS      PARTNER       TOTAL
                                      --------------  ------------  ----------  ------------
                                                           $             $            $
Partners' Capital, December 31, 2007  16,744,490.009   517,496,723   5,681,832   523,178,555
Offering of Units                      2,122,702.631    78,579,397      --        78,579,397
Net income                                  --         151,981,698   1,663,169   153,644,867
Redemptions                           (4,017,154.564) (148,266,898) (1,251,543) (149,518,441)
                                      --------------  ------------  ----------  ------------
Partners' Capital, December 31, 2008  14,850,038.076   599,790,920   6,093,458   605,884,378
Net loss                                    --         (40,147,610)   (408,231)  (40,555,841)
Redemptions                           (2,608,237.601)  (99,741,263)   (942,227) (100,683,490)
                                      --------------  ------------  ----------  ------------
Partners' Capital, December 31, 2009  12,241,800.475   459,902,047   4,743,000   464,645,047
Net loss                                    --          (2,687,785)    (25,162)   (2,712,947)
Redemptions                           (1,481,544.764)  (52,293,020)   (388,220)  (52,681,240)
                                      --------------  ------------  ----------  ------------
Partners' Capital, December 31, 2010  10,760,255.711   404,921,242   4,329,618   409,250,860
                                      ==============  ============  ==========  ============

MORGAN STANLEY SMITH BARNEY SPECTRUM STRATEGIC L.P.

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

FOR THE YEARS ENDED DECEMBER 31, 2010, 2009, AND 2008

                                         UNITS OF
                                        PARTNERSHIP     LIMITED     GENERAL
                                         INTEREST       PARTNERS    PARTNER      TOTAL
                                      --------------  -----------  ---------  -----------
                                                           $           $           $
Partners' Capital, December 31, 2007  11,969,437.368  213,167,590  2,360,471  215,528,061
Offering of Units                      2,162,673.125   39,440,651      --      39,440,651
Net income                                  --          9,880,297    104,320    9,984,617
Redemptions                           (2,718,236.809) (49,792,041)  (304,344) (50,096,385)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2008  11,413,873.684  212,696,497  2,160,447  214,856,944
Net income                                  --          1,752,399     20,139    1,772,538
Redemptions                           (1,989,213.188) (36,028,437)  (337,940) (36,366,377)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2009   9,424,660.496  178,420,459  1,842,646  180,263,105
Net income                                  --         19,344,514    203,961   19,548,475
Redemptions                           (1,072,294.567) (20,170,825)  (130,199) (20,301,024)
                                      --------------  -----------  ---------  -----------
Partners' Capital, December 31, 2010   8,352,365.929  177,594,148  1,916,408  179,510,556
                                      ==============  ===========  =========  ===========

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM TECHNICAL L.P.

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

FOR THE YEARS ENDED DECEMBER 31, 2010, 2009, AND 2008

                                         UNITS OF
                                        PARTNERSHIP     LIMITED       GENERAL
                                         INTEREST       PARTNERS      PARTNER       TOTAL
                                      --------------  ------------  ----------  ------------
                                                           $             $            $
Partners' Capital, December 31, 2007  28,624,023.855   572,620,026   6,279,632   578,899,658
Offering of Units                      2,124,231.354    46,288,957      --        46,288,957
Net income                                  --          67,638,716     750,114    68,388,830
Redemptions                           (7,860,779.728) (170,977,587) (1,790,311) (172,767,898)
                                      --------------  ------------  ----------  ------------
Partners' Capital, December 31, 2008  22,887,475.481   515,570,112   5,239,435   520,809,547
Net loss                                    --         (46,005,221)   (467,396)  (46,472,617)
Redemptions                           (4,333,806.371)  (92,565,005)   (943,655)  (93,508,660)
                                      --------------  ------------  ----------  ------------
Partners' Capital, December 31, 2009  18,553,669.110   376,999,886   3,828,384   380,828,270
Net income                                  --          11,593,566     121,949    11,715,515
Redemptions                           (2,459,504.974)  (48,948,977)   (338,781)  (49,287,758)
                                      --------------  ------------  ----------  ------------
Partners' Capital, December 31, 2010  16,094,164.136   339,644,475   3,611,552   343,256,027
                                      ==============  ============  ==========  ============

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM CURRENCY L.P.

CONDENSED SCHEDULES OF INVESTMENTS

DECEMBER 31, 2010 AND 2009

                                                 LONG UNREALIZED PERCENTAGE OF SHORT UNREALIZED PERCENTAGE OF NET UNREALIZED
FUTURES AND FORWARD CONTRACTS:                        GAIN        NET ASSETS         LOSS        NET ASSETS        GAIN
------------------------------                   --------------- ------------- ---------------- ------------- --------------
2010 PARTNERSHIP PARTNERS' CAPITAL: $48,021,806         $              %              $               %             $
Foreign currency                                    1,089,617        2.27          (79,464)         (0.17)      1,010,153
                                                    ---------        ----          -------          -----       ---------
  Grand Total:                                      1,089,617        2.27          (79,464)         (0.17)      1,010,153
                                                    =========        ====          =======          =====
  Unrealized Currency Gain                                                                           0.23         108,283
                                                                                                    =====       ---------
  Total Net Unrealized Gain on Open Contracts                                                                   1,118,436
                                                                                                                =========

OPTION CONTRACTS                                   FAIR VALUE      % OF NAV
----------------                                 --------------- -------------
                                                        $              %
Options purchased on Futures Contacts                  --             --
Options purchased on Forward Contracts                4,459          0.01
Options written on Futures Contracts                   --             --
Options written on Forward Contracts                   --             --


  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM CURRENCY L.P.

CONDENSED SCHEDULES OF INVESTMENTS

DECEMBER 31, 2010 AND 2009 (CONTINUED)

                                                 LONG UNREALIZED PERCENTAGE OF SHORT UNREALIZED PERCENTAGE OF NET UNREALIZED
FUTURES AND FORWARD CONTRACTS:                        LOSS        NET ASSETS         LOSS        NET ASSETS    GAIN/(LOSS)
------------------------------                   --------------- ------------- ---------------- ------------- --------------
2009 PARTNERSHIP PARTNERS' CAPITAL: $60,410,401         $              %              $               %             $
Foreign currency                                    (349,025)        (0.58)        (191,918)        (0.32)       (540,943)
                                                    --------         -----         --------         -----        --------
  Grand Total:                                      (349,025)        (0.58)        (191,918)        (0.32)       (540,943)
                                                    ========         =====         ========         =====
  Unrealized Currency Gain                                                                           0.13          78,317
                                                                                                    =====        --------
  Total Net Unrealized Loss on Open Contracts                                                                    (462,626)
                                                                                                                 ========

OPTION CONTRACTS                                   FAIR VALUE      % OF NAV
----------------                                 --------------- -------------
                                                        $              %
Options purchased on Futures Contacts                  --              --
Options purchased on Forward Contracts                 121             --
Options written on Futures Contracts                   --              --
Options written on Forward Contracts                   --              --

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM GLOBAL BALANCED L.P.

CONDENSED SCHEDULES OF INVESTMENTS

DECEMBER 31, 2010 AND 2009

                                                 LONG UNREALIZED PERCENTAGE OF SHORT UNREALIZED PERCENTAGE OF NET UNREALIZED
FUTURES AND FORWARD CONTRACTS:                        GAIN        NET ASSETS     GAIN/(LOSS)     NET ASSETS        GAIN
------------------------------                   --------------- ------------- ---------------- ------------- --------------
2010 PARTNERSHIP PARTNERS' CAPITAL: $19,440,507         $              %              $               %             $
Commodity                                            497,614         2.56          (280,791)        (1.45)        216,823
Equity                                                 3,491         0.02             4,962          0.03           8,453
Foreign currency                                     171,443         0.88           182,777          0.94         354,220
Interest rate                                         47,762         0.25          (27,407)         (0.14)         20,355
                                                     -------         ----          --------         -----       ---------
  Grand Total:                                       720,310         3.71          (120,459)        (0.62)        599,851
                                                     =======         ====          ========         =====
  Unrealized Currency Gain                                                                           4.92         957,706
                                                                                                    =====       ---------
  Total Net Unrealized Gain on Open Contracts                                                                   1,557,557
                                                                                                                =========

OPTION CONTRACTS                                   FAIR VALUE      % OF NAV
----------------                                 --------------- -------------
                                                        $              %
Options purchased on Futures Contacts                  --             --
Options purchased on Forward Contracts                2,701          0.01
Options written on Futures Contracts                   --             --
Options written on Forward Contracts                   --             --


  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM GLOBAL BALANCED L.P.

CONDENSED SCHEDULES OF INVESTMENTS

DECEMBER 31, 2010 AND 2009 (CONTINUED)

                                                 LONG UNREALIZED PERCENTAGE OF SHORT UNREALIZED PERCENTAGE OF NET UNREALIZED
FUTURES AND FORWARD CONTRACTS:                        GAIN        NET ASSETS     GAIN/(LOSS)     NET ASSETS        GAIN
------------------------------                   --------------- ------------- ---------------- ------------- --------------
2009 PARTNERSHIP PARTNERS' CAPITAL: $19,809,350         $              %              $               %             $
Commodity                                            186,850         0.94          (53,915)         (0.27)        132,935
Equity                                                82,036         0.41             (961)           --           81,075
Foreign currency                                      19,583         0.10           26,941           0.14          46,524
Interest rate                                         90,053         0.45           13,882           0.07         103,935
                                                     -------         ----          -------          -----       ---------
  Grand Total:                                       378,522         1.90          (14,053)         (0.06)        364,469
                                                     =======         ====          =======          =====
  Unrealized Currency Gain                                                                           5.08       1,006,229
                                                                                                    =====       ---------
  Total Net Unrealized Gain on Open Contracts                                                                   1,370,698
                                                                                                                =========

OPTION CONTRACTS                                   FAIR VALUE      % OF NAV
----------------                                 --------------- -------------
                                                        $              %
Options purchased on Futures Contacts                  --             --
Options purchased on Forward Contracts                 87             --
Options written on Futures Contracts                   --             --
Options written on Forward Contracts                   --             --


  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM SELECT L.P.

CONDENSED SCHEDULES OF INVESTMENTS

DECEMBER 31, 2010 AND 2009

                                                  LONG UNREALIZED PERCENTAGE OF SHORT UNREALIZED PERCENTAGE OF NET UNREALIZED
FUTURES AND FORWARD CONTRACTS:                         GAIN        NET ASSETS     GAIN/(LOSS)     NET ASSETS    GAIN/(LOSS)
------------------------------                    --------------- ------------- ---------------- ------------- --------------
2010 PARTNERSHIP PARTNERS' CAPITAL: $409,250,860         $              %              $               %             $
 Commodity                                          11,952,037         2.92        (1,310,915)       (0.32)      10,641,122
 Equity                                                262,033         0.06           234,676         0.05          496,709
 Foreign currency                                    5,866,583         1.43         3,432,514         0.84        9,299,097
 Interest rate                                         604,598         0.15          (502,535)       (0.12)         102,063
                                                    ----------        -----        ----------        -----       ----------
   Grand Total:                                     18,685,251         4.56         1,853,740         0.45       20,538,991
                                                    ==========        =====        ==========        =====
   Unrealized Currency Loss                                                                          (0.18)        (735,824)
                                                                                                     =====       ----------
  Total Net Unrealized Gain on Open Contracts                                                                    19,803,167
                                                                                                                 ==========

                                                  LONG UNREALIZED PERCENTAGE OF SHORT UNREALIZED PERCENTAGE OF NET UNREALIZED
FUTURES AND FORWARD CONTRACTS                       GAIN/(LOSS)    NET ASSETS     GAIN/(LOSS)     NET ASSETS    GAIN/(LOSS)
-----------------------------                     --------------- ------------- ---------------- ------------- --------------
2009 PARTNERSHIP PARTNERS' CAPITAL: $464,645,047         $              %              $               %             $
 Commodity                                          10,326,975         2.22        (1,557,740)       (0.33)       8,769,235
 Equity                                              3,424,570         0.74            15,569          --         3,440,139
 Foreign currency                                   (1,335,800)       (0.29)          434,606         0.09         (901,194)
 Interest rate                                       1,261,198         0.27           212,876         0.05        1,474,074
                                                    ----------        -----        ----------        -----       ----------
   Grand Total:                                     13,676,943         2.94          (894,689)       (0.19)      12,782,254
                                                    ==========        =====        ==========        =====
   Unrealized Currency Loss                                                                          (0.17)        (766,953)
                                                                                                     =====       ----------
  Total Net Unrealized Gain on Open Contracts                                                                    12,015,301
                                                                                                                 ==========

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM STRATEGIC L.P.

CONDENSED SCHEDULES OF INVESTMENTS

DECEMBER 31, 2010 AND 2009

                                                  LONG UNREALIZED PERCENTAGE OF SHORT UNREALIZED PERCENTAGE OF NET UNREALIZED
FUTURES AND FORWARD CONTRACTS:                         GAIN        NET ASSETS         LOSS        NET ASSETS    GAIN/(LOSS)
------------------------------                    --------------- ------------- ---------------- ------------- --------------
2010 PARTNERSHIP PARTNERS' CAPITAL: $179,510,556         $              %              $               %             $
 Commodity                                           4,859,982         2.71          (22,080)        (0.01)      4,837,902
 Equity                                                340,412         0.19            --              --          340,412
 Foreign currency                                    2,447,791         1.36         (152,812)        (0.08)      2,294,979
 Interest rate                                         217,612         0.12          (10,504)        (0.01)        207,108
                                                    ----------        -----         --------         -----       ---------
   Grand Total:                                      7,865,797         4.38         (185,396)        (0.10)      7,680,401
                                                    ==========        =====         ========         =====
   Unrealized Currency Loss                                                                          (0.39)       (702,638)
                                                                                                     =====       ---------
  Total Net Unrealized Gain on Open Contracts                                                                    6,977,763
                                                                                                                 =========

                                                  LONG UNREALIZED PERCENTAGE OF SHORT UNREALIZED PERCENTAGE OF NET UNREALIZED
FUTURES AND FORWARD CONTRACTS                       GAIN/(LOSS)    NET ASSETS     GAIN/(LOSS)     NET ASSETS    GAIN/(LOSS)
-----------------------------                     --------------- ------------- ---------------- ------------- --------------
2009 PARTNERSHIP PARTNERS' CAPITAL: $180,263,105         $              %              $               %             $
 Commodity                                             402,309         0.22            --              --          402,309
 Equity                                                265,446         0.15            --              --          265,446
 Foreign currency                                      203,330         0.11         (326,746)        (0.18)       (123,416)
 Interest rate                                         (39,122)       (0.02)           8,928          0.01         (30,194)
                                                    ----------        -----         --------         -----       ---------
   Grand Total:                                        831,963         0.46         (317,818)        (0.17)        514,145
                                                    ==========        =====         ========         =====
   Unrealized Currency Loss                                                                          (0.42)       (750,142)
                                                                                                     =====       ---------
  Total Net Unrealized Loss on Open Contracts                                                                     (235,997)
                                                                                                                 =========

OPTION CONTRACTS                                    FAIR VALUE      % OF NAV
----------------                                  --------------- -------------
                                                         $              %
 Options purchased on Futures Contracts                 --              --
 Options purchased on Forward Contracts              3,483,054         1.93
 Options written on Futures Contracts                   --              --
 Options written on Forward Contracts               (3,985,295)       (2.21)

  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM TECHNICAL L.P.

CONDENSED SCHEDULES OF INVESTMENTS

DECEMBER 31, 2010 AND 2009

                                                  LONG UNREALIZED PERCENTAGE OF SHORT UNREALIZED PERCENTAGE OF NET UNREALIZED
FUTURES AND FORWARD CONTRACTS:                         GAIN        NET ASSETS     GAIN/(LOSS)     NET ASSETS    GAIN/(LOSS)
------------------------------                    --------------- ------------- ---------------- ------------- --------------
2010 PARTNERSHIP PARTNERS' CAPITAL: $343,256,027         $              %              $               %             $
 Commodity                                          12,293,447         3.58          (930,820)       (0.27)      11,362,627
 Equity                                                969,327         0.28            16,882         0.01          986,209
 Foreign currency                                    5,504,502         1.60           506,726         0.14        6,011,228
 Interest rate                                         186,566         0.06          (757,797)       (0.22)        (571,231)
                                                    ----------       ------        ----------        -----       ----------
   Grand Total:                                     18,953,842         5.52        (1,165,009)       (0.34)      17,788,833
                                                    ==========       ======        ==========        =====
   Unrealized Currency Gain                                                                           0.82        2,806,389
                                                                                                     =====       ----------
  Total Net Unrealized Gain on Open Contracts                                                                    20,595,222
                                                                                                                 ==========

OPTION CONTRACTS                                    FAIR VALUE        % NAV
----------------                                  --------------- -------------
                                                         $              %
 Options purchased on Futures Contracts                  2,775         --
 Options purchased on Forward Contracts                311,675        0.09
 Options written on Futures Contracts                   (5,500)        --
 Options written on Forward Contracts                 (141,585)      (0.04)


  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM TECHNICAL L.P.

CONDENSED SCHEDULES OF INVESTMENTS

DECEMBER 31, 2010 AND 2009 (CONTINUED)

                                                  LONG UNREALIZED PERCENTAGE OF SHORT UNREALIZED PERCENTAGE OF NET UNREALIZED
FUTURES AND FORWARD CONTRACTS:                      GAIN/(LOSS)    NET ASSETS     GAIN/(LOSS)     NET ASSETS    GAIN/(LOSS)
------------------------------                    --------------- ------------- ---------------- ------------- --------------
2009 PARTNERSHIP PARTNERS' CAPITAL: $380,828,270         $              %              $               %             $
 Commodity                                           6,940,685         1.82         177,727          0.04         7,118,412
 Equity                                              5,093,096         1.34          (4,468)          --          5,088,628
 Foreign currency                                   (2,142,450)       (0.56)        152,960          0.04        (1,989,490)
 Interest rate                                      (2,917,670)       (0.77)         (7,311)          --         (2,924,981)
                                                    ----------       ------         -------          ----        ----------
   Grand Total:                                      6,973,661         1.83         318,908          0.08         7,292,569
                                                    ==========       ======         =======          ====
   Unrealized Currency Gain                                                                          0.89         3,403,102
                                                                                                     ====        ----------
  Total Net Unrealized Gain on Open Contracts                                                                    10,695,671
                                                                                                                 ==========

OPTION CONTRACTS                                    FAIR VALUE        % NAV
----------------                                  --------------- -------------
                                                         $              %
 Options purchased on Futures Contracts                  2,023         --
 Options purchased on Forward Contracts                183,374        0.05
 Options written on Futures Contracts                   (4,633)        --
 Options written on Forward Contracts                  (50,586)      (0.01)



  The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS


--------------------------------------------------------------------------------
1. ORGANIZATION

Morgan Stanley Smith Barney Spectrum Currency L.P. ("Spectrum Currency"), Morgan Stanley Smith Barney Spectrum Global Balanced L.P. ("Spectrum Global Balanced"), Morgan Stanley Smith Barney Spectrum Select L.P. ("Spectrum Select"), Morgan Stanley Smith Barney Spectrum Strategic L.P. ("Spectrum Strategic"), and Morgan Stanley Smith Barney Spectrum Technical L.P. ("Spectrum Technical") (individually, a "Partnership", or collectively, the "Partnerships"), are limited partnerships organized to engage primarily in the speculative trading of futures contracts, options on futures and forward contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy, and agricultural products (collectively, "Futures Interests") (refer to Note 6. Financial Instruments).
  In 2009, Morgan Stanley and Citigroup Inc. combined certain assets of the Global Wealth Management Group of Morgan Stanley & Co. Incorporated, including Demeter Management LLC ("Demeter") and the Smith Barney division of Citigroup Global Markets Inc., into a new joint venture, Morgan Stanley Smith Barney Holdings LLC ("MSSBH"). As part of that transaction, Ceres Managed Futures LLC ("Ceres") and Demeter were contributed to MSSBH, and each became a wholly-owned subsidiary of MSSBH.
  Effective December 1, 2010, MSSBH, together with the unanimous support of the respective Boards of Directors of Demeter and Ceres, combined the assets and operations of Demeter and Ceres into a single commodity pool operator, Ceres. Ceres will continue to be wholly-owned by MSSBH and replaced Demeter as the general partner for the Partnerships.
  The non-clearing commodity broker is Morgan Stanley Smith Barney LLC ("MSSB") as of May 1, 2010, the principal subsidiary of MSSBH. The clearing commodity brokers for Spectrum Global Balanced, Spectrum Select, Spectrum Strategic, and Spectrum Technical are Morgan Stanley & Co. Incorporated ("MS&Co.") and Morgan Stanley & Co. International plc ("MSIP"). Spectrum Currency's commodity broker is MS&Co. MS&Co. also acts as the counterparty on all trading of foreign currency forward contracts. MSIP serves as the commodity broker for trades on the London Metal Exchange ("LME"). Morgan Stanley Capital Group Inc. ("MSCG") acts as the counterparty on all trading of options on foreign currency forward contracts. MS&Co., MSIP, and MSCG are wholly-owned subsidiaries of Morgan Stanley.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)


  Effective September 29, 2009, Demeter changed the name of Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Strategic L.P., and Morgan Stanley Spectrum Technical L.P., respectively, to Morgan Stanley Smith Barney Spectrum Currency L.P., Morgan Stanley Smith Barney Spectrum Global Balanced L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P., and Morgan Stanley Smith Barney Spectrum Technical L.P., respectively. The name change did not have any impact on the operation of each Partnership or its limited partners.
  Effective March 1, 2010, Spectrum Strategic, Demeter and DKR entered into a management agreement pursuant to which, effective March 1, 2010, DKR serves as a Trading Advisor for Spectrum Strategic and trades its allocated portion of net assets pursuant to DKR's Quantitative Strategies 2X trading program.
  Effective February 19, 2010, Demeter notified FX Concepts Trading Advisor, Inc. ("FX Concepts") that the Management Agreement dated as of October 9, 2007 and any amendments or revisions subsequently made thereto, among Spectrum Strategic, Demeter and FX Concepts, pursuant to which FX Concepts traded a portion of Spectrum Strategic's assets in commodity interest contracts, would be terminated effective February 26, 2010. Consequently, FX Concepts ceased all commodity interest trading on behalf of Spectrum Strategic effective February 26, 2010.
  Effective February 19, 2010, Demeter notified FX Concepts that the Management Agreement dated as of October 9, 2007 and any amendments or revisions subsequently made thereto, among Spectrum Currency, Demeter and FX Concepts, pursuant to which FX Concepts traded a portion of the Spectrum Currency's assets in commodity interest contracts, would be terminated effective February 26, 2010. Consequently, FX Concepts ceased all commodity interest trading on behalf of Spectrum Currency effective February 26, 2010.
  Effective January 1, 2008, the portion of Spectrum Strategic's assets which is managed by Blenheim Capital Management, L.L.C. ("Blenheim") was initially invested as capital in Morgan Stanley Smith Barney BHM I, LLC ("BHM I, LLC"). BHM I, LLC was formed in order to permit commodity pools operated by Ceres and managed by Blenheim to invest together in one trading vehicle and to promote efficiency and economy in the trading process. Ceres is the trading manager of BHM I, LLC. Spectrum Strategic's allocation to Blenheim is effected by investing substantially all of the capital that is allocated to Blenheim in BHM I, LLC. There is no material change to the investors as a result of the investment in BHM I, LLC.
  Effective February 29, 2008, Demeter terminated the management agreement by and among Demeter, Spectrum Global Balanced, and Cornerstone Quantitative Investment Group, Inc. ("Cornerstone"). Consequently, Cornerstone ceased all Futures Interests trading on behalf of Spectrum Global Balanced as of February 29, 2008.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)


  Effective February 29, 2008, Demeter terminated the management agreement by and among Demeter, Spectrum Strategic, and Cornerstone. Consequently, Cornerstone ceased all Futures Interests trading on behalf of Spectrum Strategic as of February 29, 2008.
  Effective December 1, 2008, the Partnerships no long offer units of limited partnership interest ("Unit(s)") for purchase or exchange in.
  Ceres is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Ceres and the limited partners based upon their proportional ownership interests.

--------------------------------------------------------------------------------
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES. The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.

VALUATION. Futures Interests are open commitments until settlement date, at which time they are realized. They are valued at fair value, generally on a daily basis, and the unrealized gains and losses on open contracts (the difference between contract trade price and market price) are reported in the Statements of Financial Condition as a net unrealized gain or loss on open contracts. The resulting net change in unrealized gains and losses is reflected in the change in unrealized trading profit (loss) on open contracts from one period to the next on the Statements of Operations. The fair value of exchange-traded futures, options and forwards contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of business on the last business day of the reporting period. The fair value of foreign currency forward contracts is extrapolated on a forward basis from the spot prices quoted as of approximately 3:00 P.M. (E.T.) of the last business day of the reporting period from various exchanges. The fair value of non-exchange-traded foreign currency option contracts is calculated by applying an industry standard model application for options valuation of foreign currency options, using as input, the spot prices, interest rates, and option implied volatilities quoted as of approximately 3:00 P.M. (E.T.) on the last business day of the reporting period.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)


  The Partnerships may buy or write put and call options through listed exchanges and the over-the-counter market. The buyer of an option has the right to purchase (in the case of a call option) or sell (in the case of a put option) a specified quantity of a specific Futures Interest on the underlying asset at a specified price prior to or on a specified expiration date. The writer of an option is exposed to the risk of loss if the fair value of a Futures Interest on the underlying asset declines (in the case of a put option) or increases (in the case of a call option). The writer of an option can never profit by more than the premium paid by the buyer but can potentially lose an unlimited amount.
  Premiums received/premiums paid from writing/purchasing options are recorded as liabilities/assets on the Statements of Financial Condition and are subsequently adjusted to fair values. The difference between the fair value of an option and the premiums received/premiums paid is treated as an unrealized gain or loss.

REVENUE RECOGNITION. Monthly, MSSB pays each Partnership interest income at a rate equal to the monthly average of the 4-week U.S. Treasury bill discount rate during such month on 80% of the funds on deposit with the commodity brokers at each month-end in the case of Spectrum Currency, Spectrum Select, Spectrum Strategic, and Spectrum Technical, and on 100% of the funds on deposit in the case of Spectrum Global Balanced. MSSB retains any interest earned in excess of the interest paid by MSSB to the Partnership. For purposes of such interest payments, net assets do not include monies owed to the Partnerships on Futures Interests.

FAIR VALUE OF FINANCIAL INSTRUMENTS. The fair value of the Partnerships' assets and liabilities that qualify as financial instruments under the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC" or the "Codification"), approximates the carrying amount presented in the Statements of Financial Condition.

FOREIGN CURRENCY TRANSLATION.  The Partnerships' functional currency is the
U.S. dollar; however, the Partnerships may transact business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rate in effect at the date of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rate in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

NET INCOME (LOSS) PER UNIT. Net income (loss) per Unit is computed in accordance with the specialized accounting for Investment Companies as illustrated in the Financial Highlights Footnote (See Note 9. Financial Highlights).

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)



TRADING EQUITY. The Partnerships' asset "Trading Equity," reflected on the Statements of Financial Condition, consists of (A) cash on deposit with MSSB, MS&Co., and MSIP for Spectrum Global Balanced, Spectrum Select, Spectrum Strategic, and Spectrum Technical, and with MSSB and MS&Co. for Spectrum Currency, to be used as margin for trading and (B) net unrealized gains or losses on futures and forward contracts, which are valued at fair value and calculated as the difference between original contract value and fair value; and for Partnerships which trade in options, (C) options purchased at fair value. Options written at fair value are recorded in "Liabilities".
  The Partnerships, in their normal course of business, enter into various contracts with MSSB, MS&Co., and MSIP acting as their commodity brokers. Pursuant to brokerage agreements with MSSB, MS&Co., and MSIP, to the extent that such trading results in unrealized gains or losses, these amounts are offset and reported on a net basis on the Partnerships' Statements of Financial Condition.
  The Partnerships have offset the fair value amounts recognized for forward contracts executed with the same counterparty as allowable under the terms of their master netting agreement with MS&Co., as the counterparty on such contracts. The Partnerships have consistently applied their right to offset.

RESTRICTED AND UNRESTRICTED CASH. As reflected on the Partnerships' Statements of Financial Condition, restricted cash equals the cash portion of assets on deposit to meet margin requirements plus the cash required to offset unrealized losses on foreign currency forwards and options and offset losses on offset London Metal Exchange positions. All of these amounts are maintained separately. Cash that is not classified as restricted cash is therefore classified as unrestricted cash.

BROKERAGE AND RELATED TRANSACTION FEES AND COSTS. The brokerage fees for Spectrum Currency and Spectrum Global Balanced are currently accrued at a flat monthly rate of 1/12 of 4.6% (a 4.6% annual rate) of net assets as of the first day of each month.

  Brokerage fees for Spectrum Select, Spectrum Strategic, and Spectrum Technical are currently accrued at a flat monthly rate of 1/12 of 6.0% (a 6.0% annual rate) of net assets as of the first day of each month.

  Such brokerage fees currently cover all brokerage fees, transaction fees and costs, and ordinary administrative and continuing offering expenses.

OPERATING EXPENSES. The Partnerships incur monthly management fees and may incur incentive fees. All common administrative and continuing offering expenses, including legal, auditing, accounting, filing fees, and other related expenses, are borne by MS&Co. through the brokerage fees paid by the Partnerships.

CONTINUING OFFERING. Units of each Partnership were offered at a price equal to 100% of the Net Asset Value per Unit as of the close of business on the last day of each month. No selling commissions or charges related to the continuing offering of Units were paid by the limited partners or the Partnerships. MS&Co. paid all such costs.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)



  Effective December 1, 2008, the Partnerships no longer offer Units for purchase or exchange in.

REDEMPTIONS. Limited partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the end of the last day of any month that is at least six months after the closing at which a person first became a limited partner. The request for redemption must be delivered to a limited partner's local Morgan Stanley Smith Barney Branch Office in time for it to be forwarded and received by Ceres no later than 3:00 p.m., New York City time, on the last day of the month in which the redemption is to be effective. Redemptions must be made in whole Units, in a minimum amount of 50 Units required for each redemption, unless a limited partner is redeeming his entire interest in a Partnership.
  Units redeemed on or prior to the last day of the twelfth month from the date of purchase will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of purchase will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-fourth month from the date of purchase will not be subject to a redemption charge. The foregoing redemption charges are paid to MS&Co.

  The aggregate amounts of redemption charges paid to MS&Co. for the years ended December 31 2010, 2009, and 2008 were as follows:

                                            2010   2009    2008
                                          ------ ------  ------
                                            $      $       $
                Spectrum Currency          1,653  14,053  19,670
                Spectrum Global Balanced     767   6,792  10,005
                Spectrum Select           25,528 154,095 231,902
                Spectrum Strategic         8,019  69,135 116,803
                Spectrum Technical         9,992 123,590 286,696

EXCHANGES. On the last day of the first month which occurred more than six months after a person first became a limited partner in any of the Partnerships, and at the end of each month thereafter, limited partners were able to exchange their Units among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreements) without paying additional charges.
  Effective December 1, 2008, the Partnerships no longer offer Units for purchase or exchange in.

DISTRIBUTIONS. Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Ceres. No distributions have been made to date. Ceres does not intend to make any distributions of the Partnerships' profits.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)



INCOME TAXES. No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes. The Partnerships file U.S. federal and state tax returns.
  The guidance issued by the FASB on income taxes clarifies the accounting for uncertainty in income taxes recognized in a Partnership's financial statements, and prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken. The Partnerships have concluded there were no significant uncertain tax positions that would require recognition in the financial statements as of December 31, 2010 and 2009. If applicable, the Partnerships recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in other expenses in the Statements of Operations. Generally, 2007 through 2010 tax years remain subject to examination by U.S. federal and most state tax authorities. No income tax returns are currently under examination.

DISSOLUTION OF THE PARTNERSHIPS. Spectrum Currency, Spectrum Global Balanced, Spectrum Strategic, and Spectrum Technical will terminate on December 31, 2035, and Spectrum Select will terminate on December 31, 2025, regardless of financial condition at such time, or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

LITIGATION SETTLEMENT. On July 28, 2010, Spectrum Global Balanced, Spectrum Select, Spectrum Strategic, and Spectrum Technical, respectively, received a settlement award payment in the amounts of $29,602, $337,120, $220,755, and $164,828, respectively, from the Natural Gas Litigation Settlement Administrator. This settlement represents each Partnership's portion of the 2006 Net Settlement Fund and the 2007 Net Settlement Fund. The proceeds from settlement were accounted for in the period they were received for the benefit of the partners in each Partnership.

STATEMENT OF CASH FLOWS. The Partnership is not required to provide a Statement of Cash Flows.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)



OTHER PRONOUNCEMENTS

Improving Disclosures about Fair Value Measurements

In January 2010, the FASB issued guidance, which, among other things, amends fair value measurements and disclosures to require entities to separately present purchases, sales, issuances, and settlements in their reconciliation of Level 3 fair value measurements (i.e., to present such items on a gross basis rather than on a net basis), and which clarifies existing disclosure requirements regarding the level of disaggregation and the inputs and valuation techniques used to measure fair value for measurements that fall within either Level 2 or Level 3 of the fair value hierarchy. This guidance is effective for interim and annual periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements which are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this guidance did not have a material impact on the Partnership's financial statements.

--------------------------------------------------------------------------------
3. INVESTMENT IN BHM I, LLC

Effective January 1, 2008, Spectrum Strategic invested a portion of its assets in BHM I, LLC. Spectrum Strategic's investment in BHM I, LLC represents approximately 50.00% and 60.81% of the net asset value of Spectrum Strategic at December 31, 2010 and 2009, respectively.
  Summarized information for Spectrum Strategic's investment in BHM I, LLC as of December 31, 2010 and 2009, is as follows:

DECEMBER 31, 2010

              % OF
           PARTNERSHIP   FAIR       TOTAL    MANAGEMENT INCENTIVE ADMINISTRATIVE
INVESTMENT NET ASSETS    VALUE      INCOME      FEES      FEES         FEES
---------- ----------- ---------- ---------- ---------- --------- --------------
                %          $          $          $          $           $
  BHM I,
  LLC         50.0     89,755,278 18,201,217    n/a        n/a         n/a

DECEMBER 31, 2009

              % OF
           PARTNERSHIP    FAIR       TOTAL    MANAGEMENT INCENTIVE ADMINISTRATIVE
INVESTMENT NET ASSETS     VALUE      INCOME      FEES      FEES         FEES
---------- ----------- ----------- ---------- ---------- --------- --------------
                %           $          $          $          $           $
  BHM I,
  LLC         60.81    109,611,896 37,373,497    n/a        n/a         n/a

  Spectrum Strategic's investment into BHM I, LLC does not pay any management, incentive, or administrative fee. Those fees are paid by Spectrum Strategic.
  For BHM I, LLC, contributions and withdrawals are permitted on a monthly basis.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)


  The tables below represent summarized Income Statement information for BHM I, LLC for the years ended December 31, 2010, 2009, and 2008 respectively, to meet the requirements of Regulation S-X rule 3-09, as follows:

                                      NET        TOTAL
           DECEMBER 31, INVESTMENT INVESTMENT   TRADING      NET
               2010       INCOME      LOSS      RESULTS     INCOME
           ------------ ---------- ----------  ---------- ----------
                            $          $           $          $
            BHM I, LLC    (8,738)  (4,238,014) 34,087,359 29,849,345

                                      NET        TOTAL
           DECEMBER 31, INVESTMENT INVESTMENT   TRADING      NET
               2009       INCOME      LOSS      RESULTS     INCOME
           ------------ ---------- ----------  ---------- ----------
                            $          $           $          $
            BHM I, LLC    22,591   (2,554,661) 49,563,805 47,009,144

                                       NET       TOTAL
            DECEMBER 31, INVESTMENT INVESTMENT  TRADING      NET
                2008       INCOME      LOSS     RESULTS     INCOME
            ------------ ---------- ---------- ---------- ----------
                             $          $          $          $
             BHM I, LLC   241,409    (890,361) 16,786,894 15,896,533

--------------------------------------------------------------------------------
4. RELATED PARTY TRANSACTIONS


Spectrum Global Balanced, Spectrum Select, Spectrum Strategic, and Spectrum Technical's cash is on deposit with MSSB, MS&Co., and MSIP, and Spectrum Currency's cash is on deposit with MSSB and MS&Co., in futures interests trading accounts to meet margin requirements as needed. MSSB, pays interest on these funds as described in Note 2. Each Partnership pays brokerage fees to MS&Co. as described in Note 2. MSCG acts as the counterparty on all trading of options on foreign currency forward contracts.

--------------------------------------------------------------------------------
5. TRADING ADVISORS


Ceres, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership at December 31, 2010 were as follows:

Morgan Stanley Smith Barney Spectrum Currency L.P.
  C-View International Limited ("C-View")
  DKR Fusion Management L.P. ("DKR")
  John W. Henry & Company, Inc. ("JWH")
  Sunrise Capital Partners, LLC ("Sunrise")

Morgan Stanley Smith Barney Spectrum Global Balanced L.P.
  Altis Partners (Jersey) Limited ("Altis")
  C-View International Limited
  SSARIS Advisors, LLC ("SSARIS")

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)



Morgan Stanley Smith Barney Spectrum Select L.P.
  Altis Partners (Jersey) Limited
  EMC Capital Management, Inc. ("EMC")
  Graham Capital Management, L.P. ("Graham")
  Northfield Trading L.P. ("Northfield")
  Rabar Market Research, Inc. ("Rabar")
  Sunrise Capital Management, Inc. ("Sunrise Capital")

Morgan Stanley Smith Barney Spectrum Strategic L.P.
  Blenheim Capital Management, L.L.C. ("Blenheim")
  DKR Fusion Management L.P. ("DKR")
  Eclipse Capital Management, Inc. ("Eclipse")

Morgan Stanley Smith Barney Spectrum Technical L.P.
  Aspect Capital Limited ("Aspect")
  Campbell & Company, Inc. ("Campbell")
  Chesapeake Capital Corporation ("Chesapeake")
  John W. Henry & Company, Inc.
  Rotella Capital Management, Inc. ("Rotella")
  Winton Capital Management Limited ("Winton")
  Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

MANAGEMENT FEE. The management fee for Spectrum Currency is accrued at a rate of 1/6 of 1% per month of net assets allocated to each trading advisor on the first day of each month (a 2% annual rate).

  The management fee for Spectrum Global Balanced is accrued at a rate of 5/48 of 1% per month of net assets allocated to SSARIS on the first day of each month (a 1.25% annual rate), 1/12 of 1.25% per month of net assets allocated to Altis on the first day of each month (a 1.25% annual rate), and 1/6 of 1% per month of net assets allocated to C-View on the first day of each month (a 2% annual rate).
  Prior to August 1, 2008, Spectrum Global Balanced accrued management fees at a rate of 1/12 of 1.75% per month of net assets allocated to Altis on the first day of each month (a 1.75% annual rate).
  The management fee for Spectrum Select is accrued at a rate of 1/12 of 1.25% per month of net assets allocated to Altis on the first day of each month (a 1.25% annual rate), 1/6 of 1% per month of net assets allocated to Graham on the first day of each month (a 2% annual rate), 5/24 of 1% per month of net assets allocated to EMC and Rabar on the first day of each month (a 2.5% annual rate), and 1/4 of 1% per month of net assets allocated to Northfield and Sunrise Capital on the first day of each month (a 3% annual rate).
  Effective February 1, 2011, the monthly management fee payable to Sunrise Capital will be reduced from 1/4 of 1% per month to 1/12 of 2% (a 2% annual rate).

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)


  Prior to August 1, 2008, Spectrum Select accrued management fees at a rate of 1/12 of 1.75% per month of net assets allocated to Altis on the first day of each month (a 1.75% annual rate).
  The management fee for Spectrum Strategic is accrued at a rate of 1/6 of 1% per month of net assets allocated to DKR on the first day of each month (a 2% annual rate), and 1/4 of 1% per month of net assets allocated to Blenheim and Eclipse on the first day of each month (a 3% annual rate).
  The management fee for Spectrum Technical is accrued at a rate of 1/6 of 1% per month of net assets allocated to Aspect, Chesapeake, JWH, Rotella, and Winton on the first day of each month (a 2% annual rate), and 1/4 of 1% per month of net assets allocated to Campbell on the first day of each month (a 3% annual rate).
  For the period from August 1, 2010 through September 30, 2010, Chesapeake temporarily reduced the management fee it receives from Spectrum Technical from an annual rate of 2% of net assets as of the first day of the month, to an annual rate of 1% of net assets as of the first day of the month.
  Effective October 1, 2010 through October 31, 2010, Chesapeake's management fee was increased from an annual rate of 1% of net assets as of the first day of the month, to an annual rate of 1.5% of net assets as of the first day of the month.
  Effective November 1, 2010, Chesapeake's management fee was reinstated from an annual rate of 1.5% of net assets as of the first day of the month to an annual rate of 2% of net assets as of the first day of the month.
  For the period from October 1, 2009, through December 31, 2009, Rotella temporarily waived the management fee it receives from Spectrum Technical. Effective January 1, 2010, Spectrum Technical pays Rotella a monthly management fee equal to 1/6 of 1% of its net assets allocated to Rotella on the first day of each month (a 2% annual rate). Prior to October 1, 2009, Spectrum Technical paid Rotella a monthly management fee equal to 1/6 of 1% of its net assets allocated to Rotella on the first day of each month (a 2% annual rate).

INCENTIVE FEE. Spectrum Currency pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to each trading advisor's allocated net assets as of the end of each calendar month.
  Spectrum Global Balanced pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to the net assets allocated to SSARIS as of the end of each calendar month, and 20% of the trading profits experienced with respect to the net assets allocated to Altis and C-View as of the end of each calendar month.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)


  Spectrum Select pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to the net assets allocated to Northfield and Sunrise Capital as of the end of each calendar month, 17.5% of the trading profits experienced with respect to the net assets allocated to EMC and Rabar as of the end of each calendar month, and 20% of the trading profits experienced with respect to the net assets allocated to Altis and Graham as of the end of each calendar month.

  Effective February 1, 2011, the monthly incentive fee rate paid to Sunrise Capital, will increase from 15% to 20%.
  Spectrum Strategic pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to the net assets allocated to Blenheim and Eclipse as of the end of each calendar month, and 20% of the trading profits experienced with respect to the net assets allocated to DKR as of the end of each calendar month.
  Spectrum Technical pays a monthly incentive fee equal to 19% of the trading profits experienced with respect to the net assets allocated to Chesapeake as of the end of each calendar month, and 20% of the trading profits experienced with respect to the net assets allocated to each of Aspect, Campbell, JWH, Rotella, and Winton as of the end of each calendar month.
  Trading profits represent the amount by which profits from futures, forwards, and options trading exceed losses after brokerage and management fees are deducted.

  For all trading advisors with trading losses, no incentive fee is paid in subsequent months until all such losses are recovered. Cumulative trading losses are adjusted on a pro-rata basis for the net amount of each month's redemptions.

--------------------------------------------------------------------------------
6. FINANCIAL INSTRUMENTS

The Partnerships trade Futures Interests. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the fair value of these contracts, including interest rate volatility.

  The fair value of exchange-traded contracts is based on the settlement price quoted by the exchange on the day with respect to which fair value is being determined. If an exchange-traded contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange, the settlement price will be equal to the settlement price on the first subsequent day on which the contract could be liquidated. The fair value of off-exchange-traded contracts is based on the fair value quoted by the counterparty.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)


  The Partnerships' contracts are accounted for on a trade-date basis and marked to market on a daily basis. A derivative is defined as a financial instrument or other contract that has all three of the following characteristics:
(1)a) One or more "underlyings" and b) One or more "notional amounts" or payment provisions or both;
(2)Requires no initial net investment or a smaller initial net investment than would be required for other types of contracts that would be expected to have a similar response relative to changes in market factors; and
(3)Terms that require or permit net settlement.
  Generally, derivatives include futures, forward, swap or options contracts, and other financial instruments with similar characteristics, such as caps, floors, and collars.

  The net unrealized gains (losses) on open contracts at December 31, 2010 reported as a component of "Trading Equity" on the Statements of Financial Condition, and their longest contract maturities were as follows:

SPECTRUM CURRENCY

                 NET UNREALIZED GAINS/(LOSSES)
                       ON OPEN CONTRACTS         LONGEST MATURITIES
                ------------------------------  --------------------
                            OFF-                             OFF-
                EXCHANGE- EXCHANGE-             EXCHANGE-  EXCHANGE-
           YEAR  TRADED    TRADED      TOTAL     TRADED     TRADED
           ---- --------- ---------  ---------  ---------- ---------
                    $         $          $
           2010  74,100   1,044,336  1,118,436  Mar.  2011 Mar. 2011
           2009      --    (462,626)  (462,626)         -- Mar. 2010

SPECTRUM GLOBAL BALANCED

                      NET UNREALIZED GAINS
                        ON OPEN CONTRACTS       LONGEST MATURITIES
                  ----------------------------- -------------------
                              OFF-                          OFF-
                  EXCHANGE- EXCHANGE-           EXCHANGE- EXCHANGE-
             YEAR  TRADED    TRADED     TOTAL    TRADED    TRADED
             ---- --------- --------- --------- --------- ---------
                      $         $         $
             2010 1,494,155  63,402   1,557,557 Dec. 2012 Apr. 2011
             2009 1,313,616  57,082   1,370,698 Dec. 2011 Mar. 2010

SPECTRUM SELECT

                 NET UNREALIZED GAINS/(LOSSES)
                       ON OPEN CONTRACTS         LONGEST MATURITIES
                -------------------------------- -------------------
                             OFF-                            OFF-
                EXCHANGE-  EXCHANGE-             EXCHANGE- EXCHANGE-
           YEAR  TRADED     TRADED      TOTAL     TRADED    TRADED
           ---- ---------- ---------  ---------- --------- ---------
                    $          $          $
           2010 16,772,924 3,030,243  19,803,167 Mar. 2015 Mar. 2011
           2009 12,929,342  (914,041) 12,015,301 Dec. 2011 Mar. 2010

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)



SPECTRUM STRATEGIC

                  NET UNREALIZED GAINS/(LOSSES)
                        ON OPEN CONTRACTS        LONGEST MATURITIES
                 ------------------------------  -------------------
                              OFF-                           OFF-
                 EXCHANGE-  EXCHANGE-            EXCHANGE- EXCHANGE-
            YEAR  TRADED     TRADED     TOTAL     TRADED    TRADED
            ---- ---------  --------- ---------  --------- ---------
                     $          $         $
            2010 6,503,745   474,018  6,977,763  Dec. 2011 Mar. 2011
            2009   (88,269) (147,728)  (235,997) Sep. 2010 Jul. 2010

SPECTRUM TECHNICAL

                 NET UNREALIZED GAINS/(LOSSES)
                       ON OPEN CONTRACTS         LONGEST MATURITIES
                -------------------------------- -------------------
                             OFF-                            OFF-
                EXCHANGE-  EXCHANGE-             EXCHANGE- EXCHANGE-
           YEAR  TRADED     TRADED      TOTAL     TRADED    TRADED
           ---- ---------- ---------  ---------- --------- ---------
                    $          $          $
           2010 17,468,280 3,126,942  20,595,222 Mar. 2014 Mar. 2011
           2009 11,576,454  (880,783) 10,695,671 Mar. 2013 Mar. 2010

  The Partnerships have credit risk associated with counterparty nonperformance. As of the date of the financial statements, the credit risk associated with the instruments in which the Partnerships trade is limited to the unrealized gain amounts reflected in the Partnerships' Statements of Financial Condition.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)


  The Partnerships also have credit risk because MS&Co., MSIP, and/or MSCG act as the futures commission merchants or the counterparties, with respect to most of the Partnerships' assets. Exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. MS&Co. and MSIP, each acting as a commodity broker for each Partnership's exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, including an amount equal to the net unrealized gains (losses) on all open exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, which funds, in the aggregate, totaled at December 31, 2010 and 2009, respectively, $47,998,757 and $0 for Spectrum Currency, $19,672,733 and $20,005,982 for Spectrum Global Balanced, $418,222,697 and $472,748,655 for Spectrum Select, $93,318,356 and
$72,609,935 for Spectrum Strategic, and $348,967,875 and $387,447,980 for
Spectrum Technical. With respect to each Partnership's off-exchange-traded forward currency contracts and forward currency options contracts, there are no daily settlements of variation in value, nor is there any requirement that an amount equal to the net unrealized gains (losses) on such contracts be segregated. However, each Partnership is required to meet margin requirements equal to the net unrealized loss on open forward currency contracts in the Partnership accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at MSSB for the benefit of MS&Co. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS&Co., the sole counterparty on all such contracts, to perform. With respect to those off-exchange-traded forward currency options contracts, the Partnerships are at risk to the ability of MSCG, the sole counterparty on all such contracts, to perform. Each Partnership has a netting agreement with each counterparty. These agreements, which seek to reduce both the Partnerships' and the counterparties' exposure on off-exchange-traded forward currency contracts, including options on such contracts, should materially decrease the Partnerships' credit risk in the event of MS&Co.'s or MSCG's bankruptcy or insolvency.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)


  The futures, forwards and options traded by the Partnerships involve varying degrees of related market risk. Market risk is often dependent upon changes in the level or volatility of interest rates, exchange rates, and prices of financial instruments and commodities, factors that result in frequent changes in the fair value of the Partnerships' open positions, and consequently in its earnings, whether realized or unrealized, and cash flow. Gains and losses on open positions of exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are settled daily through variation margin. Gains and losses on off-exchange-traded forward currency contracts are settled upon termination of the contract. Gains and losses on off-exchange-traded forward currency options contracts are settled on an agreed-upon settlement date. However, the Partnerships are required to meet margin requirements equal to the net unrealized loss on open forward currency contracts in the Partnerships' accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at MSSB for the benefit of MS&Co.

--------------------------------------------------------------------------------
7. DERIVATIVES AND HEDGING
  The Partnerships' objective is to profit from speculative trading in Futures Interests. Therefore, the trading advisor for each Partnership will take speculative positions in Futures Interests where it feels the best profit opportunities exist for its trading strategy. As such, the average number of contracts outstanding in absolute quantity (the total of the open long and open short positions) has been presented as a part of the volume disclosure, as position direction is not an indicative factor in such volume disclosures. With regard to foreign currency forward trades, each notional quantity amount has been converted to an equivalent contract based upon an industry convention.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)


  The following tables summarize the valuation of each Partnership's investments as required by the disclosures about Derivatives and Hedging under the FASB ASC as of December 31, 2010 and 2009, respectively.

SPECTRUM CURRENCY

  The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2010 and 2009:

                                                                                        AVERAGE NUMBER
                                                                                         OF CONTRACTS
                                                                                         OUTSTANDING
                                LONG         LONG        SHORT      SHORT       NET      FOR THE YEAR
FUTURES AND                  UNREALIZED   UNREALIZED   UNREALIZED UNREALIZED UNREALIZED   (ABSOLUTE
FORWARD CONTRACTS               GAIN         LOSS         GAIN       LOSS       GAIN      QUANTITY)
-----------------            ---------- -------------- ---------- ---------- ---------- --------------
                                 $            $            $          $          $
DECEMBER 31, 2010
-----------------
Foreign currency             1,132,624     (43,007)     169,153    (248,617) 1,010,153      6,867
                             ---------     -------      -------    --------  ---------
  Total                      1,132,624     (43,007)     169,153    (248,617) 1,010,153
                             =========     =======      =======    ========
  Unrealized currency gain                                                     108,283
                                                                             ---------
  Total net unrealized
   gain on open contracts                                                    1,118,436
                                                                             =========

                                        AVERAGE NUMBER
                                         OF CONTRACTS
                                         OUTSTANDING
                                         FOR THE YEAR
OPTION CONTRACTS                          (ABSOLUTE
AT FAIR VALUE                             QUANTITY)
-------------                           --------------
                                 $
Options purchased              4,459             3
Options written                 --               2

                                                                                           *AVERAGE NUMBER
                                                                                            OF CONTRACTS
                                                                                             OUTSTANDING
                                 LONG         LONG         SHORT      SHORT        NET      FOR THE YEAR
FUTURES AND                   UNREALIZED   UNREALIZED    UNREALIZED UNREALIZED UNREALIZED     (ABSOLUTE
FORWARD CONTRACTS                GAIN         LOSS          GAIN       LOSS    GAIN/(LOSS)    QUANTITY)
-----------------             ---------- --------------- ---------- ---------- ----------- ---------------
                                  $             $            $          $           $
DECEMBER 31, 2009
-----------------
Foreign currency               322,002      (671,027)     178,089    (370,007)  (540,943)       5,740
                               -------      --------      -------    --------   --------
  Total                        322,002      (671,027)     178,089    (370,007)  (540,943)
                               =======      ========      =======    ========
  Unrealized currency
   gain                                                                           78,317
                                                                                --------
  Total net unrealized loss
   on open contracts                                                            (462,626)
                                                                                ========

                                         *AVERAGE NUMBER
                                          OF CONTRACTS
                                           OUTSTANDING
                                          FOR THE YEAR
OPTION CONTRACTS                            (ABSOLUTE
AT FAIR VALUE                               QUANTITY)
-------------                            ---------------
                                  $
Options purchased                121               2
Options written                  --                1

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)



SPECTRUM GLOBAL BALANCED

  The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2010 and 2009:

                                                                                        AVERAGE NUMBER
                                                                                         OF CONTRACTS
                                                                                         OUTSTANDING
                                LONG         LONG        SHORT      SHORT       NET      FOR THE YEAR
FUTURES AND                  UNREALIZED   UNREALIZED   UNREALIZED UNREALIZED UNREALIZED   (ABSOLUTE
FORWARD CONTRACTS               GAIN         LOSS         GAIN       LOSS       GAIN      QUANTITY)
-----------------            ---------- -------------- ---------- ---------- ---------- --------------
                                 $            $            $          $          $
DECEMBER 31, 2010
-----------------
Commodity                     572,508       (74,894)      1,700    (282,491)   216,823        364
Equity                         19,806       (16,315)     14,244      (9,282)     8,453         54
Foreign currency              202,991       (31,548)    222,394     (39,617)   354,220      1,998
Interest rate                  61,518       (13,756)      1,842     (29,249)    20,355        417
                              -------      --------     -------    --------  ---------
  Total                       856,823      (136,513)    240,180    (360,639)   599,851
                              =======      ========     =======    ========
  Unrealized currency gain                                                     957,706
                                                                             ---------
  Total net unrealized
   gain on open contracts                                                    1,557,557
                                                                             =========

                                        AVERAGE NUMBER
                                         OF CONTRACTS
                                         OUTSTANDING
                                         FOR THE YEAR
OPTION CONTRACTS                          (ABSOLUTE
AT FAIR VALUE                             QUANTITY)
-------------                           --------------
                                 $
Options purchased              2,701              2
Options written                 --                1

                                                                                         *AVERAGE NUMBER
                                                                                          OF CONTRACTS
                                                                                           OUTSTANDING
                                LONG         LONG         SHORT      SHORT       NET      FOR THE YEAR
FUTURES AND                  UNREALIZED   UNREALIZED    UNREALIZED UNREALIZED UNREALIZED    (ABSOLUTE
FORWARD CONTRACTS               GAIN         LOSS          GAIN       LOSS       GAIN       QUANTITY)
-----------------            ---------- --------------- ---------- ---------- ---------- ---------------
                                 $             $            $          $          $
DECEMBER 31, 2009
-----------------
Commodity                     290,387      (103,537)      24,773     (78,688)   132,935        278
Equity                         83,030          (994)       --           (961)    81,075         42
Foreign currency               81,951       (62,368)      75,615     (48,674)    46,524        952
Interest rate                 159,043       (68,990)      15,050      (1,168)   103,935        357
                              -------      --------      -------    --------  ---------
  Total                       614,411      (235,889)     115,438    (129,491)   364,469
                              =======      ========      =======    ========
  Unrealized currency gain                                                    1,006,229
                                                                              ---------
  Total net unrealized
   gain on open contracts                                                     1,370,698
                                                                              =========

                                        *AVERAGE NUMBER
                                         OF CONTRACTS
                                          OUTSTANDING
                                         FOR THE YEAR
OPTION CONTRACTS                           (ABSOLUTE
AT FAIR VALUE                              QUANTITY)
-------------                           ---------------
                                 $
Options purchased               87                2
Options written                 --                1

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)



SPECTRUM SELECT

  The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2010 and 2009:

                                                                                       AVERAGE NUMBER
                                                                                        OF CONTRACTS
                                                                                         OUTSTANDING
                                LONG       LONG       SHORT      SHORT         NET      FOR THE YEAR
FUTURES AND                  UNREALIZED UNREALIZED  UNREALIZED UNREALIZED  UNREALIZED     (ABSOLUTE
FORWARD CONTRACTS               GAIN       LOSS        GAIN       LOSS     GAIN/(LOSS)    QUANTITY)
-----------------            ---------- ----------  ---------- ----------  ----------- ---------------
                                 $          $           $          $            $
DECEMBER 31, 2010
-----------------
Commodity                    13,583,270 (1,631,233)    --      (1,310,915) 10,641,122       5,409
Equity                          762,962   (500,929)   239,908      (5,232)    496,709       2,069
Foreign currency              6,060,140   (193,557) 3,957,095    (524,581)  9,299,097       7,961
Interest rate                   662,741    (58,143)   330,713    (833,248)    102,063       7,714
                             ---------- ----------  ---------  ----------  ----------
  Total                      21,069,113 (2,383,862) 4,527,716  (2,673,976) 20,538,991
                             ========== ==========  =========  ==========
  Unrealized currency loss                                                   (735,824)
                                                                           ----------
  Total net unrealized
   gain on open
   contracts                                                               19,803,167
                                                                           ==========

                                                                                       *AVERAGE NUMBER
                                                                                        OF CONTRACTS
                                                                                         OUTSTANDING
                                LONG       LONG       SHORT      SHORT         NET      FOR THE YEAR
FUTURES AND                  UNREALIZED UNREALIZED  UNREALIZED UNREALIZED  UNREALIZED     (ABSOLUTE
FORWARD CONTRACTS               GAIN       LOSS        GAIN       LOSS     GAIN/(LOSS)    QUANTITY)
-----------------            ---------- ----------  ---------- ----------  ----------- ---------------
                                 $          $           $          $            $
DECEMBER 31, 2009
-----------------
Commodity                    13,176,127 (2,849,152)   344,940  (1,902,680)  8,769,235       5,839
Equity                        3,532,600   (108,030)    15,569      --       3,440,139       2,450
Foreign currency              1,015,082 (2,350,882)   650,586    (215,980)   (901,194)     11,725
Interest rate                 2,444,830 (1,183,632)   346,565    (133,689)  1,474,074       8,812
                             ---------- ----------  ---------  ----------  ----------
  Total                      20,168,639 (6,491,696) 1,357,660  (2,252,349) 12,782,254
                             ========== ==========  =========  ==========
  Unrealized currency loss                                                   (766,953)
                                                                           ----------
  Total net unrealized
   gain on open
   contracts                                                               12,015,301
                                                                           ==========

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)



SPECTRUM STRATEGIC

  The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2010 and 2009:

                                                                                        AVERAGE NUMBER
                                                                                         OF CONTRACTS
                                                                                          OUTSTANDING
                            LONG          LONG         SHORT      SHORT         NET      FOR THE YEAR
FUTURES AND              UNREALIZED    UNREALIZED    UNREALIZED UNREALIZED  UNREALIZED     (ABSOLUTE
FORWARD CONTRACTS           GAIN          LOSS          GAIN       LOSS     GAIN/(LOSS)    QUANTITY)
-----------------        ----------  --------------- ---------- ----------  ----------- ---------------
                             $              $            $          $            $
DECEMBER 31, 2010
-----------------
Commodity                 5,438,627      (578,645)      --       (22,080)    4,837,902       1,039
Equity                      514,170      (173,758)      --          --         340,412         520
Foreign currency          2,511,732       (63,941)     444,352    (597,164)  2,294,979       7,956
Interest rate               249,809       (32,197)     195,622    (206,126)    207,108       3,216
                         ----------    ----------    ---------  ----------   ---------
  Total                   8,714,338      (848,541)     639,974    (825,370)  7,680,401
                         ==========    ==========    =========  ==========
  Unrealized currency
   loss                                                                       (702,638)
                                                                             ---------
  Total net unrealized
   gain on open
   contracts                                                                 6,977,763
                                                                             =========

                                     AVERAGE NUMBER
                                      OF CONTRACTS
                                       OUTSTANDING
                                      FOR THE YEAR
OPTION CONTRACTS                        (ABSOLUTE
AT FAIR VALUE                           QUANTITY)
-------------                        ---------------
                             $
Options purchased            --                15
Options written              --                15
                                                                                        *AVERAGE NUMBER
                                                                                         OF CONTRACTS
                                                                                          OUTSTANDING
                            LONG          LONG         SHORT      SHORT         NET      FOR THE YEAR
FUTURES AND              UNREALIZED    UNREALIZED    UNREALIZED UNREALIZED  UNREALIZED     (ABSOLUTE
FORWARD CONTRACTS           GAIN          LOSS          GAIN       LOSS     GAIN/(LOSS)    QUANTITY)
-----------------        ----------  --------------- ---------- ----------  ----------- ---------------
                             $              $            $          $            $
DECEMBER 31, 2009
-----------------
Commodity                   415,967       (13,658)      --          --         402,309         109
Equity                      265,446        --           --          --         265,446         203
Foreign currency          2,436,578    (2,233,248)   1,589,017  (1,915,763)   (123,416)      1,647
Interest rate                10,952       (50,074)       8,928      --         (30,194)      1,152
                         ----------    ----------    ---------  ----------   ---------
  Total                   3,128,943    (2,296,980)   1,597,945  (1,915,763)    514,145
                         ==========    ==========    =========  ==========
  Unrealized currency
   loss                                                                       (750,142)
                                                                             ---------
  Total net unrealized
   loss on open
   contracts                                                                  (235,997)
                                                                             =========

                                     *AVERAGE NUMBER
                                      OF CONTRACTS
                                       OUTSTANDING
                                      FOR THE YEAR
OPTION CONTRACTS                        (ABSOLUTE
AT FAIR VALUE                           QUANTITY)
-------------                        ---------------
                             $
Options purchased         3,483,054            17
Options written          (3,985,295)           14

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)



SPECTRUM TECHNICAL

  The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2010 and 2009:

                                                                                       AVERAGE NUMBER
                                                                                        OF CONTRACTS
                                                                                        OUTSTANDING
                            LONG          LONG        SHORT      SHORT         NET      FOR THE YEAR
FUTURES AND              UNREALIZED    UNREALIZED   UNREALIZED UNREALIZED  UNREALIZED    (ABSOLUTE
FORWARD CONTRACTS           GAIN          LOSS         GAIN       LOSS     GAIN/(LOSS)   QUANTITY)
-----------------        ----------  -------------- ---------- ----------  ----------- --------------
                             $             $            $          $            $
DECEMBER 31, 2010
-----------------
Commodity                13,124,335      (830,888)     --        (930,820) 11,362,627      4,140
Equity                    1,514,410      (545,083)     18,807      (1,925)    986,209      2,558
Foreign currency          5,887,120      (382,618)  1,445,278    (938,552)  6,011,228      9,351
Interest rate               420,990      (234,424)         24    (757,821)   (571,231)     8,977
                         ----------    ----------   ---------  ----------  ----------
  Total                  20,946,855    (1,993,013)  1,464,109  (2,629,118) 17,788,833
                         ==========    ==========   =========  ==========
  Unrealized currency
   gain                                                                     2,806,389
                                                                           ----------
  Total net unrealized
   gain on open
   contracts                                                               20,595,222
                                                                           ==========
                                     AVERAGE NUMBER
                                      OF CONTRACTS
                                      OUTSTANDING
                                      FOR THE YEAR
OPTION CONTRACTS                       (ABSOLUTE
AT FAIR VALUE                          QUANTITY)
-------------                        --------------
                             $
Options purchased           314,450            12
Options written            (147,085)           12

                                                                                        *AVERAGE NUMBER
                                                                                         OF CONTRACTS
                                                                                          OUTSTANDING
                            LONG          LONG         SHORT      SHORT         NET      FOR THE YEAR
FUTURES AND              UNREALIZED    UNREALIZED    UNREALIZED UNREALIZED  UNREALIZED     (ABSOLUTE
FORWARD CONTRACTS           GAIN          LOSS          GAIN       LOSS     GAIN/(LOSS)    QUANTITY)
-----------------        ----------  --------------- ---------- ----------  ----------- ---------------
                             $              $            $          $            $
DECEMBER 31, 2009
-----------------
Commodity                 9,706,779    (2,766,094)     405,015    (227,288)  7,118,412       3,562
Equity                    5,129,900       (36,804)      --          (4,468)  5,088,628       2,350
Foreign currency            526,121    (2,668,571)   1,040,532    (887,572) (1,989,490)      4,883
Interest rate               376,281    (3,293,951)     242,196    (249,507) (2,924,981)      6,744
                         ----------    ----------    ---------  ----------  ----------
  Total                  15,739,081    (8,765,420)   1,687,743  (1,368,835)  7,292,569
                         ==========    ==========    =========  ==========
  Unrealized currency
   gain                                                                      3,403,102
                                                                            ----------
  Total net unrealized
   gain on open
   contracts                                                                10,695,671
                                                                            ==========
                                     *AVERAGE NUMBER
                                      OF CONTRACTS
                                       OUTSTANDING
                                      FOR THE YEAR
OPTION CONTRACTS                        (ABSOLUTE
AT FAIR VALUE                           QUANTITY)
-------------                        ---------------
                             $
Options purchased           185,397             7
Options written             (55,219)            7

* These amounts have been reclassified from the December 31, 2009 prior year financial statements to conform to the current year presentation.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)



  The following tables summarize the net trading results of each Partnership for the years ended December 31, 2010 and 2009, respectively, as required by the disclosures about Derivatives and Hedging Topic.

SPECTRUM CURRENCY

  The Effect of Trading Activities on the Statements of Operations for the years ended December 31, 2010 and 2009 included in Total Trading Results:

                       DECEMBER 31, 2010
                       TYPE OF INSTRUMENT
                       ------------------           $
                       Foreign currency          808,671
                       Unrealized currency gain   29,966
                                                 -------
                         Total                   838,637
                                                 =======

                     DECEMBER 31, 2009
                     TYPE OF INSTRUMENT
                     ------------------             $
                     Foreign currency          (2,979,122)
                     Unrealized currency loss     (52,641)
                                               ----------
                       Total                   (3,031,763)
                                               ==========

  Line Items on the Statements of Operations for the years ended December 31, 2010 and 2009:

                      DECEMBER 31, 2010
                      TRADING RESULTS
                      ---------------               $
                      Realized                   (745,965)
                      Net change in unrealized  1,584,602
                                                ---------
                        Total Trading Results     838,637
                                                =========

                     DECEMBER 31, 2009
                     TRADING RESULTS
                     ---------------                $
                     Realized                  (2,992,672)
                     Net change in unrealized     (39,091)
                                               ----------
                       Total Trading Results   (3,031,763)
                                               ==========

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)



SPECTRUM GLOBAL BALANCED

  The Effect of Trading Activities on the Statements of Operations for the years ended December 31, 2010 and 2009 included in Total Trading Results:

                      DECEMBER 31, 2010
                      TYPE OF INSTRUMENT
                      ------------------            $
                      Commodity                   176,977
                      Equity                     (119,010)
                      Foreign currency          1,416,646
                      Interest rate             2,032,378
                      Unrealized currency loss    (34,349)
                      Proceeds from Litigation     29,602
                                                ---------
                        Total                   3,502,244
                                                =========

                     DECEMBER 31, 2009
                     TYPE OF INSTRUMENT
                     ------------------             $
                     Commodity                 (1,244,194)
                     Equity                       303,714
                     Foreign currency            (756,331)
                     Interest rate               (608,998)
                     Unrealized currency gain     314,542
                                               ----------
                       Total                   (1,991,267)
                                               ==========

  Line Items on the Statements of Operations for the years ended December 31, 2010 and 2009:

                      DECEMBER 31, 2010
                      TRADING RESULTS
                      ---------------               $
                      Realized                  3,283,491
                      Net change in unrealized    189,151
                      Proceeds from Litigation     29,602
                                                ---------
                        Total Trading Results   3,502,244
                                                =========

                     DECEMBER 31, 2009
                     TRADING RESULTS
                     ---------------                $
                     Realized                    (451,631)
                     Net change in unrealized  (1,539,636)
                                               ----------
                       Total Trading Results   (1,991,267)
                                               ==========

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)



SPECTRUM SELECT

  The Effect of Trading Activities on the Statements of Operations for the years ended December 31, 2010 and 2009 included in Total Trading Results:

                     DECEMBER 31, 2010
                     TYPE OF INSTRUMENT
                     ------------------             $
                     Commodity                  10,078,791
                     Equity                    (14,372,116)
                     Foreign currency           13,050,193
                     Interest rate              24,513,376
                     Unrealized currency gain       31,129
                     Proceeds from Litigation      337,120
                                               -----------
                       Total                    33,638,493
                                               ===========

                     DECEMBER 31, 2009
                     TYPE OF INSTRUMENT
                     ------------------             $
                     Commodity                  10,512,655
                     Equity                     23,140,270
                     Foreign currency          (11,446,352)
                     Interest rate             (20,962,448)
                     Unrealized currency gain      768,289
                                               -----------
                       Total                     2,012,414
                                               ===========

  Line Items on the Statements of Operations for the years ended December 31, 2010 and 2009:

                      DECEMBER 31, 2010
                      TRADING RESULTS
                      ---------------               $
                      Realized                  25,513,507
                      Net change in unrealized   7,787,866
                      Proceeds from Litigation     337,120
                                                ----------
                        Total Trading Results   33,638,493
                                                ==========

                     DECEMBER 31, 2009
                     TRADING RESULTS
                     ---------------                $
                     Realized                   16,042,877
                     Net change in unrealized  (14,030,463)
                                               -----------
                       Total Trading Results     2,012,414
                                               ===========

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)



SPECTRUM STRATEGIC

  The Effect of Trading Activities on the Statements of Operations for the years ended December 31, 2010 and 2009 included in Total Trading Results:

                      DECEMBER 31, 2010
                      TYPE OF INSTRUMENT
                      ------------------            $
                      Commodity                 27,847,302
                      Equity                     1,553,897
                      Foreign currency           1,814,321
                      Interest rate              5,580,325
                      Unrealized currency gain      47,508
                      Proceeds from Litigation     220,755
                                                ----------
                        Total                   37,064,108
                                                ==========

                     DECEMBER 31, 2009
                     TYPE OF INSTRUMENT
                     ------------------             $
                     Commodity                 25,868,905
                     Equity                    (3,666,716)
                     Foreign currency          (9,779,702)
                     Interest rate              7,433,549
                     Unrealized currency gain      42,279
                                               ----------
                       Total                   19,898,315
                                               ==========

  Line Items on the Statements of Operations for the years ended December 31, 2010 and 2009:

        DECEMBER 31, 2010
        TRADING RESULTS
        ---------------                                          $
        Realized                                             11,512,792
        Net change in unrealized                              7,129,344
        Realized gain on investment in BHM I, LLC             1,679,125
        Unrealized appreciation on investment in BHM I, LLC  16,522,092
        Proceeds from Litigation                                220,755
                                                             ----------
          Total Trading Results                              37,064,108
                                                             ==========

       DECEMBER 31, 2009
       TRADING RESULTS
       ---------------                                           $
       Realized                                             (15,530,111)
       Net change in unrealized                              (1,945,071)
       Realized gain on investment in BHM I, LLC              1,148,140
       Unrealized appreciation on investment in BHM I, LLC   36,225,357
                                                            -----------
         Total Trading Results                               19,898,315
                                                            ===========

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)



SPECTRUM TECHNICAL

  The Effect of Trading Activities on the Statements of Operations for the years ended December 31, 2010 and 2009 included in Total Trading Results:

                     DECEMBER 31, 2010
                     TYPE OF INSTRUMENT
                     ------------------             $
                     Commodity                  5,109,902
                     Equity                    (8,075,989)
                     Foreign currency           8,722,783
                     Interest rate             34,568,150
                     Unrealized currency loss    (596,713)
                     Proceeds from Litigation     164,828
                                               ----------
                       Total                   39,892,961
                                               ==========

                     DECEMBER 31, 2009
                     TYPE OF INSTRUMENT
                     ------------------             $
                     Commodity                   4,000,782
                     Equity                      9,428,097
                     Foreign currency           (7,009,480)
                     Interest rate             (17,252,226)
                     Unrealized currency loss     (949,098)
                                               -----------
                       Total                   (11,781,925)
                                               ===========

  Line Items on the Statements of Operations for the years ended December 31, 2010 and 2009:

                      DECEMBER 31, 2010
                      TRADING RESULTS
                      ---------------               $
                      Realized                  29,840,644
                      Net change in unrealized   9,887,489
                      Proceeds from Litigation     164,828
                                                ----------
                        Total Trading Results   39,892,961
                                                ==========

                     DECEMBER 31, 2009
                     TRADING RESULTS
                     ---------------                $
                     Realized                   (5,718,953)
                     Net change in unrealized   (6,062,972)
                                               -----------
                       Total Trading Results   (11,781,925)
                                               ===========

--------------------------------------------------------------------------------
8. FAIR VALUE MEASUREMENTS AND DISCLOSURES

Financial instruments are carried at fair value, which is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Assets and liabilities carried at fair value are classified and disclosed in the following three levels: Level 1--unadjusted quoted market prices in active markets for identical assets and liabilities; Level 2--inputs other than unadjusted quoted market prices that are observable for the asset or liability, either directly or indirectly (including unadjusted quoted market prices for similar investments, interest rates, credit risk); and Level 3--unobservable inputs for the asset or liability (including the Partnerships' own assumptions used in determining the fair value of investments).

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)


  In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Partnerships' assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.
  The Partnerships' assets and liabilities measured at fair value on a recurring basis are summarized in the following tables by the type of inputs applicable to the fair value measurements.

SPECTRUM CURRENCY

                              UNADJUSTED
                             QUOTED PRICES
                               IN ACTIVE   SIGNIFICANT
                              MARKETS FOR     OTHER    SIGNIFICANT
                               IDENTICAL   OBSERVABLE  UNOBSERVABLE
                                ASSETS       INPUTS       INPUTS
                               (LEVEL 1)    (LEVEL 2)   (LEVEL 3)     TOTAL
                             ------------- ----------- ------------ ---------
                                   $            $           $           $
  DECEMBER 31, 2010
  -----------------
  ASSETS
  Futures                       74,100          --         n/a         74,100
  Forwards                        --        1,227,677      n/a      1,227,677
  Options Purchased               --            4,459      n/a          4,459
                                ------      ---------               ---------
   Total Assets                 74,100      1,232,136      n/a      1,306,236
                                ------      ---------               ---------
  LIABILITIES
  Futures                         --            --         n/a          --
  Forwards                        --          291,624      n/a        291,624
                                ------      ---------               ---------
   Total Liabilities              --          291,624      n/a        291,624
                                ------      ---------               ---------
   Unrealized currency gain                                           108,283
                                                                    ---------
   *Net fair value              74,100        940,512      n/a      1,122,895
                                ======      =========               =========
  DECEMBER 31, 2009**
  -------------------
  ASSETS
  Futures                         --            --         n/a          --
  Forwards                        --          500,091      n/a        500,091
  Options Purchased               --              121      n/a            121
                                ------      ---------               ---------
   Total Assets                   --          500,212      n/a        500,212
                                ------      ---------               ---------
  LIABILITIES
  Futures                         --            --         n/a          --
  Forwards                        --        1,041,034      n/a      1,041,034
                                ------      ---------               ---------
   Total Liabilities              --        1,041,034      n/a      1,041,034
                                ------      ---------               ---------
   Unrealized currency gain                                            78,317
                                                                    ---------
   *Net fair value                --         (540,822)     n/a       (462,505)
                                ======      =========               =========

* This amount comprises of the net unrealized gain/(loss) on open contracts and options purchased and options written on the Statements of Financial Condition.
**The amounts have been reclassified from the December 31, 2009 prior year financial statements to conform to current year presentation based on new fair value guidance.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)



SPECTRUM GLOBAL BALANCED

                              UNADJUSTED
                             QUOTED PRICES
                               IN ACTIVE   SIGNIFICANT
                              MARKETS FOR     OTHER    SIGNIFICANT
                               IDENTICAL   OBSERVABLE  UNOBSERVABLE
                                ASSETS       INPUTS       INPUTS
                               (LEVEL 1)    (LEVEL 2)   (LEVEL 3)     TOTAL
                             ------------- ----------- ------------ ---------
                                   $            $           $           $
  DECEMBER 31, 2010
  -----------------
  ASSETS
  Futures                       980,403        --          n/a        980,403
  Forwards                        --         116,589       n/a        116,589
  Options Purchased               --           2,701       n/a          2,701
                                -------      -------                ---------
   Total Assets                 980,403      119,290       n/a      1,099,693
                                -------      -------                ---------
  LIABILITIES
  Futures                       443,954        --          n/a        443,954
  Forwards                        --          53,187       n/a         53,187
                                -------      -------                ---------
   Total Liabilities            443,954       53,187       n/a        497,141
                                -------      -------                ---------
   Unrealized currency gain                                           957,706
                                                                    ---------
   *Net fair value              536,449       66,103       n/a      1,560,258
                                =======      =======                =========

  DECEMBER 31, 2009**
  -------------------
  ASSETS
  Futures                       625,934        --          n/a        625,934
  Forwards                        --         103,915       n/a        103,915
  Options Purchased               --              87       n/a             87
                                -------      -------                ---------
   Total Assets                 625,934      104,002       n/a        729,936
                                -------      -------                ---------
  LIABILITIES
  Futures                       318,547        --          n/a        318,547
  Forwards                        --          46,833       n/a         46,833
                                -------      -------                ---------
   Total Liabilities            318,547       46,833       n/a        365,380
                                -------      -------                ---------
   Unrealized currency gain                                         1,006,229
                                                                    ---------
   *Net fair value              307,387       57,169       n/a      1,370,785
                                =======      =======                =========

* This amount comprises of the net unrealized gain/(loss) on open contracts and options purchased and options written on the Statements of Financial Condition.
**The amounts have been reclassified from the December 31, 2009 prior year financial statements to conform to current year presentation based on new fair value guidance.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)



SPECTRUM SELECT

                             UNADJUSTED
                            QUOTED PRICES
                              IN ACTIVE   SIGNIFICANT
                             MARKETS FOR     OTHER    SIGNIFICANT
                              IDENTICAL   OBSERVABLE  UNOBSERVABLE
                               ASSETS       INPUTS       INPUTS
                              (LEVEL 1)    (LEVEL 2)   (LEVEL 3)      TOTAL
                            ------------- ----------- ------------ ----------
                                  $            $           $            $
  DECEMBER 31, 2010
  -----------------
  ASSETS
  Futures                    22,348,537        --         n/a      22,348,537
  Forwards                       --        3,248,292      n/a       3,248,292
                             ----------    ---------               ----------
   Total Assets              22,348,537    3,248,292      n/a      25,596,829
                             ----------    ---------               ----------
  LIABILITIES
  Futures                     4,839,789        --         n/a       4,839,789
  Forwards                       --          218,049      n/a         218,049
                             ----------    ---------               ----------
   Total Liabilities          4,839,789      218,049      n/a       5,057,838
                             ----------    ---------               ----------
   Unrealized currency loss                                          (735,824)
                                                                   ----------
   *Net fair value           17,508,748    3,030,243      n/a      19,803,167
                             ==========    =========               ==========

  DECEMBER 31, 2009**
  -------------------
  ASSETS
  Futures                    20,671,980        --         n/a      20,671,980
  Forwards                       --          854,319      n/a         854,319
                             ----------    ---------               ----------
   Total Assets              20,671,980      854,319      n/a      21,526,299
                             ----------    ---------               ----------
  LIABILITIES
  Futures                     6,975,685        --         n/a       6,975,685
  Forwards                       --        1,768,360      n/a       1,768,360
                             ----------    ---------               ----------
   Total Liabilities          6,975,685    1,768,360      n/a       8,744,045
                             ----------    ---------               ----------
   Unrealized currency loss                                          (766,953)
                                                                   ----------
   *Net fair value           13,696,295     (914,041)     n/a      12,015,301
                             ==========    =========               ==========

* This amount comprises of the net unrealized gain/(loss) on open contracts on the Statements of Financial Condition.
**The amounts have been reclassified from the December 31, 2009 prior year financial statements to conform to current year presentation based on new fair value guidance.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)



SPECTRUM STRATEGIC

                             UNADJUSTED
                            QUOTED PRICES
                              IN ACTIVE   SIGNIFICANT
                             MARKETS FOR     OTHER    SIGNIFICANT
                              IDENTICAL   OBSERVABLE  UNOBSERVABLE
                               ASSETS       INPUTS       INPUTS
                              (LEVEL 1)    (LEVEL 2)   (LEVEL 3)      TOTAL
                            ------------- ----------- ------------ -----------
                                  $            $           $            $
DECEMBER 31, 2010
-----------------
ASSETS
Investment in BHM                --        89,755,278     n/a       89,755,278
Futures                       8,219,189       --          n/a        8,219,189
Forwards                         --         1,135,107     n/a        1,135,107
                              ---------   -----------              -----------
 Total Assets                 8,219,189    90,890,385     n/a       99,109,574
                              ---------   -----------              -----------
LIABILITIES
Futures                       1,012,806       --          n/a        1,012,806
Forwards                         --           661,089     n/a          661,089
                              ---------   -----------              -----------
 Total Liabilities            1,012,806       661,089     n/a        1,673,895
                              ---------   -----------              -----------
 Unrealized currency loss                                             (702,638)
                                                                   -----------
 *Net fair value              7,206,383    90,229,296     n/a       96,733,041
                              =========   ===========              ===========
DECEMBER 31, 2009**
-------------------
ASSETS
Investment in BHM                --       109,611,896     n/a      109,611,896
Futures                         747,589       --          n/a          747,589
Forwards                         --         3,979,301     n/a        3,979,301
Options Purchased                --         3,483,054     n/a        3,483,054
                              ---------   -----------              -----------
 Total Assets                   747,589   117,074,251     n/a      117,821,840
                              ---------   -----------              -----------
LIABILITIES
Futures                          85,716       --          n/a           85,716
Forwards                         --         4,127,029     n/a        4,127,029
Options Written                  --         3,985,295     n/a        3,985,295
                              ---------   -----------              -----------
 Total Liabilities               85,716     8,112,324     n/a        8,198,040
                              ---------   -----------              -----------
 Unrealized currency loss                                             (750,142)
                                                                   -----------
 *Net fair value                661,873   108,961,927     n/a      108,873,658
                              =========   ===========              ===========

* This amount comprises of the net unrealized gain/(loss) on open contracts and options purchased and options written on the Statements of Financial Condition.
**The amounts have been reclassified from the December 31, 2009 prior year financial statements to conform to current year presentation based on new fair value guidance.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)



SPECTRUM TECHNICAL

                              UNADJUSTED
                             QUOTED PRICES
                               IN ACTIVE   SIGNIFICANT
                              MARKETS FOR     OTHER    SIGNIFICANT
                               IDENTICAL   OBSERVABLE  UNOBSERVABLE
                                ASSETS       INPUTS       INPUTS
                               (LEVEL 1)    (LEVEL 2)   (LEVEL 3)     TOTAL
                             ------------- ----------- ------------ ----------
                                   $            $           $           $

 DECEMBER 31, 2010
 -----------------
 ASSETS
 Futures                      18,274,921        --         n/a      18,274,921
 Forwards                         --        4,136,044      n/a       4,136,044
 Options Purchased                 2,774      311,676      n/a         314,450
                              ----------    ---------               ----------
  Total Assets                18,277,695    4,447,720      n/a      22,725,415
                              ----------    ---------               ----------
 LIABILITIES
 Futures                       3,613,070        --         n/a       3,613,070
 Forwards                         --        1,009,062      n/a       1,009,062
 Options Written                   5,500      141,585      n/a         147,085
                              ----------    ---------               ----------
  Total Liabilities            3,618,570    1,150,647      n/a       4,769,217
                              ----------    ---------               ----------
  Unrealized currency gain                                           2,806,389
                                                                    ----------
  *Net fair value             14,659,125    3,297,073      n/a      20,762,587
                              ==========    =========               ==========
 DECEMBER 31, 2009**
 -------------------
 ASSETS
 Futures                      16,608,219        --         n/a      16,608,219
 Forwards                         --          818,605      n/a         818,605
 Options Purchased                 2,023      183,374      n/a         185,397
                              ----------    ---------               ----------
  Total Assets                16,610,242    1,001,979      n/a      17,612,221
                              ----------    ---------               ----------
 LIABILITIES
 Futures                       8,434,867        --         n/a       8,434,867
 Forwards                         --        1,699,388      n/a       1,699,388
 Options Written                   4,633       50,586      n/a          55,219
                              ----------    ---------               ----------
  Total Liabilities            8,439,500    1,749,974      n/a      10,189,474
                              ----------    ---------               ----------
  Unrealized currency gain                                           3,403,102
                                                                    ----------
  *Net fair value              8,170,742     (747,995)     n/a      10,825,849
                              ==========    =========               ==========

* This amount comprises of the net unrealized gain/(loss) on open contracts and options purchased and options written on the Statements of Financial Condition.
**The amounts have been reclassified from the December 31, 2009 prior year financial statements to conform to current year presentation based on new fair value guidance.

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)



--------------------------------------------------------------------------------
9. FINANCIAL HIGHLIGHTS

SPECTRUM CURRENCY

                                               2010     2009      2008
                                             -------  --------  -------
        PER UNIT OPERATING PERFORMANCE:
        NET ASSET VALUE, JANUARY 1:          $ 10.03  $  11.16  $  9.84
                                             -------  --------  -------
        NET OPERATING RESULTS:
           Interest Income                      0.01      0.01     0.12
           Expenses                            (0.64)    (0.71)   (0.73)
           Realized Profit (Loss)/(1)/         (0.12)    (0.42)    1.81
           Unrealized Profit (Loss)             0.29     (0.01)    0.12
                                             -------  --------  -------
           Net Income (Loss)                   (0.46)    (1.13)    1.32
                                             -------  --------  -------
        NET ASSET VALUE, DECEMBER 31:        $  9.57  $  10.03  $ 11.16
                                             =======  ========  =======
        FOR THE CALENDAR YEAR:
        RATIOS TO AVERAGE NET ASSETS:
           Net Investment Loss                (6.6)%    (6.7)%   (5.9)%
           Expenses before Incentive Fees      6.7 %     6.8 %    6.7 %
           Expenses after Incentive Fees       6.7 %     6.8 %    7.1 %
           Net Income (Loss)                  (5.1)%   (11.1)%   12.9 %
        TOTAL RETURN BEFORE INCENTIVE FEES    (4.6)%   (10.1)%   13.8 %
        TOTAL RETURN AFTER INCENTIVE FEES     (4.6)%   (10.1)%   13.4 %

        INCEPTION-TO-DATE RETURN              (4.3)%
        COMPOUND ANNUALIZED RETURN            (0.4)%

SPECTRUM GLOBAL BALANCED

                                               2010     2009        2008
                                             -------  --------    -------
        PER UNIT OPERATING PERFORMANCE:
        NET ASSET VALUE, JANUARY 1:          $ 15.23  $  17.50    $ 15.63
                                             -------  --------    -------
        NET OPERATING RESULTS:
           Interest Income                      0.02      0.02       0.22
           Expenses                            (0.98)    (1.01)     (1.36)
           Realized Profit (Loss)/(1)/          2.70     (0.22)      2.04
           Unrealized Profit (Loss)             0.15     (1.06)      0.97
                                             -------  --------    -------
           Net Income (Loss)                    1.89     (2.27)      1.87
                                             -------  --------    -------
        NET ASSET VALUE, DECEMBER 31:        $ 17.12  $  15.23    $ 17.50
                                             =======  ========    =======
        FOR THE CALENDAR YEAR:
        RATIOS TO AVERAGE NET ASSETS:
           Net Investment Loss                (6.0)%    (6.2)%     (7.4)%
           Expenses before Incentive Fees      6.1 %     6.3 %      6.3 %
           Expenses after Incentive Fees       6.1 %     6.3 %      8.8 %
           Net Income (Loss)                  11.8 %   (14.8)%     10.7 %
        TOTAL RETURN BEFORE INCENTIVE FEES    12.4 %   (13.0)%     14.5 %
        TOTAL RETURN AFTER INCENTIVE FEES     12.4 %   (13.0)%     12.0 %

        INCEPTION-TO-DATE RETURN              71.2 %
        COMPOUND ANNUALIZED RETURN             3.4 %

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)



SPECTRUM SELECT

                                              2010      2009     2008
                                            --------  -------  --------
       PER UNIT OPERATING PERFORMANCE:
       NET ASSET VALUE, JANUARY 1:          $  37.96  $ 40.80  $  31.24
                                            --------  -------  --------
       NET OPERATING RESULTS:
          Interest Income                       0.03     0.03      0.39
          Expenses                             (3.18)   (3.27)    (4.10)
          Realized Profit/(1)/                  2.55     1.47     12.23
          Unrealized Profit (Loss)              0.67    (1.07)     1.04
                                            --------  -------  --------
          Net Income (Loss)                     0.07*   (2.84)     9.56
                                            --------  -------  --------
       NET ASSET VALUE, DECEMBER 31:        $  38.03  $ 37.96  $  40.80
                                            ========  =======  ========
       FOR THE CALENDAR YEAR:
       RATIOS TO AVERAGE NET ASSETS:
          Net Investment Loss                 (8.9)%   (8.6)%   (10.2)%
          Expenses before Incentive Fees       8.4 %    8.5 %     8.3 %
          Expenses after Incentive Fees        9.0 %    8.7 %    11.3 %
          Net Income (Loss)                   (0.7)%   (8.2)%    26.8 %
       TOTAL RETURN BEFORE INCENTIVE FEES      0.8 %   (6.8)%    34.1 %
       TOTAL RETURN AFTER INCENTIVE FEES       0.2 %   (7.0)%    30.6 %

       INCEPTION-TO-DATE RETURN              280.3 %
       COMPOUND ANNUALIZED RETURN              7.1 %

* The increase in the net asset value per Unit, while the Partnership incurred a net loss for the year ended December 31, 2010, is due to the timing of subscriptions and redemptions of units throughout the year.

SPECTRUM STRATEGIC

                                               2010      2009     2008
                                             --------  -------  -------
        PER UNIT OPERATING PERFORMANCE:
        NET ASSET VALUE, JANUARY 1:          $  19.13  $ 18.82  $ 18.01
                                             --------  -------  -------
        NET OPERATING RESULTS:
           Interest Income                       0.02     0.01     0.20
           Expenses                             (1.98)   (1.81)   (1.90)
           Realized Profit (Loss)/(1)/           1.67    (1.28)    0.95
           Unrealized Profit                     2.65     3.39     1.56
                                             --------  -------  -------
           Net Income                            2.36     0.31     0.81
                                             --------  -------  -------
        NET ASSET VALUE, DECEMBER 31:        $  21.49  $ 19.13  $ 18.82
                                             ========  =======  =======
        FOR THE CALENDAR YEAR:
        RATIOS TO AVERAGE NET ASSETS:
           Net Investment Loss                (10.6)%   (9.9)%   (9.3)%
           Expenses before Incentive Fees       8.8 %    9.0 %    8.7 %
           Expenses after Incentive Fees       10.6 %   10.0 %   10.4 %
           Net Income                          11.8 %    1.0 %    4.6 %
        TOTAL RETURN BEFORE INCENTIVE FEES     14.2 %    2.6 %    6.2 %
        TOTAL RETURN AFTER INCENTIVE FEES      12.3 %    1.6 %    4.5 %

        INCEPTION-TO-DATE RETURN              114.9 %
        COMPOUND ANNUALIZED RETURN              4.8 %

MORGAN STANLEY SMITH BARNEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS
(CONCLUDED)



SPECTRUM TECHNICAL

                                              2010       2009      2008
                                           --------   --------   -------
      PER UNIT OPERATING PERFORMANCE:
      NET ASSET VALUE, JANUARY 1:          $  20.53   $  22.76   $ 20.22
                                           --------   --------   -------
      NET OPERATING RESULTS:
         Interest Income                       0.02       0.02      0.25
         Expenses                             (1.64)*    (1.75)+   (2.25)
         Realized Profit (Loss)/(1)/           1.85      (0.20)     4.33
         Unrealized Profit (Loss)              0.57      (0.30)     0.21
                                           --------   --------   -------
         Net Income (Loss)                     0.80      (2.23)     2.54
                                           --------   --------   -------
      NET ASSET VALUE, DECEMBER 31:        $  21.33   $  20.53   $ 22.76
                                           ========   ========   =======
      FOR THE CALENDAR YEAR:
      RATIOS TO AVERAGE NET ASSETS:
         Net Investment Loss                 (8.2)%     (8.3)%    (9.2)%
         Expenses before Incentive Fees       8.3 %**    8.3 %++   8.3 %
         Expenses after Incentive Fees        8.3 %**    8.4 %++  10.4 %
         Net Income (Loss)                    3.4 %    (11.1)%    12.1 %
      TOTAL RETURN BEFORE INCENTIVE FEES      3.9 %     (9.8)%    14.8 %
      TOTAL RETURN AFTER INCENTIVE FEES       3.9 %     (9.8)%    12.6 %

      INCEPTION-TO-DATE RETURN              113.3 %
      COMPOUND ANNUALIZED RETURN              4.8 %

* Expenses per Unit would have been $(1.64) had it not been for the management fee waived by Chesapeake.
**Such percentage is after waiver of management fees. Chesapeake voluntarily waived a portion of the management fees (equal to 0.02% of the average net assets).
+ Expenses per Unit would have been $(1.77) had it not been for the management fee waived by Rotella.
++Such percentage is after waiver of management fees. Rotella voluntarily waived a portion of the management fees for the fourth quarter of 2009 (equal to 0.1% of the average net assets).
(1)Realized Profit (Loss) is a balancing amount necessary to reconcile the change in Net Asset Value per Unit with the other per Unit information.

--------------------------------------------------------------------------------
10. SUBSEQUENT EVENTS

Management of Ceres performed its evaluation of subsequent events and has determined that there were no subsequent events requiring adjustment or disclosure in the financial statements other than those disclosed below.
  Effective February 1, 2011, the monthly management fee payable by Spectrum Select to Sunrise Capital was reduced from 1/4 of 1% (a 3% annual rate) to 1/12 of 2% (a 2% annual rate).
  Effective February 1, 2011, the monthly incentive fee rate paid by Spectrum Select to Sunrise Capital equal to 15% was increased to a monthly incentive fee rate equal to 20%.

                                  PRE-SORTED
                               FIRST CLASS MAIL
                               U.S. POSTAGE PAID
                               NEW BRUNSWICK, NJ
                                   PERMIT #1
                    Ceres Managed Futures LLC
                    PO Box 340
                    New York, NY 10008-0340
[LOGO]

ADDRESS SERVICE REQUESTED


[GRAPHIC] printed on recycled paper