Form 10-K, Exhibit 13
period 2011-12-31
MORGAN STANLEY SMITH BARNEY SPECTRUM GLOBAL BALANCED LP
filed 2012-03-28
CIK 925266

Morgan Stanley Smith Barney

Spectrum Series

Annual Report

December 31, 2011

CERES MANAGED FUTURES LLC

To the Limited Partners of

Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.

Morgan Stanley Smith Barney Spectrum Global Balanced L.P.

Morgan Stanley Smith Barney Spectrum Select L.P.

Morgan Stanley Smith Barney Spectrum Strategic L.P.

Morgan Stanley Smith Barney Spectrum Technical L.P.

To the best of the knowledge and belief of the undersigned, the information contained herein is accurate and complete.

By:	Walter Davis
President and Director
Ceres Managed Futures LLC
General Partner,
Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.
Morgan Stanley Smith Barney Spectrum Global Balanced L.P.
Morgan Stanley Smith Barney Spectrum Select L.P.
Morgan Stanley Smith Barney Spectrum Strategic L.P.
Morgan Stanley Smith Barney Spectrum Technical L.P.

Ceres Managed Futures LLC
522 Fifth Avenue
14th Floor
New York, NY 10036
212-296-1999

Management’s Report on Internal Control Over

Financial Reporting

Ceres Managed Futures LLC (“Ceres”), the general partner of Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P. (formerly, Morgan Stanley Smith Barney Spectrum Currency L.P.), Morgan Stanley Smith Barney Spectrum Global Balanced L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P., and Morgan Stanley Smith Barney Spectrum Technical L.P. (collectively, the “Partnerships”), and is responsible for the management of the Partnerships.

Management of the Partnerships, Ceres (“Management”) is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a – 15(f) and 15d – 15(f) under the Securities Exchange Act of 1934 and for the assessment of internal control over financial reporting. The Partnerships’ internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. The Partnerships’ internal control over financial reporting includes those policies and procedures that:

(i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Partnerships:

(ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the Partnerships are being made only in accordance with authorizations of Management and directors of Ceres; and

(iii) provide reasonable assurance regarding prevention or timely detection and correction of unauthorized acquisition, use or disposition of the Partnerships’ assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management has assessed the effectiveness of the Partnerships’ internal control over financial reporting as of December 31, 2011. In making this assessment, Management used the criteria set forth in the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on our assessment, Management concluded that the Partnerships maintained effective internal control over financial reporting as of December 31, 2011 based on the criteria referred to above.

Walter Davis President and Director Ceres Managed Futures LLC General Partner,	Brian Centner Chief Financial Officer Ceres Managed Futures LLC General Partner,

Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.	Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.

Morgan Stanley Smith Barney Spectrum Global Balanced L.P.	Morgan Stanley Smith Barney Spectrum Global Balanced L.P.

Morgan Stanley Smith Barney Spectrum Select L.P.	Morgan Stanley Smith Barney Spectrum Select L.P.

Morgan Stanley Smith Barney Spectrum Strategic L.P.	Morgan Stanley Smith Barney Spectrum Strategic L.P.

Morgan Stanley Smith Barney Spectrum Technical L.P.	Morgan Stanley Smith Barney Spectrum Technical L.P.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Limited Partners and the General Partner of Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P., Morgan Stanley Smith Barney Spectrum Global Balanced L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P., and Morgan Stanley Smith Barney Spectrum Technical L.P.:

We have audited the accompanying statements of financial condition of Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P. (formerly, Morgan Stanley Smith Barney Spectrum Currency L.P.), Morgan Stanley Smith Barney Spectrum Global Balanced L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P., and Morgan Stanley Smith Barney Spectrum Technical L.P. (collectively, the “Partnerships”), including the condensed schedules of investments, as of December 31, 2011 and 2010, and the related statements of income and expenses and changes in partners’ capital for each of the three years in the period ended December 31, 2011. These financial statements are the responsibility of the Partnerships’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnerships are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnerships’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P., Morgan Stanley Smith Barney Spectrum Global Balanced L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P., and Morgan Stanley Smith Barney Spectrum Technical L.P. as of December 31, 2011 and 2010, and the results of their operations and changes in partners’ capital for each of the three years in the period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York

March 23, 2012

Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.

(formerly, Morgan Stanley Smith Barney Spectrum Currency L.P.)

Statements of Financial Condition

	December 31,
	2011	2010
	$	$
ASSETS
Trading Equity:
Unrestricted cash	35,693,205	47,835,799
Restricted cash	125,600	88,858

Total cash	35,818,805	47,924,657

Net unrealized gain (loss) on open contracts (MS&Co.)	(88,387)	1,118,436
Options purchased (premiums paid $3,273 and $2,240, respectively)	1,534	4,459

Total Trading Equity	35,731,952	49,047,552
Interest receivable (MSSB)	98	3,168

Total Assets	35,732,050	49,050,720

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Redemptions payable	724,150	765,167
Accrued brokerage fees (MS&Co.)	134,931	183,824
Accrued management fees	58,665	79,923

Total Liabilities	917,746	1,028,914

PARTNERS’ CAPITAL
Limited Partners (3,983,851.059 and 4,966,477.604 Units, respectively)	34,396,076	47,504,374
General Partner (48,440.343 and 54,096.343 Units, respectively)	418,228	517,432

Total Partners’ Capital	34,814,304	48,021,806

Total Liabilities and Partners’ Capital	35,732,050	49,050,720

NET ASSET VALUE PER UNIT	8.63	9.57

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.

(formerly, Morgan Stanley Smith Barney Spectrum Currency L.P.)

Statements of Income and Expenses

	For the Years Ended December 31,
	2011	2010	2009
	$	$	$
INVESTMENT INCOME
Interest income (MSSB & MS&Co.)	14,552	48,130	59,638

EXPENSES
Brokerage fees (MS&Co.)	1,909,452	2,485,116	3,288,790
Management fees	830,197	1,080,486	1,429,909

Total Expenses	2,739,649	3,565,602	4,718,699

NET INVESTMENT LOSS	(2,725,097)	(3,517,472)	(4,659,061)

TRADING RESULTS
Trading profit (loss):
Net Realized	(483,261)	(745,965)	(2,992,672)
Net change in unrealized	(1,210,781)	1,584,602	(39,091)

Total Trading Results	(1,694,042)	838,637	(3,031,763)

NET LOSS	(4,419,139)	(2,678,835)	(7,690,824)

Net Loss Allocation
Limited Partners	(4,369,934)	(2,651,894)	(7,613,304)
General Partner	(49,205)	(26,941)	(77,520)

Net Loss Per Unit*
Limited Partners	(0.94)	(0.46)	(1.13)
General Partner	(0.94)	(0.46)	(1.13)

	Units	Units	Units
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	4,606,460.437	5,569,769.759	6,709,462.987

*	Based on change in Net Asset Value per Unit.

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Global Balanced L.P.

Statements of Financial Condition

	December 31,
	2011	2010
	$	$
ASSETS
Trading Equity:
Unrestricted cash	12,202,453	16,507,962
Restricted cash	989,964	1,670,616

Total cash	13,192,417	18,178,578

Net unrealized gain on open contracts (MS&Co.)	1,186,221	1,625,744
Net unrealized gain (loss) on open contracts (MSIP)	34,556	(68,187)

Total net unrealized gain on open contracts	1,220,777	1,557,557

Options purchased (premiums paid $1,737 and $1,356, respectively)	814	2,701

Total Trading Equity	14,414,008	19,738,836
Interest receivable (MSSB)	49	1,592

Total Assets	14,414,057	19,740,428

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Redemptions payable	273,368	202,690
Accrued brokerage fees (MS&Co.)	54,606	73,533
Accrued management fees	17,799	23,698

Total Liabilities	345,773	299,921

PARTNERS’ CAPITAL
Limited Partners (936,792.541 and 1,123,253.035 Units, respectively)	13,888,123	19,232,434
General Partner (12,152.331 and 12,152.331 Units, respectively)	180,161	208,073

Total Partners’ Capital	14,068,284	19,440,507

Total Liabilities and Partners’ Capital	14,414,057	19,740,428

NET ASSET VALUE PER UNIT	14.83	17.12

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Global Balanced L.P.

Statements of Income and Expenses

	For the Years Ended December 31,
	2011	2010	2009
	$	$	$
INVESTMENT INCOME
Interest income (MSSB & MS&Co.)	7,327	22,423	25,062

EXPENSES
Brokerage fees (MS&Co.)	764,480	905,997	1,104,183
Management fees	246,609	295,068	360,248

Total Expenses	1,011,089	1,201,065	1,464,431

NET INVESTMENT LOSS	(1,003,762)	(1,178,642)	(1,439,369)

TRADING RESULTS
Trading profit (loss):
Net Realized	(1,151,478)	3,283,491	(451,631)
Net change in unrealized	(339,048)	189,151	(1,539,636)
Proceeds from Litigation	—	29,602	—

Total Trading Results	(1,490,526)	3,502,244	(1,991,267)

NET INCOME (LOSS)	(2,494,288)	2,323,602	(3,430,636)

Net Income (Loss) Allocation
Limited Partners	(2,466,376)	2,299,999	(3,396,166)
General Partner	(27,912)	23,603	(34,470)

Net Income (Loss) Per Unit*
Limited Partners	(2.29)	1.89	(2.27)
General Partner	(2.29)	1.89	(2.27)

	Units	Units	Units
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	1,056,873.607	1,234,612.751	1,465,622.529

*	Based on change in Net Asset Value per Unit.

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Select L.P.

Statements of Financial Condition

	December 31,
	2011	2010
	$	$
ASSETS
Trading Equity:
Unrestricted cash	250,786,399	362,360,920
Restricted cash	37,327,727	39,088,853

Total cash	288,114,126	401,449,773

Net unrealized gain on open contracts (MS&Co.)	6,712,081	19,046,952
Net unrealized gain (loss) on open contracts (MSIP)	(310,182)	756,215

Total net unrealized gain on open contracts	6,401,899	19,803,167

Total Trading Equity	294,516,025	421,252,940
Interest receivable (MSSB)	808	26,871

Total Assets	294,516,833	421,279,811

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Redemptions payable	6,464,963	7,999,594
Accrued brokerage fees (MS&Co.)	1,459,689	1,972,489
Accrued management fees	447,773	751,806
Accrued incentive fee	—	1,305,062

Total Liabilities	8,372,425	12,028,951

PARTNERS’ CAPITAL
Limited Partners (9,059,136.131 and 10,646,418.942 Units, respectively)	283,036,281	404,921,242
General Partner (99,481.769 and 113,836.769 Units, respectively)	3,108,127	4,329,618

Total Partners’ Capital	286,144,408	409,250,860

Total Liabilities and Partners’ Capital	294,516,833	421,279,811

NET ASSET VALUE PER UNIT	31.24	38.03

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Select L.P.

Statements of Income and Expenses

	For the Years Ended December 31,
	2011	2010	2009
	$	$	$
INVESTMENT INCOME
Interest income (MSSB & MS&Co.)	125,873	371,072	416,522

EXPENSES
Brokerage fees (MS&Co.)	21,431,854	24,726,203	30,514,021
Management fees	7,263,522	9,509,245	11.648,733
Incentive fees	2,034,158	2,487,064	822,023

Total Expenses	30,729,534	36,722,512	42,984,777

NET INVESTMENT LOSS	(30,603,661)	(36,351,440)	(42,568,255)

TRADING RESULTS
Trading profit (loss):
Net Realized	(23,852,820)	25,513,507	16,042,877
Net change in unrealized	(13,401,268)	7,787,866	(14,030,463)
Proceeds from Litigation	—	337,120	—

Total Trading Results	(37,254,088)	33,638,493	2,012,414

NET LOSS	(67,857,749)	(2,712,947)	(40,555,841)

Net Loss Allocation
Limited Partners	(67,138,290)	(2,687,785)	(40,147,610)
General Partner	(719,459)	(25,162)	(408,231)

Net Income (Loss) Per Unit*
Limited Partners	(6.79)	0.07	(2.84)
General Partner	(6.79)	0.07	(2.84)

	Units	Units	Units
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	10,069,277.824	11,625,750.592	13,212,818.036

*	Based on change in Net Asset Value per Unit.

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Strategic L.P.

Statements of Financial Condition

	December 31,
	2011	2010
	$	$
ASSETS
Investment in BHM I, LLC (cost $55,017,097 and $22,166,858, respectively)	101,259,072	89,755,278
Investment in PGR Master Fund (cost $8,952,411 and $0, respectively)	9,193,011	—
Investment in MB Master Fund (cost $8,952,411 and $0, respectively)	8,832,023	—

Trading Equity:
Unrestricted cash	—	77,030,039
Restricted cash	—	9,784,572

Total cash	—	86,814,611

Net unrealized gain on open contracts (MS&Co.)	—	5,754,543
Net unrealized gain on open contracts (MSIP)	—	1,223,220

Total net unrealized gain on open contracts	—	6,977,763

Total Trading Equity	119,284,106	183,547,652
Interest receivable (MSSB)	328	11,589
Receivable from Investment in BHM I, LLC	—	1,828,119

Total Assets	119,284,434	185,387,360

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Redemptions payable	1,603,104	3,309,081
Accrued brokerage fees (MS&Co.)	596,827	814,385
Accrued management fees	272,302	366,473
Accrued incentive fees	37,676	1,386,865

Total Liabilities	2,509,909	5,876,804

PARTNERS’ CAPITAL
Limited Partners (7,211,352.161 and 8,263,198.237 Units, respectively)	115,518,403	177,594,148
General Partner (78,414.692 and 89,167.692 Units, respectively)	1,256,122	1,916,408

Total Partners’ Capital	116,774,525	179,510,556

Total Liabilities and Partners’ Capital	119,284,434	185,387,360

NET ASSET VALUE PER UNIT	16.02	21.49

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Strategic L.P.

Statements of Income and Expenses

	For the Years Ended December 31,
	2011	2010	2009
	$	$	$
INVESTMENT INCOME
Interest income (MSSB & MS&Co.)	53,908	147,814	149,472

EXPENSES
Brokerage fees (MS&Co.)	9,254,864	9,956,090	11,170,576
Management fees	4,157,245	4,589,666	5,321,165
Incentive fees	1,238,078	3,117,691	1,783,508

Total Expenses	14,650,187	17,663,447	18,275,249

NET INVESTMENT LOSS	(14,596,279)	(17,515,633)	(18,125,777)

TRADING RESULTS
Trading profit (loss):
Net Realized	2,750,625	11,512,792	(15,530,111)
Net change in unrealized	(8,555,065)	7,129,344	(1,945,071)
Realized gain (loss) on investment in BHM I, LLC	(958,118)	1,679,125	1,148,140
Unrealized appreciation (depreciation) on investment in BHM I, LLC	(21,346,446)	16,522,092	36,225,357
Unrealized appreciation on investment in PGR Master Fund	240,600	—	—
Unrealized depreciation on investment in MB Master Fund	(120,388)	—	—
Proceeds from Litigation	—	220,755	—

Total Trading Results	(27,988,792)	37,064,108	19,898,315

NET INCOME (LOSS)	(42,585,071)	19,548,475	1,772,538

Net Income (Loss) Allocation
Limited Partners	(42,124,253)	19,344,514	1,752,399
General Partner	(460,818)	203,961	20,139

Net Income (Loss) Per Unit*
Limited Partners	(5.47)	2.36	0.31
General Partner	(5.47)	2.36	0.31

	Units	Units	Units
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	7,873,786.813	8,988,248.355	10,166,429.664

*	Based on change in Net Asset Value per Unit.

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Technical L.P.

Statements of Financial Condition

	December 31,
	2011	2010
	$	$
ASSETS
Investment in Blackwater Master Fund	43,800,324	—

Trading Equity:
Unrestricted cash	195,525,329	309,023,347
Restricted cash	25,997,636	22,476,248

Total cash	221,522,965	331,499,595

Net unrealized gain on open contracts (MS&Co.)	8,237,677	19,487,234
Net unrealized gain on open contracts (MSIP)	528,494	1,107,988

Total net unrealized gain on open contracts	8,766,171	20,595,222

Options purchased (premiums paid $3,780 and $231,217, respectively)	1,507	314,450

Total Trading Equity	274,090,967	352,409,267
Interest receivable (MSSB)	755	22,413

Total Assets	274,091,722	352,431,680

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Redemptions payable	4,351,339	6,788,911
Accrued brokerage fees (MS&Co.)	1,345,886	1,637,276
Accrued management fees	385,820	602,381
Accrued incentive fee	94,355	—
Options written (premiums received $7,715 and $56,970, respectively)	3,460	147,085

Total Liabilities	6,180,860	9,175,653

PARTNERS’ CAPITAL
Limited Partners (13,483,404.778 and 15,924,830.135 Units, respectively)	264,947,461	339,644,475
General Partner (150,810.001 and 169,334.001 Units, respectively)	2,963,401	3,611,552

Total Partners’ Capital	267,910,862	343,256,027

Total Liabilities and Partners’ Capital	274,091,722	352,431,680

NET ASSET VALUE PER UNIT	19.65	21.33

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Technical L.P.

Statements of Income and Expenses

	For the Years Ended December 31,
	2011	2010	2009
	$	$	$
INVESTMENT INCOME
Interest income (MSSB & MS&Co.)	107,915	314,509	354,698

EXPENSES
Brokerage fees (MS&Co.)	18,722,379	20,908,735	25,764,849
Management fees	6,205,832	7,663,963	9,505,272
Incentive fees	94,355	—	184,642

Total Expenses	25,022,566	28,572,698	35,454,763
Management fee waived	—	(80,743)	(409,373)

Net Expenses	25,022,566	28,491,955	35,045,390

NET INVESTMENT LOSS	(24,914,651)	(28,177,446)	(34,690,692)

TRADING RESULTS
Trading profit (loss):
Net Realized	11,402,800	29,840,644	(5,718,953)
Net change in unrealized	(11,820,187)	9,887,489	(6,062,972)
Realized gain on Investment in Blackwater Master Fund	167,699	—	—
Unrealized appreciation on Investment in Blackwater Master Fund	564,283	—	—
Proceeds from Litigation	10,951	164,828	—

Total Trading Results	325,546	39,892,961	(11,781,925)

NET INCOME (LOSS)	(24,589,105)	11,715,515	(46,472,617)

Net Income (Loss) Allocation
Limited Partners	(24,340,924)	11,593,566	(46,005,221)
General Partner	(248,181)	121,949	(467,396)

Net Income (Loss) Per Unit*
Limited Partners	(1.68)	0.80	(2.23)
General Partner	(1.68)	0.80	(2.23)

	Units	Units	Units
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	14,975,570.662	17,523,345.833	20,187,874.856

*	Based on change in Net Asset Value per Unit.

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.

(formerly, Morgan Stanley Smith Barney Spectrum Currency L.P.)

Condensed Schedule of Investments

December 31, 2011

Futures and Forward Contracts Purchased	Net unrealized gain/(loss) on open contracts	% of Partners’ Capital
	$
Foreign currency	(90,347)	(0.25)

Total Futures and Forward Contracts Purchased	(90,347)	(0.25)

Futures and Forward Contracts Sold
Foreign currency	(33,514)	(0.10)

Total Futures and Forward Contracts Sold	(33,514)	(0.10)

Unrealized Currency Gain	35,474	0.10

Net fair value	(88,387)	(0.25)

Option Contracts	Fair Value	% of Partners’ Capital
	$
Options purchased on Forward Contracts	1,534	— (1)

(1)	Amounts less than 0.005%

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.

(formerly, Morgan Stanley Smith Barney Spectrum Currency L.P.)

Condensed Schedule of Investments

December 31, 2010

Futures and Forward Contracts Purchased	Net unrealized gain/(loss) on open contracts	% of Partners’ Capital
	$
Foreign currency	1,089,617	2.27

Total Futures and Forward Contracts Purchased	1,089,617	2.27

Futures and Forward Contracts Sold
Foreign currency	(79,464)	(0.17)

Total Futures and Forward Contracts Sold	(79,464)	(0.17)

Unrealized Currency Gain	108,283	0.23

Net fair value	1,118,436	2.33

Option Contracts	Fair Value	% of Partners’ Capital
	$
Options purchased on Forward Contracts	4,459	0.01

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Global Balanced L.P.

Condensed Schedule of Investments

December 31, 2011

Futures and Forward Contracts Purchased	Net unrealized gain/(loss) on open contracts	% of Partners’ Capital
	$
Commodity	(15,932)	(0.11)
Equity	5,601	0.04
Foreign currency	4,129	0.03
Interest rate	68,092	0.48

Total Futures and Forward Contracts Purchased	61,890	0.44

Futures and Forward Contracts Sold
Commodity	211,973	1.51
Equity	2,015	0.01
Foreign currency	33,472	0.24
Interest rate	16,565	0.12

Total Futures and Forward Contracts Sold	264,025	1.88

Unrealized Currency Gain	894,862	6.36

Net fair value	1,220,777	8.68

Option Contracts	Fair Value	% of Partners’ Capital
	$
Options purchased on Forward Contracts	814	—	(1)

(1)	Amounts less than 0.005%

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Global Balanced L.P.

Condensed Schedule of Investments

December 31, 2010

Futures and Forward Contracts Purchased	Net unrealized gain/(loss) on open contracts	% of Partners’ Capital
	$
Commodity	497,614	2.56
Equity	3,491	0.02
Foreign currency	171,443	0.88
Interest rate	47,762	0.25

Total Futures and Forward Contracts Purchased	720,310	3.71

Futures and Forward Contracts Sold
Commodity	(280,791)	(1.45)
Equity	4,962	0.03
Foreign currency	182,777	0.94
Interest rate	(27,407)	(0.14)

Total Futures and Forward Contracts Sold	(120,459)	(0.62)

Unrealized Currency Gain	957,706	4.92

Net fair value	1,557,557	8.01

Option Contracts	Fair Value	% of Partners’ Capital
	$
Options purchased on Forward Contracts	2,701	0.01

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Select L.P.

Condensed Schedule of Investments

December 31, 2011

Futures and Forward Contracts Purchased	Net unrealized gain/(loss) on open contracts	% of Partners’ Capital
	$
Commodity	(404,913)	(0.14)
Equity	300,106	0.10
Foreign currency	632,976	0.22
Interest rate	3,429,445	1.20

Total Futures and Forward Contracts Purchased	3,957,614	1.38

Futures and Forward Contracts Sold
Commodity	1,964,218	0.69
Equity	(49,301)	(0.02)
Foreign currency	1,815,614	0.63
Interest rate	17,342	0.01

Total Futures and Forward Contracts Sold	3,747,873	1.31

Unrealized Currency Loss	(1,303,588)	(0.46)

Net fair value	6,401,899	2.23

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Select L.P.

Condensed Schedule of Investments

December 31, 2010

Futures and Forward Contracts Purchased	Net unrealized gain/(loss) on open contracts	% of Partners’ Capital
	$
Commodity	11,952,037	2.92
Equity	262,033	0.06
Foreign currency	5,866,583	1.43
Interest rate	604,598	0.15

Total Futures and Forward Contracts Purchased	18,685,251	4.56

Futures and Forward Contracts Sold
Commodity	(1,310,915)	(0.32)
Equity	234,676	0.05
Foreign currency	3,432,514	0.84
Interest rate	(502,535)	(0.12)

Total Futures and Forward Contracts Sold	1,853,740	0.45

Unrealized Currency Loss	(735,824)	(0.18)

Net fair value	19,803,167	4.83

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Strategic L.P.

Condensed Schedule of Investments

December 31, 2011

As of December 31, 2011, the Partnership held no futures or forward contracts; therefore, there were no net unrealized gains or losses on futures or forward contracts.

December 31, 2010

Futures and Forward Contracts Purchased	Net unrealized gain/(loss) on open contracts	% of Partners’ Capital
	$
Commodity	4,859,982	2.71
Equity	340,412	0.19
Foreign currency	2,447,791	1.36
Interest rate	217,612	0.12

Total Futures and Forward Contracts Purchased	7,865,797	4.38

Futures and Forward Contracts Sold
Commodity	(22,080)	(0.01)
Foreign currency	(152,812)	(0.08)
Interest rate	(10,504)	(0.01)

Total Futures and Forward Contracts Sold	(185,396)	(0.10)

Unrealized Currency Loss	(702,638)	(0.39)

Net fair value	6,977,763	3.89

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Technical L.P.

Condensed Schedule of Investments

December 31, 2011

Futures and Forward Contracts Purchased	Net unrealized gain/(loss) on open contracts	% of Partners’ Capital
	$
Commodity	193,829	0.07
Equity	117,796	0.04
Foreign currency	338,402	0.13
Interest rate	2,934,828	1.10

Total Futures and Forward Contracts Purchased	3,584,855	1.34

Futures and Forward Contracts Sold
Commodity	727,030	0.27
Equity	350,484	0.13
Foreign currency	1,218,007	0.45
Interest rate	(7,976)	—	(1)

Total Futures and Forward Contracts Sold	2,287,545	0.85

Unrealized Currency Gain	2,893,771	1.08

Net fair value	8,766,171	3.27

Option Contracts	Fair Value	% of Partners’ Capital
	$
Options purchased on Future Contracts	1,507	—	(1)
Options written on Future Contracts	(3,460)	—	(1)

(1)	Amounts less than 0.005%

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Technical L.P.

Condensed Schedule of Investments

December 31, 2010

Futures and Forward Contracts Purchased	Net unrealized gain/(loss) on open contracts	% of Partners’ Capital
	$
Commodity	12,293,447	3.58
Equity	969,327	0.28
Foreign currency	5,504,502	1.60
Interest rate	186,566	0.06

Total Futures and Forward Contracts Purchased	18,953,842	5.52

Futures and Forward Contracts Sold
Commodity	(930,820)	(0.27)
Equity	16,882	0.01
Foreign currency	506,726	0.14
Interest rate	(757,797)	(0.22)

Total Futures and Forward Contracts Sold	(1,165,009)	(0.34)

Unrealized Currency Gain	2,806,389	0.82

Net fair value	20,595,222	6.00

Option Contracts	Fair Value	% of Partners’ Capital
	$
Options purchased on Future Contracts	2,775	— (1)
Options purchased on Forward Contracts	311,675	0.09
Options written on Future Contracts	(5,500)	— (1)
Options written on Forward Contracts	(141,585)	(0.04)

(1)	Amounts less than 0.005%

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.

(formerly, Morgan Stanley Smith Barney Spectrum Currency L.P.)

Statements of Changes in Partners’ Capital

For the Years Ended December 31, 2011, 2010, and 2009

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Partners’ Capital, December 31, 2008	7,923,153.973	87,533,608	889,530	88,423,138
Net Loss	—	(7,613,304)	(77,520)	(7,690,824)
Redemptions	(1,898,742.771)	(20,122,091)	(199,822)	(20,321,913)

Partners’ Capital, December 31, 2009	6,024,411.202	59,798,213	612,188	60,410,401
Net Loss	—	(2,651,894)	(26,941)	(2,678,835)
Redemptions	(1,003,837.255)	(9,641,945)	(67,815)	(9,709,760)

Partners’ Capital, December 31, 2010	5,020,573.947	47,504,374	517,432	48,021,806
Net Loss	—	(4,369,934)	(49,205)	(4,419,139)
Redemptions	(988,282.545)	(8,738,364)	(49,999)	(8,788,363)

Partners’ Capital, December 31, 2011	4,032,291.402	34,396,076	418,228	34,814,304

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Global Balanced L.P.

Statements of Changes in Partners’ Capital

For the Years Ended December 31, 2011, 2010, and 2009

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Partners’ Capital, December 31, 2008	1,735,551.506	30,071,901	305,574	30,377,475
Net Loss	—	(3,396,166)	(34,470)	(3,430,636)
Redemptions	(435,204.924)	(7,067,279)	(70,210)	(7,137,489)

Partners’ Capital, December 31, 2009	1,300,346.582	19,608,456	200,894	19,809,350
Net Income	—	2,299,999	23,603	2,323,602
Redemptions	(164,941.216)	(2,676,021)	(16,424)	(2,692,445)

Partners’ Capital, December 31, 2010	1,135,405.366	19,232,434	208,073	19,440,507
Net Loss	—	(2,466,376)	(27,912)	(2,494,288)
Redemptions	(186,460.494)	(2,877,935)	—	(2,877,935)

Partners’ Capital, December 31, 2011	948,944.872	13,888,123	180,161	14,068,284

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Select L.P.

Statements of Changes in Partners’ Capital

For the Years Ended December 31, 2011, 2010, and 2009

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Partners’ Capital, December 31, 2008	14,850,038.076	599,790,920	6,093,458	605,884,378
Net Loss	—	(40,147,610)	(408,231)	(40,555,841)
Redemptions	(2,608,237.601)	(99,741,263)	(942,227)	(100,683,490)

Partners’ Capital, December 31, 2009	12,241,800.475	459,902,047	4,743,000	464,645,047
Net Loss	—	(2,687,785)	(25,162)	(2,712,947)
Redemptions	(1,481,544.764)	(52,293,020)	(388,220)	(52,681,240)

Partners’ Capital, December 31, 2010	10,760,255.711	404,921,242	4,329,618	409,250,860
Net Loss	—	(67,138,290)	(719,459)	(67,857,749)
Redemptions	(1,601,637.811)	(54,746,671)	(502,032)	(55,248,703)

Partners’ Capital, December 31, 2011	9,158,617.900	283,036,281	3,108,127	286,144,408

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Strategic L.P.

Statements of Changes in Partners’ Capital

For the Years Ended December 31, 2011, 2010, and 2009

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Partners’ Capital, December 31, 2008	11,413,873.684	212,696,497	2,160,447	214,856,944
Net Income	—	1,752,399	20,139	1,772,538
Redemptions	(1,989,213.188)	(36,028,437)	(337,940)	(36,366,377)

Partners’ Capital, December 31, 2009	9,424,660.496	178,420,459	1,842,646	180,263,105
Net Income	—	19,344,514	203,961	19,548,475
Redemptions	(1,072,294.567)	(20,170,825)	(130,199)	(20,301,024)

Partners’ Capital, December 31, 2010	8,352,365.929	177,594,148	1,916,408	179,510,556
Net Loss	—	(42,124,253)	(460,818)	(42,585,071)
Redemptions	(1,062,599.076)	(19,951,492)	(199,468)	(20,150,960)

Partners’ Capital, December 31, 2011	7,289,766.853	115,518,403	1,256,122	116,774,525

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Technical L.P.

Statements of Changes in Partners’ Capital

For the Years Ended December 31, 2011, 2010, and 2009

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Partners’ Capital, December 31, 2008	22,887,475.481	515,570,112	5,239,435	520,809,547
Net Loss	—	(46,005,221)	(467,396)	(46,472,617)
Redemptions	(4,333,806.371)	(92,565,005)	(943,655)	(93,508,660)

Partners’ Capital, December 31, 2009	18,553,669.110	376,999,886	3,828,384	380,828,270
Net Income	—	11,593,566	121,949	11,715,515
Redemptions	(2,459,504.974)	(48,948,977)	(338,781)	(49,287,758)

Partners’ Capital, December 31, 2010	16,094,164.136	339,644,475	3,611,552	343,256,027
Net Loss	—	(24,340,924)	(248,181)	(24,589,105)
Redemptions	(2,459,949.357)	(50,356,090)	(399,970)	(50,756,060)

Partners’ Capital, December 31, 2011	13,634,214.779	264,947,461	2,963,401	267,910,862

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

1.	Organization

Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P. (formerly, Morgan Stanley Smith Barney Spectrum Currency L.P.)(“Spectrum Currency”), Morgan Stanley Smith Barney Spectrum Global Balanced L.P. (“Spectrum Global Balanced”), Morgan Stanley Smith Barney Spectrum Select L.P., (“Spectrum Select”), Morgan Stanley Smith Barney Spectrum Strategic L.P. (“Spectrum Strategic”) and Morgan Stanley Smith Barney Spectrum Technical L.P. (“Spectrum Technical”) (individually, a “Partnership”, or collectively, the “Partnerships”) are limited partnerships organized to engage primarily in the speculative trading of futures contracts, options on futures and forward contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy, and agricultural products (collectively, “Futures Interests”) (refer to Note 6. Financial Instruments).

In 2009, Morgan Stanley and Citigroup Inc. (“Citigroup”) combined certain assets of the Global Wealth Management Group of Morgan Stanley & Co. LLC (formerly, Morgan Stanley & Co. Incorporated) (“MS&Co.”), including Demeter Management LLC (“Demeter”) and the Smith Barney division of Citigroup Global Markets, Inc., into a new joint venture, Morgan Stanley Smith Barney Holdings LLC (“MSSBH”). As part of that transaction, Ceres Managed Futures LLC (“Ceres” or the “General Partner”) and Demeter were contributed to MSSBH, and each became a wholly-owned subsidiary of MSSBH. Prior to June 1, 2009, Demeter was a wholly-owned subsidiary of Morgan Stanley.

Effective December 1, 2010, MSSBH, together with the unanimous support of the respective Boards of Directors of Demeter and Ceres, combined the assets and operations of Demeter and Ceres into a single commodity pool operator, Ceres. Ceres will continue to be wholly-owned by MSSBH and replaced Demeter as the general partner. MSSBH is majority-owned indirectly by Morgan Stanley and minority-owned indirectly by Citigroup.

The non-clearing commodity broker is Morgan Stanley Smith Barney LLC (“MSSB”), the principal subsidiary of MSSBH. The clearing commodity brokers for Spectrum Global Balanced, Spectrum Select, Spectrum Strategic and Spectrum Technical are MS&Co. and Morgan Stanley & Co. International plc (“MSIP”). Spectrum Currency’s clearing commodity broker is MS&Co. MS&Co. also acts as the counterparty on all trading of the foreign currency forward contracts. MSIP serves as the commodity broker for trades on the London Metal Exchange (“LME”). Morgan Stanley Capital Group Inc. (“MSCG”) acts as the counterparty on all trading of the options on foreign currency forward contracts. MS&Co., MSIP, and MSCG are wholly-owned subsidiaries of Morgan Stanley.

Effective December 30, 2011, Ceres changed the name of Morgan Stanley Smith Barney Spectrum Currency L.P. to Morgan Stanley Smith Barney Spectrum Currency and Commodity L.P.

Effective February 19, 2010, Demeter notified FX Concepts Trading Advisor, Inc. (“FX Concepts”) that the Management Agreement dated as of October 9, 2007 and any amendments or revisions subsequently made thereto, among Spectrum Strategic, Demeter and FX Concepts, pursuant to which FX Concepts traded a portion of Spectrum Strategic’s assets in commodity interest contracts, would be terminated effective February 26, 2010. Consequently, FX Concepts ceased all commodity interest trading on behalf of Spectrum Strategic effective February 26, 2010.

Effective February 19, 2010, Demeter notified FX Concepts that the Management Agreement dated as of October 9, 2007 and any amendments or revisions subsequently made thereto, among Spectrum Currency, Demeter and FX Concepts, pursuant to which FX Concepts traded a portion of the Spectrum Currency’s assets in commodity interest contracts, would be terminated effective February 26, 2010. Consequently, FX Concepts ceased all commodity interest trading on behalf of Spectrum Currency effective February 26, 2010.

Effective September 29, 2009, the General Partner changed the name of Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Strategic L.P., and Morgan Stanley Spectrum Technical L.P.,

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

respectively, to Morgan Stanley Smith Barney Spectrum Currency L.P., Morgan Stanley Smith Barney Spectrum Global Balanced L.P., Morgan Stanley Smith Barney Spectrum Select L.P., Morgan Stanley Smith Barney Spectrum Strategic L.P., and Morgan Stanley Smith Barney Spectrum Technical L.P., respectively. The name change did not have any impact on the operation of each Partnership or its limited partners.

Effective as of the close of business on August 31, 2011, DKR was terminated as a trading advisor to Spectrum Strategic.

Effective March 1, 2010, Spectrum Strategic, Demeter and DKR Fusion Management L.P. (“DKR”) entered into a management agreement pursuant to which, effective March 1, 2010, DKR served as a trading advisor for Spectrum Strategic and traded its allocated portion of net assets pursuant to DKR’s Quantitative Strategies 2X trading program.

The General Partner removed the following trading advisors from the Spectrum Currency as of the close of the day on December 31, 2011: John W. Henry & Company, Inc. (“JWH”) and Sunrise Capital Partners, LLC (“Sunrise”). Consequently, both JWH and Sunrise ceased all futures interest trading on behalf of Spectrum Currency as of that date.

Effective as of the close of business on May 31, 2011, DKR was terminated as a trading advisor to Spectrum Currency.

Effective November 30, 2011, the General Partner has removed Eclipse Capital Management Inc. (“Eclipse”) as a trading advisor to Spectrum Strategic.

Effective December 1, 2011, the General Partner added Aventis Asset Management LLC (“Aventis”) and PGR Capital LLP (“PGR”) as trading advisors to manage the assets of Spectrum Strategic through its investment in MB Master Fund L.P. (“MB Master Fund”) and PGR Master Fund L.P. (“PGR Master Fund”), respectively.

Effective December 1, 2011, the General Partner added Blackwater Capital Management LLC (“Blackwater”) as a trading advisor to manage the assets of Spectrum Technical through its investment in Blackwater Master Fund L.P. (“Blackwater Master Fund”).

Effective August 1, 2011, JWH started trading the net assets of Spectrum Technical allocated to JWH (the “JWH Account”) in accordance with the JWH Global Analytics trading program and ceased trading the JWH Account in accordance with JWH’s Financial and Metals Portfolio.

Effective May 31, 2011, Morgan Stanley & Co. Incorporated changed its name to Morgan Stanley & Co. LLC.

Ceres is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Ceres and the limited partners based on their proportional ownership interest.

2.	Summary of Significant Accounting Policies

Use of Estimates — The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates and the differences could be material.

Valuation — Futures Interests are open commitments until the settlement date, at which time they are realized. They are valued at fair value, generally on a daily basis, and the unrealized gains and losses on open contracts (the difference between contract trade price and market price) are reported in the Statements of Financial Condition as net unrealized gains or losses on open contracts. The resulting net change in unrealized gains and losses is reflected in the change in unrealized trading

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

profit (loss) on open contracts from one period to the next on the Statements of Income and Expenses. The fair value of exchange-traded futures, options and forwards contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of business on the last business day of the reporting period. The fair value of foreign currency forward contracts is extrapolated on a forward basis from the spot prices quoted as of approximately 3:00 P.M. (E.T.) of the last business day of the reporting period from various exchanges. The fair value of non-exchange-traded foreign currency option contracts is calculated by applying an industry standard model application for options valuation of foreign currency options, using as input the spot prices, interest rates, and option implied volatilities quoted as of approximately 3:00 P.M. (E.T.) on the last business day of the reporting period. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the fair value of these contracts, including interest rate volatility.

The Partnerships may invest in affiliated underlying funds. Relevant authoritative guidance permits, as a practical expedient, the Partnerships to measure the fair value of their investments in affiliated underlying funds on the basis of the net asset value per share of such investments (or the equivalent) if the net asset value per share of such investments (or the equivalent) is calculated in a manner consistent with the measurement principles of applicable authoritative guidance as of the Partnerships’ reporting date. The fair value of each affiliated underlying fund is based on the information provided by the affiliated underlying fund which reflects the Partnerships’ share of the fair value of the net assets of the affiliated underlying fund (i.e., the practical expedient is used).

The Partnerships may also invest in Master Funds. The Partnerships record their investments in Master Funds at fair value. The financial statements of the Master Funds, including the condensed schedule of investments and the notes to the Master Funds’ financial statements, which provide information about the Master Funds’ valuation policy, are attached to this report and should be read with the Partnerships’ financial statements.

The Partnerships may buy or write put and call options through listed exchanges and the over-the-counter market. The buyer of an option has the right to purchase (in the case of a call option) or sell (in the case of a put option) a specified quantity of a specific Futures Interest on the underlying asset at a specified price prior to or on a specified expiration date. The writer of an option is exposed to the risk of loss if the fair value of the Futures Interest on the underlying asset declines (in the case of a put option) or increases (in the case of a call option). The writer of an option can never profit by more than the premium paid by the buyer but can potentially lose an unlimited amount.

Premiums received/premiums paid from writing/purchasing options are recorded as liabilities/assets on the Statements of Financial Condition and are subsequently adjusted to fair values. The difference between the fair value of the option and the premiums received/premiums paid is treated as an unrealized gain or loss within the Statements of Income and Expenses.

Revenue Recognition — Monthly, MSSB pays each Partnership interest income at a rate equal to the monthly average of the 4-week U.S. Treasury bill discount rate during such month on 80% of the funds on deposit with the commodity brokers at each month-end in the case of Spectrum Currency, Spectrum Select, Spectrum Strategic, and Spectrum Technical, and on 100% of the funds on deposit in the case of Spectrum Global Balanced. MSSB retains any interest earned in excess of the interest paid by MSSB to each Partnership. For purposes of such interest payments, net assets do not include monies owed to the Partnerships on Futures Interests.

Fair Value of Financial Instruments — The fair value of the Partnerships’ assets and liabilities that qualify as financial instruments under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), approximates the carrying amount presented in the Statements of Financial Condition.

Foreign Currency Transactions and Translation — The Partnerships’ functional currency is the U.S. dollar; however, the Partnerships may transact business in currencies other than the U.S. dollar.

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rate in effect at the date of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rate in effect during the period. The effects of changes in foreign currency exchange rates on investments are not segregated in the Statements of Income and Expenses from the changes in market price of those investments, but are included in the realized gain/loss and unrealized trading profit (loss) in the Statements of Income and Expenses.

Net Income (Loss) per Unit — Net income (loss) per unit of limited partnership interest (“Unit(s)”) is computed in accordance with the specialized accounting for Investment Companies as illustrated in the Financial Highlights Footnote (Refer to Note 9, Financial Highlights).

Trading Equity — The Partnerships’ asset “Trading Equity,” reflected on the Statements of Financial Condition, consists of (a) cash on deposit with MSSB, MS&Co., and MSIP for Spectrum Global Balanced, Spectrum Select, Spectrum Strategic and Spectrum Technical, and with MSSB and MS&Co. for Spectrum Currency, to be used as margin for trading and (b) net unrealized gains or losses on futures and forward contracts, which are fair valued and calculated as the difference between original contract value and fair value; and for the Partnerships which trade in options; if any, (c) options purchased at fair value. Options written at fair value are recorded in “Liabilities” within the Statements of Financial Condition.

The Partnerships, in their normal course of business, enter into various contracts with MSSB, MS&Co., and MSIP acting as their commodity brokers. Pursuant to brokerage agreements with MSSB, MS&Co., and MSIP, to the extent that such trading results in unrealized gains or losses, these amounts are offset for each Partnership and are reported on a net basis on the Statements of Financial Condition.

The Partnerships have offset their fair value amounts recognized for forward contracts executed with the same counterparty as allowable under the terms of their master netting agreement with MS&Co., as the counterparty on such contracts. The Partnerships have consistently applied their right to offset.

Restricted and Unrestricted Cash — As reflected on the Partnerships’ Statements of Financial Condition, restricted cash equals the cash portion of assets on deposit to meet margin requirements plus the cash required to offset unrealized losses on foreign currency forwards and options contracts and offset unrealized losses on offset LME positions. All of these amounts are maintained separately. Cash that is not classified as restricted cash is therefore classified as unrestricted cash.

Brokerage and Related Transaction Fees and Costs — The brokerage fees for Spectrum Currency and Spectrum Global Balanced are currently accrued at a flat monthly rate of 1/12 of 4.6% (a 4.6% annual rate) of net assets as of the first day of each month. Brokerage fees for Spectrum Select, Spectrum Strategic, and Spectrum Technical are currently accrued at a flat monthly rate of 1/12 of 6.0% (a 6.0% annual rate) of net assets as of the first day of each month. Such fees currently cover all brokerage fees, transaction fees and costs, and ordinary administrative and offering expenses.

Operating Expenses — The Partnerships incur monthly management fees and may incur an incentive fee. All common administrative and continuing offering expenses, including legal, auditing, accounting, filing fees, and other related expenses, are borne by MS&Co. through the brokerage fees paid by the Partnerships.

Continuing Offering — Units of each Partnership were offered at a price equal to 100% of the net asset value per Unit as of the close of business on the last day of each month. No selling commissions or charges related to the continuing offering of Units were paid by the limited partners of the Partnerships. MS&Co. paid all such costs.

The Partnerships no longer offer Units for purchase or exchange.

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

Redemptions — Limited partners may redeem some or all of their Units at 100% of the net asset value per Unit as of the end of the last day of any month that is at least six months after the closing at which a person first becomes a limited partner. The request for redemptions must be delivered to a limited partner’s local MSSB Branch Office in time for it to be forwarded and received by Ceres no later than 3:00 p.m., New York City time, on the last day of the month in which the redemption is to be effective. Redemptions must be made in whole Units, with a minimum amount of 50 Units required for each redemption, unless a limited partner is redeeming his entire interest in a particular Partnership.

Units redeemed on or prior to the last day of the twelfth month from the date of purchase will be subject to a redemption charge equal to 2% of the net asset value of a Unit on the Redemption Date. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of purchase will be subject to a redemption charge equal to 1% of the net asset value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-fourth month from the date of purchase will not be subject to a redemption charge. The foregoing redemptions charges are paid to MS&Co.

The aggregate amounts of redemption charges paid to MS&Co. for the years ended December 31, 2011, 2010, and 2009 were as follows:

	2011	2010	2009
	$	$	$
Spectrum Currency	—	1,653	14,053
Spectrum Global Balanced	—	767	6,792
Spectrum Select	—	25,528	154,095
Spectrum Strategic	—	8,019	69,135
Spectrum Technical	—	9,992	123,590

Exchanges — On the last day of the first month which occurred more than six months after a person first became a limited partner in any of the Partnerships, and at the end of each month thereafter, limited partners could exchange their Units among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreements) without paying additional charges.

Distributions — Distributions, other than redemptions of Units, are made on a pro rata basis at the sole discretion of Ceres. No distributions have been made to date. Ceres does not intend to make any distributions of the Partnerships’ profits.

Income Taxes — No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership’s revenue and expenses for income tax purposes. The Partnerships file U.S. federal and state tax returns.

The guidance issued by the FASB on income taxes clarifies the accounting for uncertainty in income taxes recognized in each Partnership’s financial statements, and prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken. The Partnerships have concluded that there were no significant uncertain tax positions that would require recognition in the financial statements as of December 31, 2011 and 2010. If applicable, the Partnerships recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in other expenses in the Statements of Income and Expenses. Generally, 2008 through 2011 tax years remain subject to examination by U.S. federal and most state tax authorities. No income tax returns are currently under examination.

Dissolution of the Partnerships — Spectrum Currency, Spectrum Global Balanced, Spectrum Strategic, and Spectrum Technical will terminate on December 31, 2035, and Spectrum Select will terminate on December 31, 2025, regardless of financial condition at such time, or at an earlier date if certain conditions occur as defined in each Partnership’s Limited Partnership Agreement.

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

Litigation Settlement — In September 2011, Spectrum Technical received a settlement award payment in the amount of $10,951 from the Natural Gas Commodity Litigation Settlement Administrator. This settlement represents the Partnership’s portion of the Net Settlement Fund. The proceeds from this settlement were accounted for in the period they were received for the benefit of the partners in the Partnership.

On July 28, 2010, Spectrum Global Balanced, Spectrum Select, Spectrum Strategic, and Spectrum Technical, each, received a settlement award payment in the amounts of $29,602, $337,120, $220,755, and $164,828, respectively, from the Natural Gas Commodity Litigation Settlement Administrator. This settlement represents each Partnership’s portion of the 2006 Net Settlement Fund and the 2007 Net Settlement Fund. The proceeds from this settlement were accounted for in the period they were received for the benefit of the partners in each Partnership.

Statement of Cash Flows — The Partnerships are not required to provide a Statement of Cash Flows.

Other Pronouncements

In December 2011, the FASB issued Accounting Standards Update (“ASU”) 2011-11, “Disclosures about Offsetting Assets and Liabilities”, which creates a new disclosure requirement about the nature of an entity’s rights of setoff and the related arrangements associated with its financial instruments and derivative instruments. Entities are required to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial condition and instruments and transactions subject to an agreement similar to a master netting arrangement. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of International Financial Reporting Standards (“IFRS”). The disclosure requirements are effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Partnerships should also provide the disclosures retrospectively for all comparative periods presented. The Partnerships are currently evaluating the impact that the pronouncement would have on the financial statements.

In October 2011, the FASB issued a proposed ASU intended to improve and converge financial reporting by setting forth consistent criteria for determining whether an entity is an investment company. Under longstanding U.S. GAAP, investment companies carry all of their investments at fair value, even if they hold a controlling interest in another company. The primary changes being proposed by the FASB relate to which entities would be considered investment companies as well as certain disclosure and presentation requirements. In addition to the changes to the criteria for determining whether an entity is an investment company, the FASB also proposes that an investment company consolidate another investment company if it holds a controlling financial interest in the entity. The Partnerships will evaluate the impact that this proposed update would have on the financial statements once the pronouncement is issued.

In May 2011, the FASB issued ASU 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS”. The amendments within this ASU change the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements to eliminate unnecessary wording differences between U.S. GAAP and IFRS. However, some of the amendments clarify the FASB’s intent about the application of existing fair value measurement requirements and other amendments change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The ASU is effective for annual and interim periods beginning after December 15, 2011 for public entities. This new guidance is not expected to have a material impact on the Partnerships’ financial statements.

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

3.	Investments

a.	Spectrum Strategic’s investment in affiliated underlying funds.

Effective December 1, 2011, Spectrum Strategic invested a portion of its assets in MB Master Fund and PGR Master Fund. Spectrum Strategic’s investment in MB Master Fund and PGR Master Fund represents approximately 7.6% and 7.9%, respectively, of the net asset value of Spectrum Strategic as of December 31, 2011.

Effective January 1, 2008, Spectrum Strategic initially invested a portion of its assets in Morgan Stanley Smith Barney BHM I, LLC (“BHM I, LLC”). Spectrum Strategic’s investment in BHM I, LLC represents approximately 86.7% and 50.0% of the net asset value of Spectrum Strategic at December 31, 2011, and 2010, respectively.

Summarized information for Spectrum Strategic’s investment in BHM I, LLC as of December 31, 2011 and 2010, and MB Master Fund and PGR Master Fund as of December 31, 2011 is as follows:

December 31, 2011

Investment	% of Partnership Net Assets	Fair Value	Partnership’s pro rata Net Income (Loss)	Management Fees	Incentive Fees	Administrative Fees
	%	$	$	$	$	$
BHM I, LLC	86.7	101,259,072	(22,304,564)	n/a	n/a	n/a
PGR Master Fund	7.9	9,193,011	240,600	n/a	n/a	n/a
MB Master Fund	7.6	8,832,023	(120,388)	n/a	n/a	n/a

December 31, 2010

Investment	% of Partnership Net Assets	Fair Value	Partnership’s pro rata Net Income	Management Fees	Incentive Fees	Administrative Fees
	%	$	$	$	$	$
BHM I, LLC	50.0	89,755,278	18,201,217	n/a	n/a	n/a

Spectrum Strategic does not directly pay BHM I, LLC, PGR Master Fund and MB Master Fund for its pro rata portion of incentive, management and administrative fees. Such fees are directly paid by Spectrum Strategic to the respective parties.

For BHM I, LLC, PGR Master Fund and MB Master Fund contributions and withdrawals are permitted on a monthly basis.

As of December 31, 2011 and 2010, there have been no suspended redemptions, “lock up” periods or gate provisions imposed before a withdrawal can be made by the Partnership.

The tables below represent summarized Income Statement information for BHM I, LLC for the years ended December 31, 2011, 2010, and 2009, respectively, and for, PGR Master Fund and MB Master Fund for the year ended December 31, 2011 to meet the requirements of Regulation S-X rule 3-09, as follows:

December 31, 2011	Investment Income/(Loss)	Net Investment Loss	Total Trading Results	Net Income (Loss)
	$	$	$	$
BHM I, LLC	(53,603)	(7,089,593)	(100,575,804)	(107,665,397)
PGR Master Fund	8,507	(110,281)	2,276,086	2,165,805
MB Master Fund	963	(325,546)	438,595	113,049

December 31, 2010	Investment Loss	Net Investment Loss	Total Trading Results	Net Income
	$	$	$	$
BHM I, LLC	(8,738)	(4,238,014)	34,087,359	29,849,345

December 31, 2009	Investment Income	Net Investment Loss	Total Trading Results	Net Income
	$	$	$	$
BHM I, LLC	22,591	(2,554,661)	49,563,805	47,009,144

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

b.	Spectrum Technical’s investment in Blackwater Master Fund

On December 1, 2011, Spectrum Technical invested a portion of its assets in Blackwater Master Fund, a limited partnership organized under the partnership laws of the State of Delaware. Blackwater Master Fund was formed to permit accounts managed now or in the future by Blackwater using the Global Program, a proprietary, systematic trading program, to invest together in one trading vehicle. The General Partner is also the general partner for Blackwater Master Fund. Individual and pooled accounts currently managed by Blackwater, including Spectrum Technical, are permitted to be limited partners of Blackwater Master Fund. The General Partner and Blackwater believe that trading through this structure should promote efficiency and economy in the trading process.

Summarized information for Spectrum Technical’s investment in Blackwater Master Fund as of December 31, 2011 is as follows:

Investment	% of Partnership Net Assets	Fair Value	Partnership’s pro rata Net Income	Investment Objective	Redemption Permitted
	%	$	$
Blackwater Master Fund	16.4	43,800,324	731,982	Commodity Portfolio	Monthly

Spectrum Technical’s investment into Blackwater Master Fund does not pay any management, incentive, or administrative fee. Those fees are paid by Spectrum Technical. Spectrum Technical reimburses Blackwater Master Fund for all brokerage related fees borne by Blackwater Master Fund on behalf of Spectrum Technical’s investment.

On December 31, 2011, Spectrum Technical owned approximately 52.8% of Blackwater Master Fund. It is Spectrum Technical’s intention to continue to invest in Blackwater Master Fund. The performance of Spectrum Technical is directly affected by the performance of Blackwater Master Fund.

The table below represents summarized Income Statement information for Blackwater Master Fund for the year ended December 31, 2011, to meet the requirements of Regulation S-X rule 3-09, as follows:

	Investment Income	Net Investment Loss	Total Trading Results	Net Income
	$	$	$	$
Blackwater Master Fund	9,337	(102,547)	2,948,325	2,845,778

4.	Related Party Transactions

Spectrum Global Balanced, Spectrum Select, Spectrum Strategic, and Spectrum Technical’s cash is on deposit with MSSB, MS&Co., and MSIP, and Spectrum Currency’s cash is on deposit with MSSB and MS&Co., in futures interests trading accounts to meet margin requirements as needed. MSSB, pays interest on these funds as described in Note 2. Each Partnership pays brokerage fees to MS&Co. as described in Note 2. MSCG acts as the counterparty on all trading of options on foreign currency forward contracts.

5.	Trading Advisors

Ceres, on behalf of each Partnership retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership at December 31, 2011, were as follows:

Spectrum Currency

C-View International Limited (“C-View”)

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

Spectrum Global Balanced

Altis Partners (Jersey) Limited (“Altis”)

C-View International Limited

SSARIS Advisors, LLC (“SSARIS”)

Spectrum Select

Altis Partners (Jersey) Limited

EMC Capital Management, Inc. (“EMC”)

Graham Capital Management, L.P. (“Graham”)

Northfield Trading L.P. (“Northfield”)

Rabar Market Research, Inc. (“Rabar”)

Sunrise Capital Management, Inc. (“Sunrise Capital”)

Spectrum Strategic

Aventis Asset Management LLC

Blenheim Capital Management, L.L.C. (“Blenheim”)

PGR Capital L.P.

Spectrum Technical

Aspect Capital Limited (“Aspect”)

Blackwater Capital Management LLC

Campbell & Company, Inc. (“Campbell”)

Chesapeake Capital Corporation (“Chesapeake”)

John W. Henry & Company, Inc.

Rotella Capital Management, Inc. (“Rotella”)

Winton Capital Management Limited (“Winton”)

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

Management Fee — The management fee for Spectrum Currency is accrued at a rate of 1/6 of 1% per month of net assets allocated to each trading advisor on the first day of each month (a 2% annual rate).

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

The management fee for Spectrum Select is accrued at a rate of 1/12 of 1.25% per month of net assets allocated to Altis on the first day of each month (a 1.25% annual rate), 1/6 of 1% per month of net assets allocated to Graham on the first day of each month (a 2% annual rate), 1/12 of 2% per month of net assets allocated to EMC and Rabar on the first day of each month (a 2% annual rate), and  1/12 of 2% per month of net assets allocated to Northfield and Sunrise Capital on the first day of each month (a 2% annual rate).

Prior to February 1, 2011, the monthly management fee payable to Sunrise Capital was  1/4 of 1% per month (a 3% annual rate).

Prior to July 1, 2011, the monthly management fee payable to EMC and Rabar was 5/24 of 1% (a 2.5% annual rate).

Prior to July 1, 2011, the monthly management fee payable to Northfield was 1/12 of 3% (a 3% annual rate).

The management fee for Spectrum Strategic is accrued at a rate of  1/4 of 1% per month of net assets allocated to Blenheim on the first day of each month (a 3% annual rate), 1/12 of 1% per month

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

of net assets allocated to PGR on the first day of each month (a 1% annual rate) and 1/12 of 1.5% per month of net assets allocated to Aventis on the first day of each month (a 1.5% annual rate).

Effective July 1, 2011, the management fee payable to Eclipse was reduced from a monthly management fee rate equal to 1/12 of 3% (a 3% annual rate) to a monthly management fee rate equal to 1/12 of 2% (a 2% annual rate). Eclipse was removed as a trading advisor to Spectrum Strategic effective November 30, 2011.

Effective June 1, 2011, the monthly management fee payable to DKR was reduced from a monthly management fee rate equal to 1/12 of 2% (a 2% annual rate) to a monthly management fee rate equal to 1/12 of 1.75% (a 1.75% annual rate). DKR was removed as a trading advisor to Spectrum Strategic effective August 31, 2011.

The management fee for Spectrum Technical is accrued at a rate of 1/6 of 1% per month of net assets allocated to Aspect, Chesapeake, JWH, and Winton on the first day of each month (a 2% annual rate), 1/6 of 1% per month of net assets allocated to Campbell on the first day of each month (a 2% annual rate), 1/12 of 1% per month of net assets allocated to Rotella on the first day of each month (a 1% annual rate), and 1/12 of 1.25% per month of net assets allocated to Blackwater on the first day of each month (a 1.25% annual rate).

Prior to June 1, 2011, the monthly management fee payable to Campbell was 1/4 of 1% (a 3% annual rate).

Prior to July 1, 2011, the monthly management fee payable to Rotella was 1/12 of 2% (a 2% annual rate).

For the period from August 1, 2010 through September 30, 2010, Chesapeake temporarily reduced the management fee it received from Spectrum Technical from an annual rate of 2% of net assets as of the first day of the month, to an annual rate of 1% of net assets as of the first day of the month.

Effective October 1, 2010 through October 31, 2010, Chesapeake’s management fee was increased from an annual rate of 1% of net assets as of the first day of the month, to an annual rate of 1.5% of net assets as of the first day of the month.

Effective November 1, 2010, Chesapeake’s management fee was reinstated from an annual rate of 1.5% of net assets as of the first day of the month to an annual rate of 2% of net assets as of the first day of the month.

For the period from October 1, 2009, through December 31, 2009, Rotella temporarily waived the management fee it received from Spectrum Technical. Effective January 1, 2010 to July 1, 2011, Spectrum Technical paid Rotella a monthly management fee equal to 1/6 of 1% of its net assets allocated to Rotella on the first day of each month (a 2% annual rate). Prior to October 1, 2009, Spectrum Technical paid Rotella a monthly management fee equal to 1/6 of 1% of its net assets allocated to Rotella on the first day of each month (a 2% annual rate).

Incentive Fee — Spectrum Currency pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to each trading advisor’s allocated net assets as of the end of each calendar month.

Prior to May 31, 2011, Spectrum Currency paid DKR a monthly incentive fee equal to 20% of the trading profits experienced with respect to trading advisor’s allocated net assets as of the end of each calendar month. DKR was removed as a trading advisor to Spectrum Currency effective May 31, 2011.

Spectrum Global Balanced pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to the net assets allocated to SSARIS as of the end of each calendar month, and 20% of the trading profits experienced with respect to the net assets allocated to Altis and C-View as of the end of each calendar month.

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

Spectrum Select pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to the net assets allocated to Northfield, EMC, Sunrise Capital, Rabar, Altis and Graham as of the end of each calendar month.

Prior to February 1, 2011, the monthly incentive fee rate paid to Sunrise Capital was 15%.

Prior to July 1, 2011, Spectrum Select paid Northfield a monthly incentive fee equal to 15% of the trading profits experienced with respect to trading advisor’s allocated net assets as of the end of each calendar month.

Prior to July 1, 2011, Spectrum Select paid EMC and Rabar a monthly incentive fee equal to 17.5% of the trading profits experienced with respect to trading advisor’s allocated net assets as of the end of each calendar month.

Spectrum Strategic pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to the net assets allocated to Blenheim as of the end of each calendar month, and 20% of the trading profits experienced with respect to the net assets allocated to Aventis as of the end of each calendar quarter, and 20% of the trading profits experienced with respect to the net assets allocated to PGR as of the end of each calendar year.

For the period from July 1, 2011 to November 30, 2011, Spectrum Strategic paid Eclipse a monthly incentive fee equal to 20% of the trading profits experienced with respect to the net assets allocated to Eclipse as of the end of each calendar month.

Prior to July 1, 2011, Spectrum Strategic paid Eclipse a monthly incentive fee equal to 15% of the trading profits experienced with respect to the net assets allocated to Eclipse as of the end of each calendar month.

Prior to August 31, 2011, Spectrum Strategic paid DKR a monthly incentive fee equal to 20% of the trading profits experienced with respect to the net assets allocated to DKR as of the end of each calendar month.

Spectrum Technical pays a monthly incentive fee equal to 19% of the trading profits experienced with respect to the net assets allocated to Chesapeake as of the end of each calendar month, 20% of the trading profits experienced with respect to the net assets allocated to each of Aspect, Campbell, JWH, Rotella, and Winton as of the end of each calendar month, and 20% of the trading profits experienced with respect to the net assets allocated to Blackwater as of the end of each calendar year.

Trading profits represent the amount by which profits from futures, forwards, and options trading exceed losses after brokerage and management fees are deducted.

For all trading advisors with trading losses, no incentive fee is paid in subsequent months until all such losses are recovered. Cumulative trading losses are adjusted on a pro-rata basis for the net amount of each month’s redemptions.

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

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

The Partnerships’ contracts are accounted for on a trade-date basis. A derivative is defined as a financial instrument or other contract that has all three of the following characteristics:

(1) a) One or more “underlyings” and b) one or more “notional amounts” or payment provisions or both;

(2) Requires no initial net investment or a smaller initial net investment than would be required for other types of contracts that would be expected to have a similar response relative to changes in market factors; and

(3) Terms that require or permit net settlement.

Generally, derivatives include futures, forward, swaps or options contracts, and other financial instruments with similar characteristics such as caps, floors, and collars.

The net unrealized gains (losses) on open contracts at December 31, reported as a component of “Trading Equity” on the Statements of Financial Condition, and their longest contract maturities were as follows:

Spectrum Currency

	Net Unrealized Gains (Losses) on Open Contracts			Longest Maturities
Year	Exchange-Traded	Off-Exchange-Traded	Total	Exchange-Traded	Off-Exchange-Traded
	$	$	$
2011	—	(88,387)	(88,387)	—	Mar. 2012
2010	74,100	1,044,336	1,118,436	Mar. 2011	Mar. 2011

Spectrum Global Balanced

	Net Unrealized Gains (Losses) on Open Contracts			Longest Maturities
Year	Exchange-Traded	Off-Exchange-Traded	Total	Exchange-Traded	Off-Exchange-Traded
	$	$	$
2011	1,229,274	(8,497)	1,220,777	Dec. 2013	Jan. 2012
2010	1,494,155	63,402	1,557,557	Dec. 2012	Apr. 2011

Spectrum Select

	Net Unrealized Gains on Open Contracts			Longest Maturities
Year	Exchange-Traded	Off-Exchange-Traded	Total	Exchange-Traded	Off-Exchange-Traded
	$	$	$
2011	5,995,510	406,389	6,401,899	Mar. 2016	Mar. 2012
2010	16,772,924	3,030,243	19,803,167	Mar. 2015	Mar. 2011

Spectrum Strategic

	Net Unrealized Gains (Losses) on Open Contracts			Longest Maturities
Year	Exchange-Traded	Off-Exchange-Traded	Total	Exchange-Traded	Off-Exchange-Traded
	$	$	$
2011	—	—	—	—	—
2010	6,503,745	474,018	6,977,763	Dec. 2011	Mar. 2011

Spectrum Technical

	Net Unrealized Gains on Open Contracts			Longest Maturities
Year	Exchange-Traded	Off-Exchange-Traded	Total	Exchange-Traded	Off-Exchange-Traded
	$	$	$
2011	8,196,777	569,394	8,766,171	Mar. 2015	Mar. 2012
2010	17,468,280	3,126,942	20,595,222	Mar. 2014	Mar. 2011

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

In general, the risks associated with off-exchange-traded contracts are greater than those associated with exchange-traded contracts because of the greater risk of default by the counterparty to an off-exchange-traded contract. The Partnerships have credit risk associated with counterparty nonperformance. As of the date of the financial statements, the credit risk associated with the instruments in which the Partnerships trade is limited to the unrealized gains (losses) amounts reflected in the Partnerships’ Statements of Financial Condition. The net unrealized gains (losses) on open contracts is further disclosed gross by type of contract and corresponding fair value level in Note 8, Fair Value Measurements and Disclosures.

The Partnerships also have credit risk because MS&Co., MSIP, and/or MSCG act as the futures commission merchants or the counterparties, with respect to most of the Partnerships’ assets. Exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are fair valued on a daily basis, with variations in value settled on a daily basis. MS&Co. and MSIP, each acting as a commodity futures broker for each Partnership’s exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from their own assets, and for the sole benefit of their commodity customers, total cash held by them with respect to exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, including an amount equal to the net unrealized gains (losses) on all open exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, which in the aggregate, totaled $35,818,805 and $47,998,757 for Spectrum Currency, $14,421,691 and $19,672,733 for Spectrum Global Balanced, $294,109,636 and $418,222,697 for Spectrum Select, $0 and $93,318,356 for Spectrum Strategic, and $229,719,742 and $348,967,875 for Spectrum Technical at December 31, 2011 and 2010, respectively. With respect to each Partnership’s off-exchange-traded forward currency contracts and forward currency options contracts, there are no daily settlements of variation in value, nor is there any requirement than an amount equal to the net unrealized gains (losses) on such contracts be segregated. However, each Partnership is required to meet margin requirements equal to the net unrealized loss on open forward currency contracts in each Partnership account with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at MSSB for the benefit of MS&Co. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS&Co., the sole counterparty on all such contracts, to perform. Each Partnership has a netting agreement with the counterparty. The primary terms are based on industry standard master agreements. These agreements, which seek to reduce both the Partnerships’ and the counterparties’ exposure on off-exchange-traded forward currency contracts, including options on such contracts, should materially decrease the Partnerships’ credit risk in the event of MS&Co.’s or MSCG’s bankruptcy or insolvency.

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

The General Partner monitors and attempts to control the Partnerships’ risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly, believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Partnerships may be subject. These monitoring systems generally allow the General Partner to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, online monitoring systems provide account analysis of futures, forwards and options positions by sector, margin requirements, gain and loss transactions and collateral positions.

The futures, forwards and options traded by the Partnerships involve varying degrees of related market risk. Market risk is often dependent upon changes in the level or volatility of interest rates, exchange rates, and prices of financial instruments and commodities, factors that result in frequent changes in the fair value of the Partnerships’ open positions, and consequently in their earnings, whether realized or unrealized, and cash flow. Gains and losses on open positions of exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are settled daily through variation margin. Gains and losses on off-exchange-traded forward currency contracts are settled upon termination of the contract. Gains and losses on off-exchange-traded forward currency options contracts are settled on an agreed-upon settlement date. However, the Partnerships are required to meet margin requirements equal to the net unrealized loss on open forward currency contracts in the Partnerships’ accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at MSSB for the benefit of MS&Co.

Spectrum Strategic’s and Spectrum Technical’s investments in the affiliated underlying funds expose each Partnership to various types of risks that are associated with Futures Interests trading and the markets in which the affiliated underlying funds invest. The significant types of financial risks to which the affiliated underlying funds are exposed are market risk, liquidity risk, and counterparty credit risk, as described above.

7.	Derivatives and Hedging

The Partnerships’ objective is to profit from speculative trading in Futures Interests. Therefore, the Trading Advisors for each Partnership will take speculative positions in Futures Interests where they feel the best profit opportunities exist for their trading strategy. As such, the average number of contracts outstanding in absolute quantity (the total of the open long and open short positions) has been presented as a part of the volume disclosure, as position direction is not an indicative factor in such volume disclosures. With regard to foreign currency forward trades, each notional quantity amount has been converted to an equivalent contract based upon an industry convention.

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

The following tables summarize the valuation of each Partnership’s investments as of December 31, 2011 and 2010.

Spectrum Currency

The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2011 and 2010:

December 31, 2011

Futures and Forward Contracts	Long Unrealized Gain	Long Unrealized Loss	Short Unrealized Gain	Short Unrealized Loss	Net Unrealized Gain/(Loss)	Average Number of Contracts Outstanding for the Year (Absolute Quantity)
	$	$	$	$	$
Foreign currency	34,016	(124,363)	4,823	(38,337)	(123,861)	4,996

Total	34,016	(124,363)	4,823	(38,337)	(123,861)

Unrealized currency gain					35,474

Total net unrealized loss on open contracts					(88,387)

Option Contracts at Fair Value						Average Number of Contracts Outstanding for the Year (Absolute Quantity)
					$
Options purchased					1,534	1
Options written					—	1

December 31, 2010

Futures and Forward Contracts	Long Unrealized Gain	Long Unrealized Loss	Short Unrealized Gain	Short Unrealized Loss	Net Unrealized Gain	Average Number of Contracts Outstanding for the Year (Absolute Quantity)
	$	$	$	$	$
Foreign currency	1,132,624	(43,007)	169,153	(248,617)	1,010,153	6,867

Total	1,132,624	(43,007)	169,153	(248,617)	1,010,153

Unrealized currency gain					108,283

Total net unrealized gain on open contracts					1,118,436

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

Option Contracts at Fair Value		Average Number of Contracts Outstanding for the Year (Absolute Quantity)
	$
Options purchased	4,459	3
Options written	—	2

Spectrum Global Balanced

The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2011 and 2010:

December 31, 2011

Futures and Forward Contracts	Long Unrealized Gain	Long Unrealized Loss	Short Unrealized Gain	Short Unrealized Loss	Net Unrealized Gain	Average Number of Contracts Outstanding for the Year (Absolute Quantity)
	$	$	$	$	$
Commodity	26,687	(42,619)	281,332	(69,359)	196,041	233
Equity	10,832	(5,231)	3,176	(1,161)	7,616	39
Foreign currency	22,399	(18,270)	54,621	(21,149)	37,601	1,920
Interest rate	72,718	(4,626)	21,080	(4,515)	84,657	277

Total	132,636	(70,746)	360,209	(96,184)	325,915

Unrealized currency gain					894,862

Total net unrealized gain on open contracts					1,220,777

Option Contracts at Fair Value						Average Number of Contracts Outstanding for the Year (Absolute Quantity)
					$
Options purchased					814	1
Options written					—	1

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

December 31, 2010

Futures and Forward Contracts	Long Unrealized Gain	Long Unrealized Loss	Short Unrealized Gain	Short Unrealized Loss	Net Unrealized Gain	Average Number of Contracts Outstanding for the Year (Absolute Quantity)
	$	$	$	$	$
Commodity	572,508	(74,894)	1,700	(282,491)	216,823	364
Equity	19,806	(16,315)	14,244	(9,282)	8,453	54
Foreign currency	202,991	(31,548)	222,394	(39,617)	354,220	1,998
Interest rate	61,518	(13,756)	1,842	(29,249)	20,355	417

Total	856,823	(136,513)	240,180	(360,639)	599,851

Unrealized currency gain					957,706

Total net unrealized gain on open contracts					1,557,557

Option Contracts at Fair Value		Average Number of Contracts Outstanding for the Year (Absolute Quantity)
	$
Options purchased	2,701	2
Options written	—	1

Spectrum Select

The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2011 and 2010:

December 31, 2011

Futures and Forward Contracts	Long Unrealized Gain	Long Unrealized Loss	Short Unrealized Gain	Short Unrealized Loss	Net Unrealized Gain/ (Loss)	Average Number of Contracts Outstanding for the Year (Absolute Quantity)
	$	$	$	$	$
Commodity	418,029	(822,942)	4,381,649	(2,417,431)	1,559,305	4,077
Equity	307,762	(7,656)	94,660	(143,961)	250,805	1,386
Foreign currency	739,841	(106,865)	2,115,906	(300,292)	2,448,590	7,744
Interest rate	3,538,706	(109,261)	139,283	(121,941)	3,446,787	7,073

Total	5,004,338	(1,046,724)	6,731,498	(2,983,625)	7,705,487

Unrealized currency loss					(1,303,588)

Total net unrealized gain on open contracts					6,401,899

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

December 31, 2010

Futures and Forward Contracts	Long Unrealized Gain	Long Unrealized Loss	Short Unrealized Gain	Short Unrealized Loss	Net Unrealized Gain/(Loss)	Average Number of Contracts Outstanding for the Year (Absolute Quantity)
	$	$	$	$	$
Commodity	13,583,270	(1,631,233)	—	(1,310,915)	10,641,122	5,409
Equity	762,962	(500,929)	239,908	(5,232)	496,709	2,069
Foreign currency	6,060,140	(193,557)	3,957,095	(524,581)	9,299,097	7,961
Interest rate	662,741	(58,143)	330,713	(833,248)	102,063	7,714

Total	21,069,113	(2,383,862)	4,527,716	(2,673,976)	20,538,991

Unrealized currency loss					(735,824)

Total net unrealized gain on open contracts					19,803,167

Spectrum Strategic

The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2011 and 2010:

December 31, 2011

Futures and Forward Contracts	Long Unrealized Gain	Long Unrealized Loss	Short Unrealized Gain	Short Unrealized Loss	Net Unrealized Loss	Average Number of Contracts Outstanding for the Year (Absolute Quantity)
	$	$	$	$	$
Commodity	—	—	—	—	—	752
Equity	—	—	—	—	—	328
Foreign currency	—	—	—	—	—	6,514
Interest rate	—	—	—	—	—	2,260

Total	—	—	—	—	—

Unrealized currency loss					—

Total net unrealized loss on open contracts					—

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

December 31, 2010

Futures and Forward Contracts	Long Unrealized Gain	Long Unrealized Loss	Short Unrealized Gain	Short Unrealized Loss	Net Unrealized Gain/(Loss)	Average Number of Contracts Outstanding for the Year (Absolute Quantity)
	$	$	$	$	$
Commodity	5,438,627	(578,645)	—	(22,080)	4,837,902	1,039
Equity	514,170	(173,758)	—	—	340,412	520
Foreign currency	2,511,732	(63,941)	444,352	(597,164)	2,294,979	7,956
Interest rate	249,809	(32,197)	195,622	(206,126)	207,108	3,216

Total	8,714,338	(848,541)	639,974	(825,370)	7,680,401

Unrealized currency loss					(702,638)

Total net unrealized gain on open contracts					6,977,763

Option Contracts at Fair Value		Average Number of Contracts Outstanding for the Year (Absolute Quantity)
	$
Options purchased	—	15
Options written	—	15

Spectrum Technical

The Effect of Trading Activities on the Statements of Financial Condition as of December 31, 2011 and 2010:

December 31, 2011

Futures and Forward Contracts	Long Unrealized Gain	Long Unrealized Loss	Short Unrealized Gain	Short Unrealized Loss	Net Unrealized Gain	Average Number of Contracts Outstanding for the Year (Absolute Quantity)
	$	$	$	$	$
Commodity	461,717	(267,888)	2,598,439	(1,871,409)	920,859	2,650
Equity	123,510	(5,714)	458,154	(107,670)	468,280	1,700
Foreign currency	456,046	(117,644)	1,480,181	(262,174)	1,556,409	10,673
Interest rate	3,295,555	(360,727)	5,324	(13,300)	2,926,852	7,484

Total	4,336,828	(751,973)	4,542,098	(2,254,553)	5,872,400

Unrealized currency gain					2,893,771

Total net unrealized gain on open contracts					8,766,171

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

Option Contracts at Fair Value		Average Number of Contracts Outstanding for the Year (Absolute Quantity)
	$
Options purchased	1,507	7
Options written	(3,460)	7

December 31, 2010

Futures and Forward Contracts	Long Unrealized Gain	Long Unrealized Loss	Short Unrealized Gain	Short Unrealized Loss	Net Unrealized Gain/(Loss)	Average Number of Contracts Outstanding for the Year (Absolute Quantity)
	$	$	$	$	$
Commodity	13,124,335	(830,888)	—	(930,820)	11,362,627	4,140
Equity	1,514,410	(545,083)	18,807	(1,925)	986,209	2,558
Foreign currency	5,887,120	(382,618)	1,445,278	(938,552)	6,011,228	9,351
Interest rate	420,990	(234,424)	24	(757,821)	(571,231)	8,977

Total	20,946,855	(1,993,013)	1,464,109	(2,629,118)	17,788,833

Unrealized currency gain					2,806,389

Total net unrealized gain on open contracts					20,595,222

Option Contracts at Fair Value		Average Number of Contracts Outstanding for the Year (Absolute Quantity)
	$
Options purchased	314,450	12
Options written	(147,085)	12

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

The following tables summarize the net trading results of each Partnership for the years ended December 31, 2011, 2010 and 2009, respectively.

Spectrum Currency

The Effect of Trading Activities on the Statements of Income and Expenses for the years ended December 31, 2011, 2010 and 2009 in Total Trading Results:

December 31, 2011 Type of Instrument	$
Foreign currency	(1,647,809)
Unrealized currency loss	(46,233)

Total	(1,694,042)

December 31, 2010 Type of Instrument	$
Foreign currency	808,671
Unrealized currency gain	29,966

Total	838,637

December 31, 2009 Type of Instrument	$
Foreign currency	(2,979,122)
Unrealized currency loss	(52,641)

Total	(3,031,763)

Line Items on the Statements of Income and Expenses for the years ended December 31, 2011, 2010 and 2009:

December 31, 2011 Trading Results	$
Net Realized	(483,261)
Net change in unrealized	(1,210,781)

Total Trading Results	(1,694,042)

December 31, 2010 Trading Results	$
Net Realized	(745,965)
Net change in unrealized	1,584,602

Total Trading Results	838,637

December 31, 2009 Trading Results	$
Net Realized	(2,992,672)
Net change in unrealized	(39,091)

Total Trading Results	(3,031,763)

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

Spectrum Global Balanced

The Effect of Trading Activities on the Statements of Income and Expenses for the years ended December 31, 2011, 2010 and 2009 included in Total Trading Results:

December 31, 2011 Type of Instrument	$
Commodity	(864,562)
Equity	(965,779)
Foreign currency	(735,607)
Interest rate	1,137,203
Unrealized currency loss	(61,781)

Total	(1,490,526)

December 31, 2010 Type of Instrument	$
Commodity	176,977
Equity	(119,010)
Foreign currency	1,416,646
Interest rate	2,032,378
Unrealized currency loss	(34,349)
Proceeds from Litigation	29,602

Total	3,502,244

December 31, 2009 Type of Instrument	$
Commodity	(1,244,194)
Equity	303,714
Foreign currency	(756,331)
Interest rate	(608,998)
Unrealized currency gain	314,542

Total	(1,991,267)

Line Items on the Statements of Income and Expenses for the years ended December 31, 2011, 2010 and 2009:

December 31, 2011 Trading Results	$
Net Realized	(1,151,478)
Net change in unrealized	(339,048)

Total Trading Results	(1,490,526)

December 31, 2010 Trading Results	$
Net Realized	3,283,491
Net change in unrealized	189,151
Proceeds from Litigation	29,602

Total Trading Results	3,502,244

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

December 31, 2009 Trading Results	$
Net Realized	(451,631)
Net change in unrealized	(1,539,636)

Total Trading Results	(1,991,267)

Spectrum Select

The Effect of Trading Activities on the Statements of Income and Expenses for the years ended December 31, 2011, 2010 and 2009 included in Total Trading Results:

December 31, 2011 Type of Instrument	$
Commodity	(17,215,862)
Equity	(27,174,382)
Foreign currency	(11,400,426)
Interest rate	19,104,345
Unrealized currency loss	(567,763)

Total	(37,254,088)

December 31, 2010 Type of Instrument	$
Commodity	10,078,791
Equity	(14,372,116)
Foreign currency	13,050,193
Interest rate	24,513,376
Unrealized currency gain	31,129
Proceeds from Litigation	337,120

Total	33,638,493

December 31, 2009 Type of Instrument	$
Commodity	10,512,655
Equity	23,140,270
Foreign currency	(11,446,352)
Interest rate	(20,962,448)
Unrealized currency gain	768,289

Total	2,012,414

Line Items on the Statements of Income and Expenses for the years ended December 31, 2011, 2010 and 2009:

December 31, 2011 Trading Results	$
Net Realized	(23,852,820)
Net change in unrealized	(13,401,268)

Total Trading Results	(37,254,088)

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

December 31, 2010 Trading Results	$
Net Realized	25,513,507
Net change in unrealized	7,787,866
Proceeds from Litigation	337,120

Total Trading Results	33,638,493

December 31, 2009 Trading Results	$
Net Realized	16,042,877
Net change in unrealized	(14,030,463)

Total Trading Results	2,012,414

Spectrum Strategic

The Effect of Trading Activities on the Statements of Income and Expenses for the years ended December 31, 2011, 2010 and 2009 included in Total Trading Results:

December 31, 2011 Type of Instrument	$
Commodity	(18,052,648)
Equity	(2,778,840)
Foreign currency	(14,779,073)
Interest rate	7,707,782
Unrealized currency loss	(86,013)

Total	(27,988,792)

December 31, 2010 Type of Instrument	$
Commodity	27,847,302
Equity	1,553,897
Foreign currency	1,814,321
Interest rate	5,580,325
Unrealized currency gain	47,508
Proceeds from Litigation	220,755

Total	37,064,108

December 31, 2009 Type of Instrument	$
Commodity	25,868,905
Equity	(3,666,716)
Foreign currency	(9,779,702)
Interest rate	7,433,549
Unrealized currency gain	42,279

Total	19,898,315

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

Line Items on the Statements of Income and Expenses for the years ended December 31, 2011, 2010 and 2009:

December 31, 2011 Trading Results	$
Net Realized	2,750,625
Net change in unrealized	(8,555,065)
Realized loss on investment in BHM I, LLC	(958,118)
Unrealized depreciation on investment in BHM I, LLC	(21,346,446)
Unrealized appreciation on investment in PGR Master Fund	240,600
Unrealized depreciation on investment in MB Master Fund	(120,388)

Total Trading Results	(27,988,792)

December 31, 2010 Trading Results	$
Net Realized	11,512,792
Net change in unrealized	7,129,344
Realized gain on investment in BHM I, LLC	1,679,125
Unrealized appreciation on investment in BHM I, LLC	16,522,092
Proceeds from Litigation	220,755

Total Trading Results	37,064,108

December 31, 2009 Trading Results	$
Net Realized	(15,530,111)
Net change in unrealized	(1,945,071)
Realized gain on investment in BHM I ,LLC	1,148,140
Unrealized appreciation on investment in BHM I, LLC	36,225,357

Total Trading Results	19,898,315

Spectrum Technical

The Effect of Trading Activities on the Statements of Income and Expenses for the years ended December 31, 2011, 2010 and 2009 included in Total Trading Results:

December 31, 2011 Type of Instrument	$
Commodity	(13,197,401)
Equity	(16,512,047)
Foreign currency	(3,771,234)
Interest rate	33,707,895
Unrealized currency gain	87,382
Proceeds from Litigation	10,951

Total	325,546

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

December 31, 2010 Type of Instrument	$
Commodity	5,109,902
Equity	(8,075,989)
Foreign currency	8,722,783
Interest rate	34,568,150
Unrealized currency loss	(596,713)
Proceeds from Litigation	164,828

Total	39,892,961

December 31, 2009 Type of Instrument	$
Commodity	4,000,782
Equity	9,428,097
Foreign currency	(7,009,480)
Interest rate	(17,252,226)
Unrealized currency loss	(949,098)

Total	(11,781,925)

Line Items on the Statements of Income and Expenses for the years ended December 31, 2011, 2010 and 2009:

December 31, 2011 Trading Results	$
Net Realized	11,402,800
Net change in unrealized	(11,820,187)
Realized gain on investment in Blackwater Master Fund	167,699
Unrealized appreciation on investment in Blackwater Master Fund	564,283
Proceeds from Litigation	10,951

Total Trading Results	325,546

December 31, 2010 Trading Results	$
Net Realized	29,840,644
Net change in unrealized	9,887,489
Proceeds from Litigation	164,828

Total Trading Results	39,892,961

December 31, 2009 Trading Results	$
Net Realized	(5,718,953)
Net change in unrealized	(6,062,972)

Total Trading Results	(11,781,925)

8.	Fair Value Measurements and Disclosures

Financial instruments are carried at fair value, which is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Assets and liabilities carried at fair value are classified and disclosed in the following three levels: Level 1 — unadjusted quoted market prices in active markets for identical assets and liabilities; Level 2 — inputs other than unadjusted quoted market prices that are observable for the asset or liability, either directly

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

or indirectly (including unadjusted quoted market prices for similar investments, interest rates, credit risk); and Level 3 — unobservable inputs for the asset or liability (including the Partnerships’ own assumptions used in determining the fair value of investments).

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Partnerships’ assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.

The Partnerships’ assets and liabilities measured at fair value on a recurring basis are summarized in the following tables by the type of inputs applicable to the fair value measurements.

Spectrum Currency

December 31, 2011	Unadjusted Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	$	$	$	$
Assets
Forwards	—	38,838	n/a	38,838
Options Purchased	—	1,534	n/a	1,534

Total Assets	—	40,372	n/a	40,372

Liabilities
Forwards	—	162,699	n/a	162,699

Total Liabilities	—	162,699	n/a	162,699

Unrealized currency gain				35,474

*Net fair value	—	(122,327)	n/a	(86,853)

December 31, 2010	Unadjusted Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	$	$	$	$
Assets
Futures	74,100	—	n/a	74,100
Forwards	—	1,227,677	n/a	1,227,677
Options Purchased	—	4,459	n/a	4,459

Total Assets	74,100	1,232,136	n/a	1,306,236

Liabilities
Futures	—	—	n/a	—
Forwards	—	291,624	n/a	291,624

Total Liabilities	—	291,624	n/a	291,624

Unrealized currency gain				108,283

*Net fair value	74,100	940,512	n/a	1,122,895

*	This amount comprises of the “Net unrealized gain (loss) on open contracts” and options purchased on the Statements of Financial Condition.

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

Spectrum Global Balanced

December 31, 2011	Unadjusted Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	$	$	$	$
Assets
Futures	472,189	—	n/a	472,189
Forwards	—	20,656	n/a	20,656
Options Purchased	—	814	n/a	814

Total Assets	472,189	21,470	n/a	493,659

Liabilities
Futures	137,777	—	n/a	137,777
Forwards	—	29,153	n/a	29,153

Total Liabilities	137,777	29,153	n/a	166,930

Unrealized currency gain				894,862

*Net fair value	334,412	(7,683)	n/a	1,221,591

December 31, 2010	Unadjusted Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	$	$	$	$
Assets
Futures	980,403	—	n/a	980,403
Forwards	—	116,589	n/a	116,589
Options Purchased	—	2,701	n/a	2,701

Total Liabilities	980,403	119,290	n/a	1,099,693

Liabilities
Futures	443,954	—	n/a	443,954
Forwards	—	53,187	n/a	53,187

Total Liabilities	443,954	53,187	n/a	497,141

Unrealized currency gain				957,706

*Net fair value	536,449	66,103	n/a	1,560,258

*	This amount comprises of the “Total net unrealized gain on open contracts” and options purchased on the Statements of Financial Condition.

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

Spectrum Select

December 31, 2011	Unadjusted Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	$	$	$	$
Assets
Futures	11,006,486	—	n/a	11,006,486
Forwards	—	729,350	n/a	729,350

Total Assets	11,006,486	729,350	n/a	11,735,836

Liabilities
Futures	3,707,388	—	n/a	3,707,388
Forwards	—	322,961	n/a	322,961

Total Liabilities	3,707,388	322,961	n/a	4,030,349

Unrealized currency loss				(1,303,588)

*Net fair value	7,299,098	406,389	n/a	6,401,899

December 31, 2010	Unadjusted Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	$	$	$	$
Assets
Futures	22,348,537	—	n/a	22,348,537
Forwards	—	3,248,292	n/a	3,248,292

Total Assets	22,348,537	3,248,292	n/a	25,596,829

Liabilities
Futures	4,839,789	—	n/a	4,839,789
Forwards	—	218,049	n/a	218,049

Total Liabilities	4,839,789	218,049	n/a	5,057,838

Unrealized currency loss				(735,824)

*Net fair value	17,508,748	3,030,243	n/a	19,803,167

*	This amount comprises of the “Total net unrealized gain on open contracts” on the Statements of Financial Condition.

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

Spectrum Strategic

December 31, 2011	Unadjusted Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	$	$	$	$
Assets
Investment in BHM	—	101,259,072	n/a	101,259,072
Investment in PGR Master Fund	—	9,193,011	n/a	9,193,011
Investment in MB Master Fund	—	8,832,023	n/a	8,832,023
Futures	—	—	n/a	—
Forwards	—	—	n/a	—

Total Assets	—	119,284,106	n/a	119,284,106

Liabilities
Futures	—	—	n/a	—
Forwards	—	—	n/a	—

Total Liabilities	—	—	n/a	—

Unrealized currency loss				—

*Net fair value	—	119,284,106	n/a	119,284,106

December 31, 2010	Unadjusted Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	$	$	$	$
Assets
Investment in BHM I, LLC	—	89,755,278	n/a	89,755,278
Futures	8,219,189	—	n/a	8,219,189
Forwards	—	1,135,107	n/a	1,135,107

Total Assets	8,219,189	90,890,385	n/a	99,109,574

Liabilities
Futures	1,012,806	—	n/a	1,012,806
Forwards	—	661,089	n/a	661,089

Total Liabilities	1,012,806	661,089	n/a	1,673,895

Unrealized currency loss				(702,638)

*Net fair value	7,206,383	90,229,296	n/a	96,733,041

*	This amount comprises of the “Total net unrealized gain on open contracts” and Investments on the Statements of Financial Condition.

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

Spectrum Technical

December 31, 2011	Unadjusted Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	$	$	$	$
Assets
Investment in Blackwater Master Fund	—	43,800,324	n/a	43,800,324
Futures	8,141,255	—	n/a	8,141,255
Forwards	—	737,671	n/a	737,671
Options Purchased	1,507	—	n/a	1,507

Total Assets	8,142,762	44,537,995	n/a	52,680,757

Liabilities
Futures	2,838,249	—	n/a	2,838,249
Forwards	—	168,277	n/a	168,277
Options Written	3,460	—	n/a	3,460

Total Liabilities	2,841,709	168,277	n/a	3,009,986

Unrealized currency gain				2,893,771

*Net fair value	5,301,053	44,369,718	n/a	52,564,542

December 31, 2010	Unadjusted Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	$	$	$	$
Assets
Futures	18,274,921	—	n/a	18,274,921
Forwards	—	4,136,044	n/a	4,136,044
Options Purchased	2,774	311,676	n/a	314,450

Total Assets	18,277,695	4,447,720	n/a	22,725,415

Liabilities
Futures	3,613,070	—	n/a	3,613,070
Forwards	—	1,009,062	n/a	1,009,062
Options Written	5,500	141,585	n/a	147,085

Total Liabilities	3,618,570	1,150,647	n/a	4,769,217

Unrealized currency gain				2,806,389

*Net fair value	14,659,125	3,297,073	n/a	20,762,587

*	This amount comprises of the “Total net unrealized gain on open contracts”, Investment and options purchased and options written on the Statements of Financial Condition.

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

9.	Financial Highlights

The following ratios may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the limited partners’ share of income, expenses and average net assets.

Spectrum Currency

	2011	2010	2009
Per Unit operating performance:
Net asset value, January 1:	$9.57	$10.03	$11.16

Interest Income	— (3)	0.01	0.01
Expenses	(0.60)	(0.64)	(0.71)
Realized/Unrealized Gain (Loss)(1)	(0.34)	0.17 (2)	(0.43	)(2)

Net Loss	(0.94)	(0.46)	(1.13)

Net asset value, December 31:	$8.63	$9.57	$10.03

For the Calendar Year:
Ratios to average net assets:
Net Investment Loss	(6.7)%	(6.6)%	(6.7)%
Expenses before Incentive Fees	6.8%	6.7%	6.8%
Expenses after Incentive Fees	6.8%	6.7%	6.8%
Net Loss	(10.9)%	(5.1)%	(11.1)%
Total return before incentive fees	(9.8)%	(4.6)%	(10.1)%
Total return after incentive fees	(9.8)%	(4.6)%	(10.1)%

(1)	Realized/Unrealized Gain (Loss) is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.

(2)

These amounts have been reclassified from the prior year financial statements to conform to the current year presentation. Specifically, realized and unrealized gain (loss) per Unit amounts were combined in the 2011 Financial Highlights presentation.

(3)	Amounts less than 0.005%

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

Spectrum Global Balanced

	2011	2010	2009
Per Unit operating performance:
Net asset value, January 1:	$17.12	$15.23	$17.50

Interest Income	0.01	0.02	0.02
Expenses	(0.96)	(0.98)	(1.01)
Realized/Unrealized Gain (Loss)(1)	(1.34)	2.85 (2)	(1.28	)(2)

Net Gain (Loss)	(2.29)	1.89	(2.27)

Net asset value, December 31:	$14.83	$17.12	$15.23

For the Calendar Year:
Ratios to average net assets:
Net Investment Loss	(6.2)%	(6.0)%	(6.2)%
Expenses before Incentive Fees	6.3%	6.1%	6.3%
Expenses after Incentive Fees	6.3%	6.1%	6.3%
Net Gain (Loss)	(15.4)%	11.8%	(14.8)%
Total return before incentive fees	(13.4)%	12.4%	(13.0)%
Total return after incentive fees	(13.4)%	12.4%	(13.0)%

(1)	Realized/Unrealized Gain (Loss) is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.

(2)

These amounts have been reclassified from the prior year financial statements to conform to the current year presentation. Specifically, realized and unrealized gain (loss) per Unit amounts were combined in the 2011 Financial Highlights presentation.

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

Spectrum Select

	2011	2010	2009
Per Unit operating performance:
Net asset value, January 1:	$38.03	$37.96	$40.80

Interest Income	0.01	0.03	0.03
Expenses	(3.07)	(3.18)	(3.27)
Realized/Unrealized Gain (Loss)(1)	(3.73)	3.22 (2)	0.40 (2)

Net Gain (Loss)	(6.79)	0.07 *	(2.84)

Net asset value, December 31:	$31.24	$38.03	$37.96

For the Calendar Year:
Ratios to average net assets:
Net Investment Loss	(8.8)%	(8.9)%	(8.6)%
Expenses before Incentive Fees	8.3%	8.4%	8.5%
Expenses after Incentive Fees	8.9%	9.0%	8.7%
Net Loss	(19.6)%	(0.7)%	(8.2)%
Total return before incentive fees	(17.3)%	0.8%	(6.8)%
Total return after incentive fees	(17.9)%	0.2%	(7.0)%

(1)	Realized/Unrealized Gain (Loss) is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.

(2)

These amounts have been reclassified from the prior year financial statements to conform to the current year presentation. Specifically, realized and unrealized gain (loss) per Unit amounts were combined in the 2011 Financial Highlights presentation.

*

The increase in the net asset value per Unit, while the Partnership incurred a net loss for the year ended December 31, 2010, is due to the timing of subscriptions and redemptions of Units throughout the year.

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

Spectrum Strategic

	2011	2010	2009
Per Unit operating performance:
Net asset value, January 1:	$21.49	$19.13	$18.82

Interest Income	0.01	0.02	0.01
Expenses	(1.87)	(1.98)	(1.81)
Realized/Unrealized Gain (Loss)(1)	(3.61)	4.32 (2)	2.11 (2)

Net Gain (Loss)	(5.47)	2.36	0.31

Net asset value, December 31:	$16.02	$21.49	$19.13

For the Calendar Year:
Ratios to average net assets:
Net Investment Loss	(9.8)%	(10.6)%	(9.9)%
Expenses before Incentive Fees	9.0%	8.8%	9.0%
Expenses after Incentive Fees	9.8%	10.6%	10.0%
Net Gain (Loss)	(28.6)%	11.8%	1.0%
Total return before incentive fees	(24.7)%	14.2%	2.6%
Total return after incentive fees	(25.5)%	12.3%	1.6%

(1)	Realized/Unrealized Gain (Loss) is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.

(2)

These amounts have been reclassified from the prior year financial statements to conform to the current year presentation. Specifically, realized and unrealized gain (loss) per Unit amounts were combined in the 2011 Financial Highlights presentation.

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

Spectrum Technical

	2011	2010		2009
Per Unit operating performance:
Net asset value, January 1:	$21.33	$20.53		$22.76

Interest Income	0.01	0.02		0.02
Expenses	(1.68)	(1.64)	*	(1.75	)†
Realized/Unrealized Gain (Loss)(1)	(0.01)	2.42	(2)	(0.50	)(2)

Net Gain (Loss)	(1.68)	0.80		(2.23)

Net asset value, December 31:	$19.65	$21.33		$20.53

For the Calendar Year:
Ratios to average net assets:
Net Investment Loss	(8.1)%	(8.2)%		(8.3)%
Expenses before Incentive Fees	8.2%	8.3	%**	8.3	%††
Expenses after Incentive Fees	8.2%	8.3	%**	8.4	%††
Net Gain (Loss)	(8.0)%	3.4%		(11.1)%
Total return before incentive fees	(7.8)%	3.9%		(9.8)%
Total return after incentive fees	(7.9)%	3.9%		(9.8)%

(1)	Realized/Unrealized Gain (Loss) is a balancing amount necessary to reconcile the change in net asset value per Unit with the other per Unit information.

(2)

These amounts have been reclassified from the prior year financial statements to conform to the current year presentation. Specifically, realized and unrealized gain (loss) per Unit amounts were combined in the 2011 Financial Highlights presentation.

*	Expenses per Unit would have been $(1.64) had it not been for the management fee waived by Chesapeake.

**	Such percentage is after waiver of management fees. Chesapeake voluntarily waived a portion of the management fees (equal to 0.02% of the average net assets).

†	Expenses per Unit would have been $(1.77) had it not been for the management fee waived by Rotella.

††	Such percentage is after waiver of management fees. Rotella voluntarily waived a portion of the management fees for the fourth quarter of 2009 (equal to 0.1% of the average net assets).

Morgan Stanley Smith Barney Spectrum Series

Notes to Financial Statements

10.	Subsequent Events

Management performed its evaluation of subsequent events through the date of filing, and has determined that there were no subsequent events requiring adjustments or disclosure in the financial statements other than these disclosed below.

Effective January 1, 2012, the management fee payable by Spectrum Technical to Winton was reduced from a monthly management fee rate equal to 1/6 of 1% (a 2% annual rate) per month of net assets allocated to Winton on the first day of each month to a monthly management fee rate equal to 1/12 of 1.5% (a 1.5% annual rate) per month of net assets allocated to Winton on the first day of each month.

As of January 2, 2012, the General Partner changed the trading strategy of Spectrum Currency to a strategy in which the trading advisors employ proprietary trading models and methodologies that seek to identify favorable price relationships between and among various global currency and commodity markets through the analysis of technical market information. Spectrum Currency aims to achieve capital appreciation through speculative trading, directly and indirectly, in U.S. and international markets for currencies, agricultural and energy products and precious and base metals. Spectrum Currency may employ futures, options on futures, and forward contracts in those markets. The General Partner has determined to add the following two new trading advisors to manage the assets of Spectrum Currency as of January 1, 2012: Flintlock Capital Asset Management, LLC and Krom River Investment Management (Cayman) Limited (together with its affiliate, Krom River Trading AG).

CERES MANAGED FUTURES LLC

522 Fifth Avenue — 14th Floor

New York, NY 10036

Publication #

07

Investments and services offered through Morgan Stanley Smith Barney LLC, and accounts carried by Morgan Stanley & Co. LLC© 2011 Morgan Stanley Smith Barney LLC. Member SIPC.